PROSPECTUS SUPPLEMENT NO. 1

                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No. 333-129383

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                PROSPECTUS SUPPLEMENT NO. 1 DATED APRIL 11, 2006

                    TO THE PROSPECTUS DATED FEBRUARY 1, 2006

This Prospectus Supplement No. 1 supplements our Prospectus dated February 1, 2006 (the "Prospectus") with the following attached documents:

     A. Form 8-K Current Report dated March 10, 2006
     B. Form 8-K Current Report dated March 31, 2006
     C. Form 8-K Current Report dated April 11, 2006

The attached information modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus. This Prospectus Supplement No.1 is part of the Prospectus and must accompany the Prospectus to satisfy the prospectus delivery requirements under the Securities Act of 1933, as amended.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BEGINNING ON PAGE 2 OF THE PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this prospectus supplement is April 11, 2006.

                                INDEX TO FILINGS

Annex
-----

  A Form 8-K Current Report of Advanced Technology Industries, Inc. filed with the Securities and Exchange Commission on March 10, 2006

  B Form 8-K Current Report of Advanced Technology Industries, Inc. filed with the Securities and Exchange Commission on March 31, 2006

  C Form 8-K Current Report of Advanced Technology Industries, Inc. filed with the Securities and Exchange Commission on April 11, 2006

ANNEX A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 26, 2006

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-23761               13-4000208
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                   Identification Number)

                          211 Madison Avenue, Apt. #28B
                               New York, NY 10016
           (Address of principal executive offices including zip code)

                                 (212) 532-2736
              (Registrant's telephone number, including area code)

ITEM 1.01 Entry into a Material Definitive Agreement;
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant; and
ITEM 3.02 Unregistered Sales of Equity Securities.

         Pursuant to a Securities Purchase Agreement dated as of February 21, 2006 (the "Securities Purchase Agreement") between Advanced Technology Industries, Inc. (the "Company") and Gross Foundation, Inc. (the "Investor"), the Company has sold an aggregate of $100,000 principal amount of its 9% Convertible Debentures (the "Debentures") and warrants (the "Warrants") to purchase 1,428,571 shares of common stock of the Company ("Common Stock"). The Company received net proceeds in such sale of $100,000, after the payment of offering related fees and expenses. The Debentures and Warrants were issued in a private placement pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). The Investor represented to the Company that it was an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and made other customary representations in connection with issuances pursuant to such Section 4(2).

         The Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on August 20, 2006. The Debentures are convertible, at the holder's option, into shares of Common Stock at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of the Common Stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs), in lieu of effecting such conversion, the Company may elect to redeem the amount of the Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of the Common Stock from trading on the Over the Counter Bulletin Board. The Debentures, together with Debentures previously issued by the Company, are secured by a security interest in all of the assets of the Company.

         Each Warrant is exercisable until the second anniversary of the effective date of the registration statement described below. The Warrants are exercisable at $0.10 per share, such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs. If the average of the closing bid prices of the Common Stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of the Common Stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from the Company that such average price and closing bid prices have occurred, the exercise price for such Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs). Holders of Warrants are entitled to effect a cashless exercise of the Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Warrants.

         The Company has agreed pursuant to a Registration Rights Agreement dated as of February 21, 2006 (the "Registration Rights Agreement") between the Company and the Investor, to file a registration statement to register the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Warrants.

         The foregoing descriptions of the Securities Purchase Agreement, the Debentures, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are filed hereto as Exhibits 4.1 through 4.4, respectively, and are incorporated herein by reference.

ITEM 5.02 Departure Of Directors Or Principal Officers.

On January 26, 2006, James Samuelson resigned as Vice President, Chief Financial Officer, Secretary, Treasurer and as a member of the Board of Directors of the Company. Mr. Samuelson also resigned on the same date from all positions held with subsidiaries of the Company.


ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1 Securities Purchase Agreement dated as of February 21, 2006 between Advanced Technology Industries, Inc. and Gross Foundation, Inc.

4.2      Form of 9% Convertible Debenture

4.3      Form of Warrant

4.4 Registration Rights Agreement dated as of February 21, 2006 between Advanced Technology Industries, Inc. and Gross Foundation, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Advanced Technology Industries, Inc.,
Dated: March 9, 2006
                                           /s/ Allan Klepfisz
                                           ------------------
                                           Allan Klepfisz
                                           Chief Executive Officer

                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation, with headquarters located at 211 Madison Avenue, #28B, New York, New York 10016 (the "Company"), and the entity (other than the Company) named on a signature page hereto (as used herein, such signatory is referred to as the "Lender").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales under Regulation D as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement (and acceptance of this Agreement by the Company, the repayment of which will be represented by 9% Convertible Debentures of the Company (the "Convertible Debentures"), which Convertible Debentures will be convertible into shares of Common Stock of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures) together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. PURCHASE.

                  (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned hereby agrees to loan to the Company One Hundred Thousand ($100,000) Dollars (the "Purchase Price"). The obligation to repay the loan from the Lender shall be evidenced by the Company's issuance of one or more Convertible Debentures to the Lender in such principal amount (the "Debentures"). Each Debenture (i) shall provide for a conversion price (the "Conversion Price"), which price may be adjusted from time to as provided in the Debenture or in the other Transaction Agreements, (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as ANNEX I and (iii) shall have such number of Warrants attached as provided in Section 4(f) below. The loan to be made by the Lender and the issuance of the Debentures and Warrants to the Lender are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and Warrants.

                  (ii) The Purchase Price to be paid by the Lender shall be equal to the face amount of the Debentures being purchased on the relevant Closing Date (as defined below) and shall be payable in United States Dollars.

                  b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  (ii) "Certificates" means the Debentures and the Warrants, each duly executed by the Company and issued on the Closing Date (as defined below) in the name of the Lender.

                  (iii) "Closing Date" means as defined in Section 6 herein.

                  (iv) "Closing Price" means the closing bid price during regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service.

                  (v) "Company Control Person" means each current director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  (vi) "Company Securities" means shares of Common Stock or securities convertible into and/or rights exercisable for the issuance of shares of Common Stock.

                  (vii) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures (including, if relevant, accrued interest on the Debentures so converted).

                  (viii) "Disclosure Letter" means a letter dated the date hereof from the Company to the Lender arranged in sections corresponding to the identified Sections of this Agreement; provided that any matter set forth in any section of the Disclosure Letter shall, unless the context otherwise requires, be deemed set forth for all purposes of the Disclosure Letter.

                  (ix) "Effective Date" means the effective date of the Registration Statement.

                  (x) "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

                  (xi) "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

                  (xii) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

                  (xiii) "Fixed Conversion Price" shall have the meaning ascribed to it in the Debenture.

                  (xiv) "Holder" means the Person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

                  (xv) "Last Audited Date" means December 31, 2004.

                  (xvi) "Lender Control Person" means each current director, executive officer, promoter, and such other Persons as may be deemed in control of the Lender pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  (xvii) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby.

                  (xviii) "New Transaction" means the sale by the Company of Securities consummated after the date hereof; provided that a New Transaction shall not include (1) the issuance of Company Securities upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, (2) the sale of the Securities to the Lender, (3) the issuance of Company Securities to employees or consultants of the Company or its subsidiaries or (4) the sale of Company Securities set forth on Schedule 1 hereto.

                  (xix) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  (xx) "Principal Trading Market" means the OTC Electronic Bulletin Board .

                  (xxi) "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

                  (xxii) "Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Annex IV.

                  (xxiii) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities.

                  (xxiv) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holders of more than 50% of the outstanding Debentures at such time and reasonably acceptable to the Company.

                  (xxv) "Securities" means the Debentures, the Warrants, and the Shares.

                  (xxvi) "Security Agreement" means the Security Agreement attached hereto as Annex VIII.

                  (xxvii) "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

                  (xxviii) "State of Incorporation" means Delaware.

                  (xxix) "Trading Day" means any day during which the Principal Trading Market shall be open for business.

                  (xxx) "Transaction Agreements" means the Securities Purchase Agreement, the Debentures, the Joint Escrow Instructions, the Security Agreement, the Registration Rights Agreement, and the Warrants and includes all ancillary documents referred to in those agreements.

                  (xxxi) "Variable Conversion Rate" shall have the meaning ascribed to it in the Debenture. (xxxii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                  c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

                  (i) The Lender shall pay the Lender's applicable Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Closing Date.

                  (ii) No later than the Closing Date, but in any event promptly following payment by the Lender to the Escrow Agent of the Purchase Price, the Company shall deliver the Certificates, each duly executed on behalf of the Company and issued in the name of the Lender, to the Escrow Agent.

                  (iii) By signing this Agreement, the Lender and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  2. LENDER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting the Lender's right to sell the Shares pursuant to a Registration Statement or otherwise to sell any of the Securities in compliance with the 1933 Act, the Lender is purchasing the Securities and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the loss of the entire Purchase Price.

                  c. All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  d. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

                  e. The Lender and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities and the offer of the Shares which have been requested by the Lender, including those set forth on ANNEX V hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX VII hereto (the documents listed on such Annex VII, to the extent available on EDGAR or otherwise provided to the Lender as indicated on said Annex VII, collectively, the "Company's SEC Documents").

                  f. The Lender understands that its investment in the Securities involves a high degree of risk.

                  g. The Lender hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of their respective officers, directors and employees or any of their respective attorneys or agents, except as specifically set forth herein.

                  h. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  i. This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  j. The Lender has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Lender shall indemnify and hold harmless each of the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Lender as of the date hereof and as of the Closing Date that, except as otherwise provided in the Disclosure Letter hereto or in the Company's SEC Documents:

                  a. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares. No party other than the Lender has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

                  c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 800,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 196,486,890 shares were outstanding as of September 26, 2005, and (ii) 1,000,000 shares of Preferred Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and, except to the extent, if any, provided by the law of the State of Incorporation, will not subject the Holder thereof to personal liability by reason of being such Holder.

                  d. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Debentures and the Warrants, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except for such authorizations, approvals and consents that have been obtained.

                  g. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading

                  h. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as disclosed in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against a third party, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions and other facts known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Lender that would reasonably be expected to have or result in a Material Adverse Effect.

                  j. ABSENCE OF LITIGATION. Except as disclosed in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company's SEC Documents, there are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

                  k. ABSENCE OF EVENTS OF DEFAULT. Except as disclosed in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  l. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. To the knowledge of the Company, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

                  (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                           (i)      acting, as an investment advisor,
                                    underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                           (ii)     engaging in any type of business practice;
                                    or

                           (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

                  (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

                  (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

                  m. PRIOR ISSUES. [Intentionally Omitted]

                  n. NO UNDISCLOSED LIABILITIES OR EVENTS. To the knowledge of the Company, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except as disclosed in the Company's SEC Documents, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (X) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (Y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  o. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time within the past six months made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  p. DILUTION. The number of Shares issuable upon conversion of the Debentures may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Debentures) relating to the conversion of the Debentures, and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  r. TRADING IN SECURITIES. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Agreements (but limited in each instance to the extent so specified), the Lender retains the right (but are not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time, but only, in each case, in any manner whatsoever permitted by applicable federal and state securities laws.

                  s. FEES TO BROKERS, FINDERS AND OTHERS. Except for payment of fees to Persons previously disclosed to the Lender, payment of which is the sole responsibility of the Company pursuant to the terms of the Escrow Agreement, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Lender relating to this Agreement or the transactions contemplated hereby. The Lender shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of the Lender, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. The Lender acknowledges and agrees that, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, the certificates and other instruments representing any of the Securities (including the Shares) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. FILINGS. The Company undertakes and agrees to make all necessary filings required to be made by the Company in connection with the sale of the Debentures and Warrants to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Lender promptly after such filing.

                  d. REPORTING STATUS. So long as the Lender beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act in a time frame that permits it to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, at least through the date which is thirty (30) days after the later of the date on which all of the Debentures have been converted or all of the Warrants have been exercised or have expired.

                  e. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Securities) for general corporate purposes.

                  f. WARRANTS. The Company agrees to issue to the Lender on the Closing Date transferable divisible warrants (the "Warrants") for the purchase of 1,428,571 Shares at an exercise price of $.10. The Warrants will expire on the second annual anniversary of the Effective Date. The Warrant shall be in the form annexed hereto as ANNEX VI.

                  g. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares at least equal to the sum of (x) one hundred and fifty percent (150%) of the number of shares of Common Stock issuable as may be required to satisfy the conversion rights of the Holders of all outstanding Convertible Debentures (including interest thereon), plus (y) the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether such Convertible Debentures or Warrants were originally issued to the Holder, the Lender or to any other Holder). For the purposes of such calculations, the Company should assume that all such Debentures were then convertible and all Warrants were then exercisable without regard to any restrictions which might limit the Lender's right to convert any of the Convertible Debentures or exercise any of the Warrants held by any Holder.

                  h. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless the inclusion of such statement is required, in the opinion of legal counsel for such party, in order for such party to comply with its disclosure obligations under applicable law. In furtherance of the foregoing, the Company will provide to the Lender drafts of the applicable text of any filing intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) business days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects , unless the inclusion of such statement is required, in the opinion of legal counsel for such party, in order for such party to comply with its disclosure obligations under applicable law. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing, the Company intends to file within four business days following the Closing Date a Current Report on Form 8-K referring to the transactions contemplated by the Transaction Documents.

                  i. HEDGING TRANSACTIONS. The Lender agrees that as long as it or any of its Affiliates holds any Securities it shall not, and the Lender shall cause it Affiliates not to, hold any short sale position or any hedging position with respect to any Company Securities in excess of $25,000; provided that, notwithstanding the foregoing, the Lender or such Affiliates may enter into any such short position or hedging position (i) prior to the Effective Date, at any time during any period that that the bid price for the Common Stock as reported by the Reporting Service is equal to or greater than $0.25 (and the Lender or such Affiliate shall be entitled to hold such short position or hedging position entered into pursuant to this clause (i) even if the bid price for the Common Stock declines to less than $0.25) and (ii) in connection with a conversion under the Debenture or an exercise of the Warrants. The Lender agrees that it shall not transfer any Securities unless the transferee thereof explicitly agrees in writing to be bound by the terms hereof, except in connection with transfers of Shares that are not Registrable Securities. The Company agrees that unless and until (i) the Company has affirmatively demonstrated by the use of specific clear and convincing evidence that the Lender has traded in securities of the Company in violation of applicable federal securities laws and (ii) there has been issued against the Lender a final non-appealable decision from a court of competent jurisdiction to the effect that the Lender has violated applicable federal securities laws with respect to its trading of the Company's securities, the Lender shall be assumed to be in compliance with such laws and the Company shall remain obligated to fulfill all of its obligations under each of the Transaction Agreements; provided, further, that the Company shall under no circumstances be entitled to request or demand that the Lender affirmatively demonstrate that it has not engaged in any such violations as a condition to the Company's fulfillment of its obligations under any of the Transaction Agreements and shall not assert, whether as an affirmative claim or a defense to any claim made against the Company, that the Lender's failure to demonstrate such absence of such violations (including, but not limited to, its failure to provide any trading or other records, it being specifically agreed that the Company, directly or indirectly, will request the Lender or any of its agents, advisors, brokers or representatives to provide such records in any forum) serves either as a defense to any breach of the Company's obligations under any of the Transaction Agreements or otherwise reflects adversely in any manner on the legality of any action taken by the Lender.

                  j. CERTAIN AGREEMENTS.

                  (i) (A) The term "Lower Price Transaction" means a New Transaction consummated during the period (the "New Transaction Period") from the Closing Date and continuing through and including the Final Lock-up Date (as defined below), where (x) either the lowest fixed purchase price of any shares of Common Stock contemplated in the New Transaction or the lowest fixed conversion price of any securities of the Company convertible or exchangeable into Common Stock which would be applicable under the terms of the New Transaction is, or by its terms is, below the Fixed Conversion Price or (y) if such purchase price or conversion price is determined by multiplying a market price of the Common Stock by a percentage, such percentage is below the Variable Conversion Rate (the "Lower Percentage").

                  (B) The term "Final Lock-up Date" means the date which is the number of days after the Effective Date equal to the sum of (X) ninety
         (90) days, plus (Y) the number of days, if any, during which sale of Registrable Securities was suspended after the Effective Date.

                  (ii) The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then;

                  (A) if such transaction is of the type contemplated by Section 4(j)(i)(A)(x), then the Fixed Conversion Price on any principal amount of the Debentures which has not been converted as of the relevant date shall be adjusted to an amount (the "Adjusted Conversion Price") equal to the lower of (1) the lowest fixed purchase price of any shares of the Common Stock contemplated in the Lower Price Transaction or (2) the lowest fixed conversion price of any securities of the Company convertible or exchangeable into Common Stock which would be applicable under the terms of the Lower Price Transaction;

                  (B) if such transaction is of the type contemplated by Section 4(j)(ii)(A)(y), then the Variable Conversion Rate on any principal amount of the Debentures which has not been converted as of the relevant date shall be adjusted to an amount equal to the Lower Percentage; and

                  (C) the exercise price on all unexercised Warrants (unless the Adjusted Exercise Price (as defined in the Warrants) is then in effect) shall be adjusted to equal the lowest of (1) the then existing applicable exercise price of such Warrant, and (2) 143% of the Adjusted Conversion Price.

                  (iii) For purposes of this Section 4(j), the conversion price for which each share of Common Stock shall be deemed to be issued upon issuance or sale of any securities convertible, exercisable or exchangeable into Common Stock shall be determined by dividing (x) the total consideration, if any, received by the Company as consideration for such securities plus the minimum aggregate of additional consideration, if any, ever payable to the Company upon the conversion, exercise or exchange of such securities by (y) the maximum number of shares of Common Stock ever issuable (except pursuant to anti-dilution provisions associated with such securities on account of events that are unknown on such date) upon conversion, exercise or exchange of such securities.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  (a) The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this

Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Lender or its nominee and in such denominations to be specified by the Lender in connection with each conversion of the Debentures. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Lender's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Lender.

                  (b) Subject to the provisions of this Agreement, the Company will permit the Lender to exercise its right to convert the Debentures in the manner contemplated by the Debentures and to exercise the Warrants in the manner contemplated by the Warrants.

                  c. (i) The Company understands that a delay in the issuance of the Shares beyond the Delivery Date (as defined in the Debenture) could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" refers to the number of Trading Days which is beyond four (4) Trading Days after the Delivery Date): (991)





--------------------
(1) Example: Notice of Conversion is delivered on Monday, March 6, 2006. The Delivery Date would be Thursday March 9 (the third Trading Day after such delivery). If the certificate is delivered by Wednesday, March 15 (4 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on March 16, that is 1 "Business Day Late" in the table below; if delivered on March 21, that is 4 "Business Days Late" in the table.

NO. BUSINESS DAYS LATE                 LATE PAYMENT FOR EACH $10,000
----------------------                 -----------------------------
                                 OF PRINCIPAL OR INTEREST BEING CONVERTED
                                 ----------------------------------------

        1                                      $100
        2                                      $200
        3                                      $300
        4                                      $400
        5                                      $500
        6                                      $600
        7                                      $700
        8                                      $800
        9                                      $900
        10                                     $1,000
        >10                                    $1,000 + $200 for each Business
                                               Day Late beyond 10 days


The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Lender's exclusive remedy (other than the following provisions of this Section 5(c), the provisions of the immediately following Section 5(d) of this Agreement and Section 12(c) of the Debenture) for such delay. Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder (as defined below) notwithstanding such revocation. Anything in the foregoing provisions of this paragraph (c) to the contrary notwithstanding, the total amount payable by the Company under this paragraph (c) shall be reduced by an amount equal to fifty percent (50%) of any Buy-In Adjustment Amount (as defined below) actually paid by the Company to the Holder (but not by more than the total amount due without regard to the provisions of this sentence).

                  (d) If, by the relevant Delivery Date the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the Holder of the Debentures being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In

Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  (e) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  (f) The holder of any Debentures shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. ss.101 ET SEQ. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  (g) The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of Conversion or exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. On the Closing Date, the Company will provide the Lender with a copy of the authorization so given to the transfer agent.

                  6. CLOSING DATE.

                  a. The closing date (the "Closing Date") shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  Each closing of the purchase and issuance of Debentures and Warrants shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Lender.

                  Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the relevant Escrow Funds to the Company and to release the other relevant Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Lender understands that the Company's obligation to sell the Debentures and the Warrants to the Lender pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                  The execution and delivery of this Agreement and the Registration Rights Agreement by the
Lender;

                  Delivery by the Lender to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Securities in accordance with this Agreement;

                  The accuracy on such Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date; and

                  There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  8. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Lender's obligation to purchase the Debentures and the Warrants on the relevant Closing Date is conditioned upon:

                  The execution and delivery of this Agreement and the other Transaction Agreements by the
Company;

                  Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

                  On the Closing Date, the Lender shall have received a Secretary's Certificate and Officer's Certificate from the Company, dated the Closing Date in form, scope and substance reasonably satisfactory to the Lender, substantially to the effect set forth in ANNEX III attached hereto;

                  The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

                  From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Debentures.

                  9. INDEMNIFICATION.

                  a. (i) The Company agrees to indemnify and hold harmless the Lender and its officers, directors, employees, and agents, and each Lender Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Lender, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Lender Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from the Lender's failure to perform any covenant or agreement contained in this Agreement or the Lender's or its officers, directors, employees, agents or Lender Control Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  (ii) If (x) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements (other than the Registration Rights Agreement), or if the Lender is impleaded in any such action, proceeding or investigation by any Person, or (y) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements (other than the Registration Rights Agreement), or if the

Lender is impleaded in any such action, proceeding or investigation by any Person, then in any such case, other than by reason of the Lender's actions (other than the Lender's execution of the Transaction Agreements to which it is a signatory, the payment of the Purchase Price, and/or the exercise of any of the Lender's rights under any one or more of the Transaction Agreements), the Company hereby agrees to indemnify, defend and hold harmless the Lender from and against and in respect of all Damages resulting from, imposed upon or incurred by the Lender, directly or indirectly, and reimburse the Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) for a single firm of counsel incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Lender Control Persons (if any), as the case may be, of the Lender and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender, any such Affiliate and any such Person. The Company also agrees that neither the Lender nor any such Affiliate, partner, director, agent, employee or Lender Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, other than by reason of the Lender's actions (other than the Lender's execution of the Transaction Agreements to which it is a signatory, the payment of the Purchase Price, and/or the exercise of the Lender's rights under any one or more of the Transaction Agreements).

                  b. All claims for indemnification by any Indemnified Party (as defined below) under this Section 9 shall be asserted and resolved as follows:

                  (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section 9 (an "Indemnified Party") might seek indemnity under Section 9(a) is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section 9 against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section 9 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

         (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9(b), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9(a)). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9(a) with respect to such Third Party Claim.

         (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9(b), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof;

         provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph (z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9(a) or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty
         (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  (ii) In the event any Indemnified Party should have a claim under Section 9(a) against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9(a) specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Indemnity Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                  10. JURY TRIAL WAIVER. The Company and the Lender hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  11. GOVERNING LAW: MISCELLANEOUS.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):


Company:                   Advanced Technology Industries, Inc.
                           211 Madison Avenue, #28B
                           New York, New York 10016
                           Attn: Allan Klepfisz
                           Telephone No.:  (212) 532-2736
                           Telecopier No.:  (212) 532-2904


                           with a copy to:
                           Anthony J. Norris , Esq.

                           Ropes & Gray LLP
                           45 Rockefeller Plaza
                           New York, NY 10111
                           Tel: 212-841-0659
                           Fax: 212-841-5725

Lender:                    At the address set forth below.


                                   Gross Foundation, Inc.
                                   1660-49 Street
                                   Brooklyn, NY 11204
                                   Telephone No.: (718) 851-7734
                                   Telecopier No.: (718) 851-3511



                                   with a copy to:

                                   Krieger & Prager LLP
                                   39 Broadway
                                   Suite 1440
                                   New York, NY
                                   Attn: Samuel M. Krieger, Esq.
                                   Telephone No.: (212) 363-2900
                                   Telecopier No.  (212) 363-2999

         Escrow Agent:             Krieger & Prager LLP
                                   39 Broadway
                                   Suite 1440
                                   New York, NY
                                   Attn: Samuel M. Krieger, Esq.
                                   Telephone No.: (212) 363-2900
                                   Telecopier No.  (212) 363-2999


                  13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price for a period of two years after the Closing Date, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by each Lender (if an entity, by one of its officers thereunto duly authorized) as of the date set forth below.



                              SIGNATURES FOR LENDER


                  IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 21st day of February, 2006.



                                    GROSS FOUNDATION, INC.



                                    By:_____________________________

                                    PURCHASE PRICE:                $100,000
                                    NUMBER OF WARRANTS:             1,428,571

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

ADVANCED TECHNOLOGY INDUSTRIES, INC.

By:________________________

Title:______________________

Date: February 21, 2006

         ANNEX I           FORM OF DEBENTURE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         SECRETARY'S CERTIFICATE

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI-         FORM OF WARRANT

         ANNEX VII         COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR

         ANNEX VIII        SECURITY AGREEMENT

                                                                     Exhibit 4.2

         NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT, OR AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No. 1                                                                US $100,000

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                  9% CONVERTIBLE DEBENTURE DUE AUGUST 20, 2006


         THIS DEBENTURE is one of a duly authorized issue of Debentures of ADVANCED TECHNOLOGY INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 9% Convertible Debentures Due August 20, 2006.

         FOR VALUE RECEIVED, the Company promises to pay to GROSS FOUNDATION, INC., the registered holder hereof (the "Holder"), the principal sum of ONE HUNDRED THOUSAND DOLLARS (US $100,000) on August 20, 2006 (the "Maturity Date") and to pay interest, on a simple non-compound basis, on the principal sum outstanding from time to time in arrears upon the earlier of conversion, redemption or the Maturity Date, as provided herein ("Interest Payment Date") at the rate of 9% per annum. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of
Section 4 below, the principal of, and interest on, this Debenture are payable at the option of the Holder, in shares of Common Stock of the Company, $.0001 par value ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time.

         This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

         This Debenture is subject to the following additional provisions:

         1. The Debentures are issuable in denominations of Fifty Thousand Dollars (US$50,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         4. (a) Subject to Section 4(b), from and after the date hereof, the Holder of this Debenture is entitled, at its option, to convert at any time the principal amount of this Debenture, provided that the principal amount is at least US $10,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars (US $10,000), then the whole amount thereof) and accrued interest, into shares of Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lesser of (a) seven cents ($.07) as such price may be adjusted as provided herein (the "Fixed Conversion Price") or (b) 75% of the Market Price on the Conversion Date (as defined below), as such price may be adjusted as provided herein (the "Variable Conversion Rate"). For purposes of this Section 4, the Market Price shall be the average of the lowest ten (10) days closing bid prices (not necessarily consecutive) of the Common Stock for the thirty (30) Trading Days immediately preceding the Conversion Date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price shall be the closing prices on the exchange on such dates, as reported in the Wall Street Journal.

                  (b) In the event that the Conversion Price shall be less than $.07 as such price may be adjusted as provided herein (the "Redemption Trigger"), the Holder may convert the principal amount of this Debenture only if the Holder emails a notice to the Company, ATT: amk@ltdnetwork.com, advising the Company of its intention to convert all or a specified amount of the principal amount of this Debenture ("Stated Amount") within the fourteen (14) day period (the "Redemption Period") after delivery of such notice ("Notice Date"); provided that the Holder shall not be entitled to submit a Notice of Conversion (as defined below) until after the Reply Date (as defined below). Not later than the end of the next business day following the Notice Date (the "Reply Date"), the Company shall notify the Holder by email (CG@CGMail.net) whether it elects to redeem the Stated Amount in cash in lieu of permitting the Holder to so convert ("Reply Notice"). In the event the Company does not timely deliver a Reply Notice, or delivers a Reply Notice but elects not to redeem the Stated Amount, it shall not be permitted to redeem the Stated Amount during the Redemption Period. In the event the Company elects to redeem the Stated Amount, then thereafter with respect to each Notice of Conversion delivered during the Redemption Period, the Company shall pay an amount in immediately available funds (each a "Redemption Amount") equal to (a) 150% of principal amount of this Debenture that is subject to conversion in such applicable Notice of Conversion, plus (b) accrued and unpaid interest with respect to such principal amount up to the Redemption Date, and shall be paid to the Holder by the close of the third
(3rd) business day following the date on which the Holder faxes or otherwise delivers such Notice of Conversion to the Company (any such date of redemption, the "Redemption Date") in accordance with Section 5; provided that the aggregate of all such principal amounts under all such Notices of Conversion delivered during the Redemption Period shall not exceed the Stated Amount. In the event the payment of the Redemption Amount is not timely made on the Redemption Date, any right of redemption contained in this Section 4(b) shall thereafter permanently terminate with respect to THIS Debenture, and the Company shall, with respect to any conversions submitted during the Redemption Period, cause to be issued to the Holder 105% of the number of shares of Common Stock otherwise required to be delivered to the Holder in accordance with Section 4(a) with respect to conversions of the lesser of (x) the Stated Amount and (y) and the principal amount of this Debenture requested to be converted as set forth in any Notices of Conversion. If the Holder does not deliver a Notice of Conversion during the Redemption Period it must comply with the provisions of this Section 4(b) with respect to any intended conversions following the Redemption Period. Nothing contained in this Section 4(b) shall be deemed to obligate the Holder to submit a Notice of Conversion during the Redemption Period. Furthermore, the Holder may elect to forgo the redemption right set forth herein, and submit a Notice of Conversion with a Conversion Price above the Redemption Trigger .

                  (c) Conversion shall be effectuated by faxing a Notice of Conversion to the Company as provided in this Section 4(c). The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. The number of shares of Common Stock to be issued in payment of any interest shall be determined by dividing the dollar amount of the interest to be so paid by the Conversion Price on the relevant Interest Payment Date. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on such specified date, provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debentures being converted no later than five (5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 212-532-2904; Attn: Allan Klepfisz. Certificates representing Common Stock upon conversion ("Conversion Certificates") will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after the Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 4(c) on the Conversion Date.

         5. The principal of and interest on this Debenture shall be due and payable on the Maturity Date, at the option of the Holder, in cash or in Common Stock. If principal and interest is to be paid in Common Stock as contemplated hereby, the number of shares of Common Stock to be issued in payment of such principal and interest shall be determined by dividing the dollar amount of the principal and interest to be so paid by the Conversion Price on the Maturity Date. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America within three (3) business days of the Interest Payment Date by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

         6. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, and Section 4(b) shall not apply to such conversion.

         7. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

         8. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of Common Stock, the Fixed Conversion Price, the Redemption Trigger and any other amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

         9. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

         10. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. The Company and, by acceptance of this Debenture, the Holder consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

         11. The Company and, by acceptance of this Debenture, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

         12. The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Debenture or any Redemption Amount due hereunder or any other amount due under a Transaction Agreement and, in any such instance, the same shall continue for a period of five (5) business days; or

                  b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

                  c. In addition to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement, and any such failure shall continue uncured for thirty (30) days; or

                  d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                  e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement (other than
                           Section 5 thereof) and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                  f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  h. Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  j. The Company shall have the Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days.

If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         13. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         14. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence.. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 14 as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

         15. Payment of this Debenture is secured pursuant to the terms of the Security Agreement, dated July 19, 2005 (the "Security Agreement"), executed by the Company, as debtor, in favor of the Collateral Agent therein, for the benefit of the lenders thereto (including the Holder pursuant to a joinder thereto). The terms of the Security Agreement are incorporated herein by reference.

         16. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: February 21, 2006

                                            ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                            By:
                                                --------------------------------


                                                       Allan Klepfisz
                                                --------------------------------
                                                        (Print Name)

                                    EXHIBIT A


                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



         The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into shares of Common Stock of ADVANCED TECHNOLOGY INDUSTRIES, INC. (the "Company") according to the conditions hereof, as of the date written below.



Date of Conversion* _________________________________________

Accrued Interest      $__________________________

Applicable Conversion Price  __________________________________________________


Signature _____________________________________________________________________
                                    [Name]

Address: ______________________________________________________________________
          _____________________________________________________________________

                                                                     EXHIBIT 4.3



                                     WARRANT

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. ISSUANCE; CERTAIN DEFINITIONS. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation (the "Company"), GROSS FOUNDATION, INC., or registered assigns (the "Holder") is hereby granted the right to purchase at any time during the period (the "Exercise Period") from the date hereof until 5:00 P.M., New York City time, on the second anniversary of the Effective Date (the "Expiration Date"), 1,428,571 fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.10 per share, as such price may be adjusted as provided herein.

         This Warrant is being issued pursuant to the terms of the Securities Purchase Agreement, dated of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.


                  2. EXERCISE OF WARRANTS.

                           2.1 GENERAL.

                           (a) This Warrant is exercisable in whole or in part
at any time during the Exercise Period. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph and by delivering to the Company this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased (the date all such deliveries are completed, the "Exercise Date"); provided that the Holder will only be able to exercise this Warrant if such exercise is exempt from the registration requirements of the Act, as defined below, (and the Company has received such information as the Company may reasonable request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act). The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant shall expire and be of no force or effect from and after the Expiration Date.

                           (b) The Holder shall be deemed to be the holder of
the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

                           (c) The Holder shall pay the Exercise Price in cash;
provided that in the event that the Registration Statement is not effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), then the Holder may pay the Exercise Price with respect to the shares of Common Stock set forth in the Notice of Exercise delivered in connection with such Exercise Date, pursuant to a cashless exercise by surrendering this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                    X = Y (A-B)/A
         where:
                                    X = the number of Warrant Shares to be
                                    issued to the Holder.

                                    Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                    A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date. If the Registration Statement has been declared effective on or before the one year anniversary of the date hereof, and is effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), the Holder shall not have a right of cashless exercise, but shall pay the Exercise Price in cash as set forth in subsection 9(a) above.

                           (d) If the Average Price is equal to or greater than
$0.50 during any period of twenty (20) consecutive Trading Day and the Closing Price is equal to or greater than $0.50 for a least ten (10) Trading Days during such period, then on the fifteenth (15th) Trading Day following the end of such period, and delivery of written notice thereof from Company to Holder, the Exercise Price shall be adjusted to $0.25 (the "Adjusted Exercise Price"), as such price may be adjusted as provided herein. For purposes of this Section 2.1(d), (i) Average Price shall be the average closing bid prices of the Common Stock during the applicable period, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Average Price shall be such closing prices on such exchange or NASDAQ, as reported in the Wall Street Journal and (ii) Closing Bid Price shall be the closing bid price of the Common Stock on the applicable date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Closing Bid Price shall be such closing price on such exchange or NASDAQ, as reported in the Wall Street Journal.

                           2.2 LIMITATION ON EXERCISE. Notwithstanding the
provisions of this Warrant, the Securities Purchase Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock, or (iii) at the Holder's option, on at least sixty-five (65) days' advance written notice from the Holder) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of the Debentures or other convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                  3. RESERVATION OF SHARES. The Company hereby agrees that from the date hereof to the Expiration Date there shall be reserved for issuance upon exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. PROTECTION AGAINST DILUTION AND OTHER ADJUSTMENTS.

                           6.1 ADJUSTMENT MECHANISM. If an adjustment of the
Exercise Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause the total number of shares of Common Stock the Holder is entitled to purchase pursuant to this Warrant, multiplied by the adjusted Exercise Price per share, to equal the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

                           6.2 CAPITAL ADJUSTMENTS. If, at any time while this
Warrant remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of Common Stock, the Exercise Price, Adjusted Exercise Price and any other amounts calculated as contemplated hereby shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such reverse split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and
(iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any exercise for which the Company issues shares after the record date of such dividend, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

                           6.3 MERGER, CONSOLIDATION, ETC. If, for as long as
this Warrant remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that this Warrant may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.

                           6.3 ADJUSTMENT FOR SPIN OFF. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                  (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                  (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average closing bid price of the Common Stock for the five (5) Trading Days immediately following the fifth Trading Day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five
         (5) Trading Days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

                  7. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

                           7.1 TRANSFER. This Warrant has not been registered
under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Except for transfers to officers, employees and Affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                           7.2 REGISTRATION RIGHTS. (a) The Holder shall have
registration rights with respect to the Warrant Shares as set forth in the Securities Purchase Agreement and the Registration Rights Agreement. The Holder's rights under this Section 7.2 shall expire at such time as the Holder can sell all of the Warrant Shares held by such Holder under Rule 144 without volume or other restrictions or limit.

                  8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)    if to the Company, to:

                                    Advanced Technology Industries, Inc..
                                    211 Madison Avenue, #28B
                                    New York, New York 10016
                                    Attn:  Allan Klepfisz
                                    Telephone No.:  (212) 532-2736
                                    Telecopier No.: (212) 532-2904

                                  With a  copy to:

                                    Anthony J. Norris , Esq.
                                    Ropes & Gray LLP
                                    45 Rockefeller Plaza
                                    New York, NY 10111
                                    Tel: 212-841-0659
                                    Fax: 212-841-5725

                          (ii)    if to the Holder, to:

                                   Gross Foundation, Inc.
                                   1660-49 Street
                                   Brooklyn, NY 11204
                                   Telephone No.:  (718) 851-7734
                                   Telecopier No.: (718) 851-3511
                                    with a copy to:

                                    Krieger & Prager LLP
                                    39 Broadway
                                    Suite 1440
                                    New York, NY
                                    Attn: Samuel M. Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Telecopier No. (212) 363-2999


Any party may give notice in accordance with this Section to the other parties designate to another address or person for receipt of notices hereunder.

                 9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the Holder and the Company. This Warrant contains the full understanding of the Holder and the Company with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                 10. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and, by its acceptance of this Warrant, the Holder each consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant.

                 11. JURY TRIAL WAIVER. The Company and, by its acceptance of this Warrant, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

                 12. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the 21st day of February, 2006.


                                           ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                           By:__________________________________
                                           Title:   President



                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of__________________,____, to purchase ______________ shares of the Common Stock of ADVANCED TECHNOLOGY
INDUSTRIES, INC., and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

_       CASH:  $________________________ =  (Exercise Price x Exercise Shares)

               Payment is being made by:
                        _        enclosed check
                        _        wire transfer
                        _        other
_        CASHLESS EXERCISE

                Net number of Warrant Shares to be issued to Holder :________*

                * based on:  CURRENT MARKET VALUE - (EXERCISE PRICE X EXERCISE SHARES)
                             ---------------------------------------------------------
                                             Market Price of Common Stock
                where:
                Market Price of Common Stock ["MP"]         =  $______________
                Current Market Value [MP x Exercise Shares] =  $______________


         It is the intention of the Holder to comply with the provisions of
Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder.

         To the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

         Please deliver the stock certificate to:




Dated:

[Name of Holder]


By:____________________________

                                                                     Exhibit 4.4



                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of February 21, 2006 (this "Agreement"), is made by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation, with headquarters located at 211 Madison Avenue, #28B, New York, New York 10016 (the "Company"), and the entity (other than the Company) named on the signature page hereto (the "Investor").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of even date, between the Investor and the Company (the "Securities Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Investor the Debentures; and

                  WHEREAS, the Debentures are convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall include shares of Common Stock of the Company issuable in lieu of accrued interest through the Maturity Date (as that term is defined in the Debentures)) upon the terms and subject to the conditions contained in the Debentures; and

                  WHEREAS, upon and subject to the terms of the Securities Purchase Agreement, the Company has agreed to issue the Warrants to the Investor in connection with the issuance of the Debentures, and the Warrants may be exercised for the purchase of shares of Common Stock (the "Warrant Shares") upon the terms and conditions of the Warrants; and

                  WHEREAS, to induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Registrable Securities (as defined below);

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Effective Date" means the date the SEC declares a Registration Statement covering Registrable Securities and otherwise meeting the conditions contemplated hereby to be effective.

                  (b) "Held Shares Value" means, for shares of Common Stock acquired by the Investor upon a conversion of a Debenture within the thirty (30) days preceding the Restricted Sale Date, but not yet sold by the Investor, the principal amount of the Debentures converted into such Conversion Shares; provided, however, that if the Investor effected more than one such conversion during such thirty (30) day period and sold less than all of such shares, the sold shares shall be deemed to be derived first from the conversions in the sequence of such conversions (that is, for example, until the number of shares from the first of such conversions have been sold, all shares shall be deemed to be from the first conversion; thereafter, from the second conversion until all such shares are sold).

                  (c) "Investor" means the Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures, Warrants or Registrable Securities.

                  (d) "Payment Shares" means shares of Common Stock issued by the Company as provided in Section 2(b) below.

                  (e) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by a determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time; in each case where such determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  (f) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (g) "Registrable Securities" means, collectively, the Conversion Shares, the Warrant Shares and the Payment Shares.

                  (h) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-2 or other appropriate form which shall include only the Registrable Securities and the such other securities as may be permitted by
Section 5(b) hereof.

                  (i) "Required Effective Date" means the relevant Initial Required Effective Date or Increased Required Effective Date (as those terms are defined below).

                  (j) "Required Filing Date" means May 21, 2006.

                  (k) "Restricted Sale Date" means the first date, other than a date during a Permitted Suspension Period (as defined below), on which the Investor is restricted from making sales of Registrable Securities covered by any previously effective Registration Statement.

                  2. REGISTRATION.

                  (a) MANDATORY REGISTRATION.

                  (i) The Company shall prepare and file with the SEC, as soon as practicable either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Investor to sell the Registrable Securities, but in no event less than the number of shares equal to one hundred fifty percent (150%) of the aggregate of (x) the number of shares into which the Debentures and all interest thereon through the Maturity Date would be convertible at the time of filing of such Registration Statement (assuming for such purposes that all Debentures had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance, eligibility, accrual of interest or conversion had in fact occurred as of such date) and (y) the number of Warrant Shares which would be issuable on exercise of the Warrants (assuming for such purposes that all Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date). Unless otherwise specifically agreed to in writing in advance by the Investor, the Registration Statement shall state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures or exercise of the Warrants to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the "Initial Required Effective Date") which is no later than the earlier of (Y) five (5) days after oral or written notice by the SEC that it may be declared effective or (Z) July 21, 2006.

                  (ii) If at any time (an "Increased Registered Shares Date") after a Registration Statement has been filed with the SEC, the number of shares of Common Stock represented by the Registrable Shares, issued or to be issued as contemplated by the Transaction Agreements, exceeds the aggregate number of shares of Common Stock then registered or sought to be registered in a Registration Statement which has not yet been declared effective, the Company shall either

         (X) amend the relevant Registration Statement filed by the Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to register, in the aggregate, at least the number of shares (the "Increased Shares Amount") equal to (A) the number of shares theretofore issued on conversion of the Debentures (including any interest paid on conversion by the issuance of Conversion Shares) , plus (B) the number of shares theretofore issued on exercise of the Warrants, plus (C) the sum of:

                  (I) the number of shares into which the unconverted Debentures and all interest thereon through the Maturity Date would be convertible at the date of such filing (assuming for such purposes that all such Debentures had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance eligibility, accrual of interest, or conversion had in fact occurred as of such date), and

                  (II) the number of Warrant Shares which would be issuable on exercise of the unexercised Warrants (assuming for such purposes that all such Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date), or

         (Y) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement (an "Additional Registration Statement") to register the number of shares equal to the excess of the Increased Shares Amount over the aggregate number of shares of Common Stock already registered.

The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (each, an "Increased Required Effective Date") which is no later than (q) with respect to a Registration Statement under clause (X) of this subparagraph (ii), the Initial Required Effective Date and (r) with respect to an Additional Registration Statement, the earlier of (I) five (5) days after notice by the SEC that it may be declared effective or (II) thirty (30) days after the Increased Registered Shares Date.

                  (b) PAYMENTS BY THE COMPANY.

                  (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date, the Company will make payment to the Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

                  (ii) If the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if there is a Restricted Sale Date, then the Company will make payments to the Investor in such amounts and at such times as shall be determined pursuant to this
Section 2(b).

                  (iii) The amount (the "Periodic Amount") to be paid by the Company to the Investor shall be determined as of each Computation Date (as defined below) and such amount shall be equal to the Periodic Amount Percentage (as defined below) of the Purchase Price for all Debentures held by the Investor for the period from the date following the relevant Required Filing Date or the Required Effective Date or a Restricted Sale Date, as the case may be, to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The "Periodic Amount Percentage" means (A) one percent (1%) of the Purchase Price of all Debentures for the first two Computation Dates after the relevant Required Filing Date; and (B) two percent (2%) of the Purchase Price of all Debentures to any Computation Date thereafter. Anything in the preceding provisions of this paragraph (iii) to the contrary notwithstanding, after the relevant Effective Date the Purchase Price shall be deemed to refer to the sum of (X) the principal amount of all Debentures not yet converted and (Y) the Held Shares Value. By way of illustration and not in limitation of the foregoing, if the Registration Statement is filed on or before the Required Filing Date, but is not declared effective by August 27, 2006, the Periodic Amount will aggregate two percent (2%).

                  (iv) Each Periodic Amount will be payable by the Company, except as provided in the other provisions of subparagraph (v), in cash or other immediately available funds to the Investor (1) on the day after the Required Filing Date, the Required Effective Date or a Restricted Sale Date, as the case may be, and (2) on the earlier of (A) each thirtieth day thereafter, (B) the third business day after the date the Registration Statement is filed or is declared effective, or (C) the third business day after the Registration Statement has its restrictions removed after the relevant Effective Date, in each case without requiring demand therefor by the Investor.

                  (v) Notwithstanding the provisions of the immediately preceding subparagraph (iv),

         (i) at the option of the Company, exercisable in its discretion on the date the Periodic Amount is due; provided, however, that the Company may exercise this discretion if, but only if the Registration Statement covering the Payment Shares is then effective; or

         (ii) at the option of the Investor, exercisable in its sole and absolute discretion by written notice to the Company at any time before the Periodic Amount is paid,

all or a portion of the Periodic Amount shall be paid by the issuance of additional shares of Common Stock to such Investor ("Payment Shares") in an amount equal to the Periodic Amount being paid thereby divided by the then applicable Conversion Price; provided, further that the Delivery Date for the Payment Shares shall be three (3) business days after the date the Periodic Amount is due (if the election is made by the Company) or after the Investor gives the notice contemplated by clause (ii) of this subparagraph.

                  (vi) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not filed by the Required Filing Date or the Registration Statement has not been declared effective by a Required Effective Date, including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended or the shares of the Company's stock are not listed on the Principal Trading Market, may be difficult to ascertain. The parties agree that the amounts payable pursuant to the foregoing provisions of this Section 2(b) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

                  (vii) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the filing or effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor or its counsel.

                  (viii) "Computation Date" means (A) the date which is the earlier of (1) thirty (30) days after the Required Filing Date, any relevant Required Effective Date or a Restricted Sale Date, as the case may be, or (2) the date after the Required Filing Date, such Required Effective Date or Restricted Sale Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or has its restrictions removed or the shares of the Company's stock are listed on the Principal Trading Market (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (B) each date which is the earlier of (1) thirty (30) days after the previous Computation Date or (2) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or has its restrictions removed or the shares of the Company's stock are listed on the Principal Trading Market (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

                  (ix) Notwithstanding anything herein to the contrary the remedy set forth in this Section 2(b) shall be the sole remedy for the Investor if the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date or if the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if there is a Restricted Sale Date.

                  (c) PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4 and S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the Investor of its intention so to do. Upon the written request of the Investor, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the Investor.

                  3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

                  (a) Prepare promptly, and file with the SEC by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times, other than during Permitted Suspension Periods, during the period (the "Registration Period") continuing until the earlier of (i) the date when the Investor may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (ii) the date the Investor no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period (except during Permitted Suspension Periods), and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

                  (c) Permit a single firm of counsel designated by the Investor (which, until further notice, shall be deemed to be Krieger & Prager LLP, Attn:
Samuel Krieger, Esq., which firm has requested to receive such notification; each, an "Investor's Counsel") to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects, unless the Company reasonably determines that such document is required by law to be so filed;

                  (d) Notify the Investor and the Investor's Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three (3) business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investor); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investor's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investor shall have the opportunity to comment thereon;

                  (e) Furnish to the Investor and to Investor's Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

                  (f) As promptly as practicable after becoming aware thereof, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 4(c), use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

                  (g) [intentionally omitted ]

                  (h) Comply with Regulation FD or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, not disclose to the Investor any non-public material information regarding the Company;

                  (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market and the quotation of the Registrable Securities on the Principal Trading Market;

                  (j) Provide a transfer agent ("Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the initial Effective Date;

                  (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investor may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and opinion of such counsel, which shall include, without limitation, directions to the Transfer Agent to issue certificates of Registrable Securities (including certificates for Registrable Securities to be issued after the Effective Date and replacement certificates for Registrable Securities previously issued) without legends or other restrictions, subject to compliance with applicable law, including, without limitation, prospectus delivery requirements; and

                  (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

                  4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

                  (a) The Investor, by the Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

                  (b) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(iii) or 3(f), above, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(iii) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

                  (c) Notwithstanding anything in this Agreement to the contrary, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investor in writing that the effectiveness of the Registration Statement is suspended for any reason, whether due to a Potential Material Event or otherwise, the Investor shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of such notice until the Investor receives written notice from the Company that such the effectiveness of the Registration Statement has been restored, whether because the Potential Material Event has been disclosed to the public or it no longer constitutes a Potential Material Event or otherwise; PROVIDED, HOWEVER, that the Company may not so suspend the right to such holder of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension other than during a Permitted Suspension Period) . The term "Permitted Suspension Period" means up to two such suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than ten (10) business days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period)

              5. EXPENSES OF REGISTRATION. (a) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

                  (b) Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company shall be entitled to include all the shares required to be registered hereunder under any registration rights agreement entered into after the date of this Agreement, that is not inconsistent with the rights granted to the Holders in this Agreement or that otherwise conflicts with the provisions hereof on a single registration statement under the Securities Act.

                  6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the directors, if any, of the Investor, the officers, if any, of the Investor, and each Lender Control Person (each, an "Lender Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively referred to as "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investor, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Lender Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (II) be available to the extent such Claim is based on a failure of any Lender Indemnified Party to deliver or cause to be delivered the prospectus made available by the Company or the amendment or supplement thereto made available by the Company; (III) be available to the extent such Claim is based on the delivery of a prospectus by any Lender Indemnified Party after receiving notice from the Company under Section 3(d)(iii) or 3(f) or Section 4(c) hereof (other than a notice regarding the effectiveness of the Registration Statement or any amendment or supplement thereto), or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Investor will indemnify the Company and its officers, directors and agents and each Company Control Person (each, an "Company Indemnified Party", and together with each Lender Indemnified Party, each an "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Investor, expressly for use in connection with the preparation of the Registration Statement or the amendment or supplement thereto, subject to such limitations and conditions as are applicable to the indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

                  (b) Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party provided such counsel is of the opinion that all defenses available to the Indemnified Party can be maintained without prejudicing the rights of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from the Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8. REPORTS UNDER SECURITIES ACT AND EXCHANGE ACT. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration ("Rule 144"), for a period of two years after the date hereof, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration; and

                  (d) at the request of the Investor, give its Transfer Agent instructions to the effect that, upon the Transfer Agent's receipt from such Holder of

         (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Investor's holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registrable Securities which the Investor proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

         (ii) an opinion of counsel acceptable to the Company for which purpose it is agreed that Investor's Counsel shall be deemed acceptable if not given by Ropes and Gray that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Investor, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Investor). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

                  9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investor to any transferee of the Registrable Securities (or all or any portion of any unconverted Debentures) only if the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, (b) the securities with respect to which such registration rights are being transferred or assigned and (c) written evidence of the transferee's assumption of the Investor's obligations under this Agreement.

                  10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investor and the Company.

                  11. MISCELLANEOUS.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, if to the Company or to the Investor, to their respective address contemplated by the Securities Purchase Agreement, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  (e) The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or any of the other Transaction Agreements.

                  (f) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (g) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (h) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (i) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (k) Neither party shall be liable for consequential damages as a result of any delay under this Agreement.

                  (l) This Agreement (including to the extent relevant the provisions of other Transaction Agreements) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    COMPANY:

                                    ADVANCED TECHNOLOGY  INDUSTRIES, INC.


                                    By:    _________________________________
                                    Name:
                                    Title:


                                    INVESTOR:

                                    GROSS FOUNDATION, INC.


                                    By:_____________________________
                                    Name:
                                    Title:

ANNEX B


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 13, 2006

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-23761                13-4000208
(State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                   Identification Number)

                          211 Madison Avenue, Apt. #28B
                               New York, NY 10016
           (Address of principal executive offices including zip code)

                                 (212) 532-2736
              (Registrant's telephone number, including area code)

ITEM 1.01 Entry into a Material Definitive Agreement;
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant; and
ITEM 3.02 Unregistered Sales of Equity Securities.

A. NITE CAPITAL LP FINANCING

         Pursuant to a Securities Purchase Agreement dated as of March 13, 2006 (the "Nite Capital Securities Purchase Agreement") between Advanced Technology Industries, Inc. (the "Company") and Nite Capital LP ("Nite Capital"), the Company has sold an aggregate of $300,000 principal amount of its 9% Convertible Debentures (the "Nite Capital Debentures") and warrants (the "Nite Capital Warrants") to purchase 4,285,714 shares of common stock of the Company ("Common Stock"). The Company received net proceeds in such sale of $300,000, after the payment of offering related fees and expenses. The Nite Capital Debentures and Nite Capital Warrants were issued in a private placement pursuant to Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). Nite Capital represented to the Company that it was an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities
Act) and made other customary representations in connection with issuances pursuant to such Section 4(2).

         The Nite Capital Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on August 20, 2006. The Nite Capital Debentures are convertible, at the holder's option, into shares of Common Stock at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of the Common Stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Nite Capital Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs), in lieu of effecting such conversion, the Company may elect to redeem the amount of the Nite Capital Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Nite Capital Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Nite Capital Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of the Common Stock from trading on the Over the Counter Bulletin Board. The Nite Capital Debentures, together with certain debentures previously issued by the Company, are secured by a security interest in all of the assets of the Company.

         Each Nite Capital Warrant is exercisable until the second anniversary of the effective date of the registration statement described below. The Nite Capital Warrants are exercisable at $0.10 per share, such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs. If the average of the closing bid prices of the

Common Stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of the Common Stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Nite Capital Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from the Company that such average price and closing bid prices have occurred, the exercise price for such Nite Capital Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs). Holders of Nite Capital Warrants are entitled to effect a cashless exercise of the Nite Capital Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Nite Capital Warrants.

         The Company has agreed pursuant to a Registration Rights Agreement dated as of March 13, 2006 (the "Nite Capital Registration Rights Agreement") between the Company and Nite Capital, to file a registration statement to register the shares of Common Stock issuable upon the conversion of the Nite Capital Debentures and the exercise of the Nite Capital Warrants.

         The foregoing descriptions of the Nite Capital Securities Purchase Agreement, the Nite Capital Debentures, the Nite Capital Warrants and the Nite Capital Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are filed hereto as Exhibits 4.1 through 4.4, respectively, and are incorporated herein by reference.

B. CHICAGO VENTURE PARTNERS, L.P. FINANCING

         Pursuant to a Securities Purchase Agreement dated as of March 24, 2006 (the "Chicago Venture Securities Purchase Agreement") between the Company and Chicago Venture Partners, L.P. ("Chicago Venture"), the Company has sold an aggregate of $350,000 principal amount of its 9% Convertible Debentures (the "Chicago Venture Debentures") and warrants (the "Chicago Venture Warrants") to purchase 5,000,000 shares of Common Stock. The Company received net proceeds in such sale of $280,000, after the payment of offering related fees and expenses. The Chicago Venture Debentures and Chicago Venture Warrants were issued in a private placement pursuant to Section 4(2) under the Securities Act. Chicago Venture represented to the Company that it was an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities
Act) and made other customary representations in connection with issuances pursuant to such Section 4(2). In addition, pursuant to, and on the terms contained in, the Chicago Venture Securities Purchase Agreement, Chicago Venture has agreed to purchase (i) at least three days prior to the filing of the registration statement (as described below), an aggregate of $250,000 principal amount of the Chicago Venture Debentures and Chicago Venture Warrants to purchase 3,571,428 shares of Common Stock for an aggregate purchase price of $250,000 and (ii) at least three days prior to the effective date of the registration statement (as described below), an aggregate of $600,000 principal amount of the Chicago Venture Debentures and Chicago Venture Warrants to purchase 8,571,428 shares of Common Stock for an aggregate purchase price of $600,000.

         The Chicago Venture Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on March 24, 2007. The Chicago Venture Debentures are convertible, at the holder's option, into shares of Common Stock at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs) and 75% of the average of the 5 lowest closing bid prices of the Common Stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Chicago Venture Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs), in lieu of effecting such conversion, the Company may elect to redeem the amount of the Chicago Venture Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Chicago Venture Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Chicago Venture Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of the Common Stock from trading on the Over the Counter Bulletin Board. The Chicago Venture Debentures, together with certain debentures previously issued by the Company, are secured by a security interest in all of the assets of the Company.

         Each Chicago Venture Warrant is exercisable until the second anniversary of the effective date of the registration statement described below. The Chicago Venture Warrants are exercisable at $0.07 per share, such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs. If the average of the closing bid prices of the Common Stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of the Common Stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Chicago Venture Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from the Company that such average price and closing bid prices have occurred, the exercise price for such Chicago Venture Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs). Holders of Chicago Venture Warrants are entitled to effect a cashless exercise of the Chicago Venture Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Chicago Venture Warrants.

         The Company has agreed pursuant to a Registration Rights Agreement dated as of March 24, 2006 (the "Chicago Venture Registration Rights Agreement") between the Company and Chicago Venture, to file a registration statement to register the shares of Common Stock issuable upon the conversion of the Chicago Venture Debentures and the exercise of the Chicago Venture Warrants.

         The foregoing descriptions of the Chicago Venture Securities Purchase Agreement, the Chicago Venture Debentures, the Chicago Venture Warrants and the Chicago Venture Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are filed hereto as Exhibits 4.5 through 4.8, respectively, and are incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure

The Company is currently in discussions with respect to the raising of up to $1,350,000 of additional funds. It is currently expected that such financing would be effected through the sale of debentures and warrants on terms substantially similar to the Chicago Venture Debentures and Chicago Venture Warrants and that such financing would close on or prior to April 4, 2006. There can be no assurance that such financing will be consummated.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1 Securities Purchase Agreement dated as of March 13, 2006 between Advanced Technology Industries, Inc. and Nite Capital LP

4.2      Form of 9% Convertible Debenture issued to Nite Capital LP

4.3      Form of Warrant issued to Nite Capital LP

4.4 Registration Rights Agreement dated as of March 13, 2006 between Advanced Technology Industries, Inc. and Nite Capital LP

4.5 Securities Purchase Agreement dated as of March 24, 2006 between Advanced Technology Industries, Inc. and Chicago Venture Partners, L.P.

4.6      Form of 9% Convertible Debenture issued to Chicago Venture Partners,
         L.P.

4.7      Form of Warrant issued to Chicago Venture Partners, L.P.

4.8 Registration Rights Agreement dated as of March 24, 2006 between Advanced Technology Industries, Inc. and Chicago Venture Partners, L.P.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Advanced Technology Industries, Inc.
Dated: March 30, 2006
                                           /s/ Allan Klepfisz
                                           ------------------------------------
                                           Allan Klepfisz
                                           Chief Executive Officer

EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation, with headquarters located at 211 Madison Avenue, #28B, New York, New York 10016 (the "Company"), and the entity (other than the Company) named on a signature page hereto (as used herein, such signatory is referred to as the "Lender").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales under Regulation D as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement (and acceptance of this Agreement by the Company, the repayment of which will be represented by 9% Convertible Debentures of the Company (the "Convertible Debentures"), which Convertible Debentures will be convertible into shares of Common Stock of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures) together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. PURCHASE.

                  (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned hereby agrees to loan to the Company Three Hundred Thousand ($300,000) Dollars (the "Purchase Price"). The obligation to repay the loan from the Lender shall be evidenced by the Company's issuance of one or more Convertible Debentures to the Lender in such principal amount (the "Debentures"). Each Debenture (i) shall provide for a conversion price (the "Conversion Price"), which price may be adjusted from time to as provided in the Debenture or in the other Transaction Agreements, (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as ANNEX I and (iii) shall have such number of Warrants attached as provided in Section 4(f) below. The loan to be made by the Lender and the issuance of the Debentures and Warrants to the Lender are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and Warrants.

                  (ii) The Purchase Price to be paid by the Lender shall be equal to the face amount of the Debentures being purchased on the relevant Closing Date (as defined below) and shall be payable in United States Dollars.

                  b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  (ii) "Certificates" means the Debentures and the Warrants, each duly executed by the Company and issued on the Closing Date (as defined below) in the name of the Lender.

                  (iii) "Closing Date" means as defined in Section 6 herein.

                  (iv) "Closing Price" means the closing bid price during regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service.

                  (v) "Company Control Person" means each current director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  (vi) "Company Securities" means shares of Common Stock or securities convertible into and/or rights exercisable for the issuance of shares of Common Stock.

                  (vii) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures (including, if relevant, accrued interest on the Debentures so converted).

                  (viii) "Disclosure Letter" means a letter dated the date hereof from the Company to the Lender arranged in sections corresponding to the identified Sections of this Agreement; provided that any matter set forth in any section of the Disclosure Letter shall, unless the context otherwise requires, be deemed set forth for all purposes of the Disclosure Letter.

                  (ix) "Effective Date" means the effective date of the Registration Statement.

                  (x) "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

                  (xi) "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

                  (xii) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

                  (xiii) "Fixed Conversion Price" shall have the meaning ascribed to it in the Debenture.

                  (xiv) "Holder" means the Person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

                  (xv) "Last Audited Date" means December 31, 2004.

                  (xvi) "Lender Control Person" means each current director, executive officer, promoter, and such other Persons as may be deemed in control of the Lender pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  (xvii) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby.

                  (xviii) "New Transaction" means the sale by the Company of Securities consummated after the date hereof; provided that a New Transaction shall not include (1) the issuance of Company Securities upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, (2) the sale of the Securities to the Lender, (3) the issuance of Company Securities to employees or consultants of the Company or its subsidiaries or (4) the sale of Company Securities set forth on Schedule 1 hereto.

                  (xix) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  (xx) "Principal Trading Market" means the OTC Electronic Bulletin Board .

                  (xxi) "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

                  (xxii) "Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Annex IV.

                  (xxiii) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities.

                  (xxiv) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holders of more than 50% of the outstanding Debentures at such time and reasonably acceptable to the Company.

                  (xxv) "Securities" means the Debentures, the Warrants, and the Shares.

                  (xxvi) "Security Agreement" means the Security Agreement attached hereto as Annex VIII.

                  (xxvii) "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

                  (xxviii) "State of Incorporation" means Delaware.

                  (xxix) "Trading Day" means any day during which the Principal Trading Market shall be open for business.

                  (xxx) "Transaction Agreements" means the Securities Purchase Agreement, the Debentures, the Joint Escrow Instructions, the Security Agreement, the Registration Rights Agreement, and the Warrants and includes all ancillary documents referred to in those agreements.

                  (xxxi) "Variable Conversion Rate" shall have the meaning ascribed to it in the Debenture. (xxxii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                  c. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

         (i) The Lender shall pay the Lender's applicable Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Closing Date.

                  (ii) No later than the Closing Date, but in any event promptly following payment by the Lender to the Escrow Agent of the Purchase Price, the Company shall deliver the Certificates, each duly executed on behalf of the Company and issued in the name of the Lender, to the Escrow Agent.

                  (iii) By signing this Agreement, the Lender and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.


                  2. LENDER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting the Lender's right to sell the Shares pursuant to a Registration Statement or otherwise to sell any of the Securities in compliance with the 1933 Act, the Lender is purchasing the Securities and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the loss of the entire Purchase Price.

                  c. All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  d. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

                  e. The Lender and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities and the offer of the Shares which have been requested by the Lender, including those set forth on ANNEX V hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX VII hereto (the documents listed on such Annex VII, to the extent available on EDGAR or otherwise provided to the Lender as indicated on said Annex VII, collectively, the "Company's SEC Documents").

                  f. The Lender understands that its investment in the Securities involves a high degree of risk.

                  g. The Lender hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of their respective officers, directors and employees or any of their respective attorneys or agents, except as specifically set forth herein.

                  h. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  i. This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  j. The Lender has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Lender shall indemnify and hold harmless each of the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Lender as of the date hereof and as of the Closing Date that, except as otherwise provided in the Disclosure Letter hereto or in the Company's SEC Documents:

                  a. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares. No party other than the Lender has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

                  c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 800,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 196,486,890 shares were outstanding as of September 26, 2005, and (ii) 1,000,000 shares of Preferred Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and, except to the extent, if any, provided by the law of the State of Incorporation, will not subject the Holder thereof to personal liability by reason of being such Holder.

                  d. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Debentures and the Warrants, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except for such authorizations, approvals and consents that have been obtained.

                  g. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading

                  h. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as disclosed in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against a third party, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions and other facts known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Lender that would reasonably be expected to have or result in a Material Adverse Effect.

                  j. ABSENCE OF LITIGATION. Except as disclosed in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company's SEC Documents, there are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

                  k. ABSENCE OF EVENTS OF DEFAULT. Except as disclosed in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  l. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. To the knowledge of the Company, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

                  (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                           (i)      acting, as an investment advisor,
                                    underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                           (ii)     engaging in any type of business practice;
                                    or

                           (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

                  (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

                  (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

                  m. PRIOR ISSUES. [Intentionally Omitted]

                  n. NO UNDISCLOSED LIABILITIES OR EVENTS. To the knowledge of the Company, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except as disclosed in the Company's SEC Documents, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (X) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (Y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  o. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time within the past six months made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  p. DILUTION. The number of Shares issuable upon conversion of the Debentures may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Debentures) relating to the conversion of the Debentures, and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  r. TRADING IN SECURITIES. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Agreements (but limited in each instance to the extent so specified), the Lender retains the right (but are not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time, but only, in each case, in any manner whatsoever permitted by applicable federal and state securities laws.

                  s. FEES TO BROKERS, FINDERS AND OTHERS. Except for payment of fees to Persons previously disclosed to the Lender, payment of which is the sole responsibility of the Company pursuant to the terms of the Escrow Agreement, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Lender relating to this Agreement or the transactions contemplated hereby. The Lender shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of the Lender, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. The Lender acknowledges and agrees that, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, the certificates and other instruments representing any of the Securities (including the Shares) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. FILINGS. The Company undertakes and agrees to make all necessary filings required to be made by the Company in connection with the sale of the Debentures and Warrants to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Lender promptly after such filing.

                  d. REPORTING STATUS. So long as the Lender beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act in a time frame that permits it to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the

Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, at least through the date which is thirty (30) days after the later of the date on which all of the Debentures have been converted or all of the Warrants have been exercised or have expired.

                  e. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Securities) for general corporate purposes.

                  f. WARRANTS. The Company agrees to issue to the Lender on the Closing Date transferable divisible warrants (the "Warrants") for the purchase of 4,285,714 Shares at an exercise price of $.10. The Warrants will expire on the second annual anniversary of the Effective Date. The Warrant shall be in the form annexed hereto as ANNEX VI.

                  g. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares at least equal to the sum of (x) one hundred and fifty percent (150%) of the number of shares of Common Stock issuable as may be required to satisfy the conversion rights of the Holders of all outstanding Convertible Debentures (including interest thereon), plus (y) the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether such Convertible Debentures or Warrants were originally issued to the Holder, the Lender or to any other Holder). For the purposes of such calculations, the Company should assume that all such Debentures were then convertible and all Warrants were then exercisable without regard to any restrictions which might limit the Lender's right to convert any of the Convertible Debentures or exercise any of the Warrants held by any Holder.

                  h. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless the inclusion of such statement is required, in the opinion of legal counsel for such party, in order for such party to comply with its disclosure obligations under applicable law. In furtherance of the foregoing, the Company will provide to the Lender drafts of the applicable text of any filing intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) business days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects , unless the inclusion of such statement is required, in the opinion of legal counsel for such party, in order for such party to comply with its disclosure obligations under applicable law. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing, the Company intends to file within four business days following the Closing Date a Current Report on Form 8-K referring to the transactions contemplated by the Transaction Documents.

                  i. HEDGING TRANSACTIONS. The Lender agrees that as long as it or any of its Affiliates holds any Securities it shall not, and the Lender shall cause it Affiliates not to, hold any short sale position or any hedging position with respect to any Company Securities in excess of $25,000; provided that, notwithstanding the foregoing, the Lender or such Affiliates may enter into any such short position or hedging position (i) prior to the Effective Date, at any time during any period that that the bid price for the Common Stock as reported by the Reporting Service is equal to or greater than $0.25 (and the Lender or such Affiliate shall be entitled to hold such short position or hedging position entered into pursuant to this clause (i) even if the bid price for the Common Stock declines to less than $0.25) and (ii) in connection with a conversion under the Debenture or an exercise of the Warrants. The Lender agrees that it shall not transfer any Securities unless the transferee thereof explicitly agrees in writing to be bound by the terms hereof, except in connection with transfers of Shares that are not Registrable Securities. The Company agrees that unless and until (i) the Company has affirmatively demonstrated by the use of specific clear and convincing evidence that the Lender has traded in securities of the Company in violation of applicable federal securities laws and (ii) there has been issued against the Lender a final non-appealable decision from a court of competent jurisdiction to the effect that the Lender has violated applicable federal securities laws with respect to its trading of the Company's securities, the Lender shall be assumed to be in compliance with such laws and the Company shall remain obligated to fulfill all of its obligations under each of the Transaction Agreements; provided, further, that the Company shall under no circumstances be entitled to request or demand that the Lender affirmatively demonstrate that it has not engaged in any such violations as a condition to the Company's fulfillment of its obligations under any of the Transaction Agreements and shall not assert, whether as an affirmative claim or a defense to any claim made against the Company, that the Lender's failure to demonstrate such absence of such violations (including, but not limited to, its failure to provide any trading or other records, it being specifically agreed that the Company, directly or indirectly, will request the Lender or any of its agents, advisors, brokers or representatives to provide such records in any forum) serves either as a defense to any breach of the Company's obligations under any of the Transaction Agreements or otherwise reflects adversely in any manner on the legality of any action taken by the Lender.

                  j. CERTAIN AGREEMENTS.

                  (i) (A) The term "Lower Price Transaction" means a New Transaction consummated during the period (the "New Transaction Period") from the Closing Date and continuing through and including the Final Lock-up Date (as defined below), where (x) either the lowest fixed purchase price of any shares of Common Stock contemplated in the New Transaction or the lowest fixed conversion price of any securities of the Company convertible or exchangeable into Common Stock which would be applicable under the terms of the New Transaction is, or by its terms is, below the Fixed Conversion Price or (y) if such purchase price or conversion price is determined by multiplying a market price of the Common Stock by a percentage, such percentage is below the Variable Conversion Rate (the "Lower Percentage").

                  (B) The term "Final Lock-up Date" means the date which is the number of days after the Effective Date equal to the sum of (X) ninety
         (90) days, plus (Y) the number of days, if any, during which sale of Registrable Securities was suspended after the Effective Date.

         (ii) The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then;

                  (A) if such transaction is of the type contemplated by Section 4(j)(i)(A)(x), then the Fixed Conversion Price on any principal amount of the Debentures which has not been converted as of the relevant date shall be adjusted to an amount (the "Adjusted Conversion Price") equal to the lower of (1) the lowest fixed purchase price of any shares of the Common Stock contemplated in the Lower Price Transaction or (2) the lowest fixed conversion price of any securities of the Company convertible or exchangeable into Common Stock which would be applicable under the terms of the Lower Price Transaction;

                  (B) if such transaction is of the type contemplated by Section 4(j)(ii)(A)(y), then the Variable Conversion Rate on any principal amount of the Debentures which has not been converted as of the relevant date shall be adjusted to an amount equal to the Lower Percentage; and

                  (C) the exercise price on all unexercised Warrants (unless the Adjusted Exercise Price (as defined in the Warrants) is then in effect) shall be adjusted to equal the lowest of (1) the then existing applicable exercise price of such Warrant, and (2) 143% of the Adjusted Conversion Price.

         (iii) For purposes of this Section 4(j), the conversion price for which each share of Common Stock shall be deemed to be issued upon issuance or sale of any securities convertible, exercisable or exchangeable into Common Stock shall be determined by dividing (x) the total consideration, if any, received by the Company as consideration for such securities plus the minimum aggregate of additional consideration, if any, ever payable to the Company upon the conversion, exercise or exchange of such securities by (y) the maximum number of shares of Common Stock ever issuable (except pursuant to anti-dilution provisions associated with such securities on account of events that are unknown on such date) upon conversion, exercise or exchange of such securities.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  (a) The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Lender or its nominee and in such denominations to be specified by the Lender in connection with each conversion of the Debentures. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Lender's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Lender.

                  (b) Subject to the provisions of this Agreement, the Company will permit the Lender to exercise its right to convert the Debentures in the manner contemplated by the Debentures and to exercise the Warrants in the manner contemplated by the Warrants.

                  c. (i) The Company understands that a delay in the issuance of the Shares beyond the Delivery Date (as defined in the Debenture) could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" refers to the number of Trading Days which is beyond four (4) Trading Days after the Delivery Date): (9)(91)

________________
(1) Example: Notice of Conversion is delivered on Monday, March 27, 2006. The Delivery Date would be Thursday March 30 (the third Trading Day after such delivery). If the certificate is delivered by Wednesday, April 5 (4 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on April 6, that is 1 "Business Day Late" in the table below; if delivered on April 11, that is 4 "Business Days Late" in the table.

                                               Late Payment For Each $10,000
         No. Business Days Late         of Principal or Interest Being Converted
         ----------------------         ----------------------------------------

                    1                                  $100
                    2                                  $200
                    3                                  $300
                    4                                  $400
                    5                                  $500
                    6                                  $600
                    7                                  $700
                    8                                  $800
                    9                                  $900
                    10                                 $1,000
                    >10                                $1,000 + $200 for each
                                                       Business Day Late beyond
                                                       10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Lender's exclusive remedy (other than the following provisions of this Section 5(c), the provisions of the immediately following Section 5(d) of this Agreement and Section 12(c) of the Debenture) for such delay. Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder (as defined below) notwithstanding such revocation. Anything in the foregoing provisions of this paragraph (c) to the contrary notwithstanding, the total amount payable by the Company under this paragraph (c) shall be reduced by an amount equal to fifty percent (50%) of any Buy-In Adjustment Amount (as defined below) actually paid by the Company to the Holder (but not by more than the total amount due without regard to the provisions of this sentence).

                  (d) If, by the relevant Delivery Date the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the Holder of the Debentures being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  (e) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  (f) The holder of any Debentures shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  (g) The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of

Conversion or exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. On the Closing Date, the Company will provide the Lender with a copy of the authorization so given to the transfer agent.

                  6. CLOSING DATE.

                  a. The closing date (the "Closing Date") shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  Each closing of the purchase and issuance of Debentures and Warrants shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Lender.

                  Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the relevant Escrow Funds to the Company and to release the other relevant Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Lender understands that the Company's obligation to sell the Debentures and the Warrants to the Lender pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                  The execution and delivery of this Agreement and the Registration Rights Agreement by the
Lender;

                  Delivery by the Lender to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Securities in accordance with this Agreement;

                  The accuracy on such Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date; and

                  There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  8. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Lender's obligation to purchase the Debentures and the Warrants on the relevant Closing Date is conditioned upon:

                  The execution and delivery of this Agreement and the other Transaction Agreements by the
Company;

                  Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

         On the Closing Date, the Lender shall have received a Secretary's Certificate and Officer's Certificate from the Company, dated the Closing Date in form, scope and substance reasonably satisfactory to the Lender, substantially to the effect set forth in ANNEX III attached hereto;

                  The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

                  From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Debentures.

                  9. INDEMNIFICATION.

                  a. (i) The Company agrees to indemnify and hold harmless the Lender and its officers, directors, employees, and agents, and each Lender Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Lender, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Lender Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from the Lender's failure to perform any covenant or agreement contained in this Agreement or the Lender's or its officers, directors, employees, agents or Lender Control Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  (ii) If (x) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements (other than the Registration Rights Agreement), or if the Lender is impleaded in any such action, proceeding or investigation by any Person, or (y) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements (other than the Registration Rights Agreement), or if the Lender is impleaded in any such action, proceeding or investigation by any Person, then in any such case, other than by reason of the Lender's actions (other than the Lender's execution of the Transaction Agreements to which it is a signatory, the payment of the Purchase Price, and/or the exercise of any of the Lender's rights under any one or more of the Transaction Agreements), the Company hereby agrees to indemnify, defend and hold harmless the Lender from and against and in respect of all Damages resulting from, imposed upon or incurred by the Lender, directly or indirectly, and reimburse the Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) for a single firm of counsel incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Lender Control Persons (if any), as the case may be, of the Lender and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender, any such Affiliate and any such Person. The Company also agrees that neither the Lender nor any such Affiliate, partner, director, agent, employee or Lender Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, other than by reason of the Lender's actions (other than the Lender's execution of the Transaction Agreements to which it is a signatory, the payment of the Purchase Price, and/or the exercise of the Lender's rights under any one or more of the Transaction Agreements).

                  b. All claims for indemnification by any Indemnified Party (as defined below) under this Section 9 shall be asserted and resolved as follows:

                  (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section 9 (an "Indemnified Party") might seek indemnity under Section 9(a) is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section 9 against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying

Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section 9 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

         (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9(b), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9(a)). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9(a) with respect to such Third Party Claim.

         (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9(b), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph (z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9(a) or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty
         (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  (ii) In the event any Indemnified Party should have a claim under Section 9(a) against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9(a) specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Indemnity Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                  10. JURY TRIAL WAIVER. The Company and the Lender hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  11.      GOVERNING LAW:  MISCELLANEOUS.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

Company:                   Advanced Technology Industries, Inc.
                           211 Madison Avenue, #28B
                           New York, New York 10016
                           Attn: Allan Klepfisz
                           Telephone No.:  (212) 532-2736
                           Telecopier No.:  (212) 532-2904


                           with a copy to:
                           Anthony J. Norris , Esq.

                           Ropes & Gray LLP
                           45 Rockefeller Plaza
                           New York, NY 10111
                           Tel: 212-841-0659
                           Fax: 212-841-5725


Lender:                    At the address set forth below.

                           100 East Cook Avenue, #201
                           Libertyville, Illinois 60048



                           with a copy to:

                           Krieger & Prager LLP
                           39 Broadway
                           Suite 1440
                           New York, NY
                           Attn: Samuel M. Krieger, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999

Escrow Agent:              Krieger & Prager LLP
                           39 Broadway
                           Suite 1440
                           New York, NY
                           Attn: Samuel M. Krieger, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999

                  13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price for a period of two years after the Closing Date, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by each Lender (if an entity, by one of its officers thereunto duly authorized) as of the date set forth below.


                              SIGNATURES FOR LENDER


                  IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 13th day of March, 2006.

                                    NITE CAPITAL LP



                                    By:_____________________________


                                    PURCHASE PRICE:                   $ 300,000
                                    NUMBER OF WARRANTS:               4,285,714

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

ADVANCED TECHNOLOGY INDUSTRIES, INC.


By:_________________________________

Title:______________________________


Date: March 13, 2006

         ANNEX I           FORM OF DEBENTURE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         SECRETARY'S CERTIFICATE

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI-         FORM OF WARRANT

         ANNEX VII         COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR

         ANNEX VIII        SECURITY AGREEMENT

EXHIBIT 4.2

         NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT, OR AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No. 1                                                                US $300,000
                                                                        --------

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                  9% CONVERTIBLE DEBENTURE DUE AUGUST 20, 2006


        THIS DEBENTURE is one of a duly authorized issue of Debentures of ADVANCED TECHNOLOGY INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 9% Convertible Debentures Due August 20, 2006.

         FOR VALUE RECEIVED, the Company promises to pay to NITE CAPITAL LP., the registered holder hereof (the "Holder"), the principal sum of THREE HUNDRED THOUSAND DOLLARS (US $300,000) on August 20, 2006 (the "Maturity Date") and to pay interest, on a simple non-compound basis, on the principal sum outstanding from time to time in arrears upon the earlier of conversion, redemption or the Maturity Date, as provided herein ("Interest Payment Date") at the rate of 9% per annum. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of Section 4 below, the principal of, and interest on, this Debenture are payable at the option of the Holder, in shares of Common Stock of the Company, $.0001 par value ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time.

         This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

         This Debenture is subject to the following additional provisions:

         1. The Debentures are issuable in denominations of Fifty Thousand Dollars (US$50,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         4. (a) Subject to Section 4(b), from and after the date hereof, the Holder of this Debenture is entitled, at its option, to convert at any time the principal amount of this Debenture, provided that the principal amount is at least US $10,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars (US $10,000), then the whole amount thereof) and accrued interest, into shares of Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lesser of (a) seven cents ($.07) as such price may be adjusted as provided herein (the "Fixed Conversion Price") or (b) 75% of the Market Price on the Conversion Date (as defined below), as such price may be adjusted as provided herein (the "Variable Conversion Rate"). For purposes of this Section 4, the Market Price shall be the average of the lowest ten (10) days closing bid prices (not necessarily consecutive) of the Common Stock for the thirty (30) Trading Days immediately preceding the Conversion Date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price shall be the closing prices on the exchange on such dates, as reported in the Wall Street Journal.

                  (b) In the event that the Conversion Price shall be less than $.07 as such price may be adjusted as provided herein (the "Redemption Trigger"), the Holder may convert the principal amount of this Debenture only if the Holder emails a notice to the Company, ATT: amk@ltdnetwork.com, advising the Company of its intention to convert all or a specified amount of the principal amount of this Debenture ("Stated Amount") within the fourteen (14) day period (the "Redemption Period") after delivery of such notice ("Notice Date"); provided that the Holder shall not be entitled to submit a Notice of Conversion (as defined below) until after the Reply Date (as defined below). Not later than the end of the next business day following the Notice Date (the "Reply Date"), the Company shall notify the Holder by email (keith@nightcapital.com) whether it elects to redeem the Stated Amount in cash in lieu of permitting the Holder to so convert ("Reply Notice"). In the event the Company does not timely deliver a Reply Notice, or delivers a Reply Notice but elects not to redeem the Stated Amount, it shall not be permitted to redeem the Stated Amount during the Redemption Period. In the event the Company elects to redeem the Stated Amount, then thereafter with respect to each Notice of Conversion delivered during the Redemption Period, the Company shall pay an amount in immediately available funds (each a "Redemption Amount") equal to (a) 150% of principal amount of this Debenture that is subject to conversion in such applicable Notice of Conversion, plus (b) accrued and unpaid interest with respect to such principal amount up to the Redemption Date, and shall be paid to the Holder by the close of the third
(3rd) business day following the date on which the Holder faxes or otherwise delivers such Notice of Conversion to the Company (any such date of redemption, the "Redemption Date") in accordance with Section 5; provided that the aggregate of all such principal amounts under all such Notices of Conversion delivered during the Redemption Period shall not exceed the Stated Amount. In the event the payment of the Redemption Amount is not timely made on the Redemption Date, any right of redemption contained in this Section 4(b) shall thereafter permanently terminate with respect to THIS Debenture, and the Company shall, with respect to any conversions submitted during the Redemption Period, cause to be issued to the Holder 105% of the number of shares of Common Stock otherwise required to be delivered to the Holder in accordance with Section 4(a) with respect to conversions of the lesser of (x) the Stated Amount and (y) and the principal amount of this Debenture requested to be converted as set forth in any Notices of Conversion. If the Holder does not deliver a Notice of Conversion during the Redemption Period it must comply with the provisions of this Section 4(b) with respect to any intended conversions following the Redemption Period. Nothing contained in this Section 4(b) shall be deemed to obligate the Holder to submit a Notice of Conversion during the Redemption Period. Furthermore, the Holder may elect to forgo the redemption right set forth herein, and submit a Notice of Conversion with a Conversion Price above the Redemption Trigger .

                  (c) Conversion shall be effectuated by faxing a Notice of Conversion to the Company as provided in this Section 4(c). The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. The number of shares of Common Stock to be issued in payment of any interest shall be determined by dividing the dollar amount of the interest to be so paid by the Conversion Price on the relevant Interest Payment Date. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on such specified date, provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debentures being converted no later than five (5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 212-532-2904; Attn: Allan Klepfisz. Certificates representing Common Stock upon conversion ("Conversion Certificates") will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after the Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 4(c) on the Conversion Date.

         5. The principal of and interest on this Debenture shall be due and payable on the Maturity Date, at the option of the Holder, in cash or in Common Stock. If principal and interest is to be paid in Common Stock as contemplated hereby, the number of shares of Common Stock to be issued in payment of such principal and interest shall be determined by dividing the dollar amount of the principal and interest to be so paid by the Conversion Price on the Maturity Date. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America within three (3) business days of the Interest Payment Date by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

         6. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, and Section 4(b) shall not apply to such conversion.

         7. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

         8. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of

Common Stock, the Fixed Conversion Price, the Redemption Trigger and any other amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

         9. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

         10. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. The Company and, by acceptance of this Debenture, the Holder consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

         11. The Company and, by acceptance of this Debenture, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

         12. The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Debenture or any Redemption Amount due hereunder or any other amount due under a Transaction Agreement and, in any such instance, the same shall continue for a period of five (5) business days; or

                  b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

                  c. In addition to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement, and any such failure shall continue uncured for thirty (30) days; or

                  d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                  e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement (other than
                           Section 5 thereof) and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                  f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  h. Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  j. The Company shall have the Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days.


If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         13. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         14. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence.. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 14 as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

         15. Payment of this Debenture is secured pursuant to the terms of the Security Agreement, dated July 19, 2005 (the "Security Agreement"), executed by the Company, as debtor, in favor of the Collateral Agent therein, for the benefit of the lenders thereto (including the Holder pursuant to a joinder thereto). The terms of the Security Agreement are incorporated herein by reference.

         16. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: March 13, 2006

                                   ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                   By: ______________________________________

                                       Allan Klepfisz
                                       (Print Name)

                                    EXHIBIT A


                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



         The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into shares of Common Stock of ADVANCED TECHNOLOGY INDUSTRIES, INC. (the "Company") according to the conditions hereof, as of the date written below.



Date of Conversion* _________________________________________

Accrued Interest      $__________________________

Applicable Conversion Price  ___________________________________________________


Signature ______________________________________________________________________
                                    [Name]

Address: _______________________________________________________________________

         _______________________________________________________________________

EXHIBIT 4.3

                                     WARRANT

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. ISSUANCE; CERTAIN DEFINITIONS. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation (the "Company"), NITE CAPITAL LP, or registered assigns (the "Holder") is hereby granted the right to purchase at any time during the period (the "Exercise Period") from the date hereof until 5:00 P.M., New York City time, on the second anniversary of the Effective Date (the "Expiration Date"), 4,285,714 fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.10 per share, as such price may be adjusted as provided herein.

         This Warrant is being issued pursuant to the terms of the Securities Purchase Agreement, dated of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

                  2. EXERCISE OF WARRANTS.

                           2.1      GENERAL.

                           (a) This Warrant is exercisable in whole or in part
at any time during the Exercise Period. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph and by delivering to the Company this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased (the date all such deliveries are completed, the "Exercise Date"); provided that the Holder will only be able to exercise this Warrant if such exercise is exempt from the registration requirements of the Act, as defined below, (and the Company has received such information as the Company may reasonable request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act). The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant shall expire and be of no force or effect from and after the Expiration Date.

                           (b) The Holder shall be deemed to be the holder of
the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

                           (c) The Holder shall pay the Exercise Price in cash;
provided that in the event that the Registration Statement is not effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), then the Holder may pay the Exercise Price with respect to the shares of Common Stock set forth in the Notice of Exercise delivered in connection with such Exercise Date, pursuant to a cashless exercise by surrendering this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                X = Y (A-B)/A
         where:
                                X = the number of Warrant Shares to be issued to the Holder.

                                Y = the number of Warrant Shares with
                                respect to which this Warrant is being
                                exercised.

                                A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                                B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date. If the Registration Statement has been declared effective on or before the one year anniversary of the date hereof, and is effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), the Holder shall not have a right of cashless exercise, but shall pay the Exercise Price in cash as set forth in subsection 9(a) above.

                           (d) If the Average Price is equal to or greater than
$0.50 during any period of twenty (20) consecutive Trading Day and the Closing Price is equal to or greater than $0.50 for a least ten (10) Trading Days during such period, then on the fifteenth (15th) Trading Day following the end of such period, and delivery of written notice thereof from Company to Holder, the Exercise Price shall be adjusted to $0.25 (the "Adjusted Exercise Price"), as such price may be adjusted as provided herein. For purposes of this Section 2.1(d), (i) Average Price shall be the average closing bid prices of the Common Stock during the applicable period, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Average Price shall be such closing prices on such exchange or NASDAQ, as reported in the Wall Street Journal and (ii) Closing Bid Price shall be the closing bid price of the Common Stock on the applicable date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Closing Bid Price shall be such closing price on such exchange or NASDAQ, as reported in the Wall Street Journal.

                           2.2 LIMITATION ON EXERCISE. Notwithstanding the
provisions of this Warrant, the Securities Purchase Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock, or (iii) at the Holder's option, on at least sixty-five (65) days' advance written notice from the Holder) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of the Debentures or other convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                  3. RESERVATION OF SHARES. The Company hereby agrees that from the date hereof to the Expiration Date there shall be reserved for issuance upon exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. PROTECTION AGAINST DILUTION AND OTHER ADJUSTMENTS.

                           6.1 ADJUSTMENT MECHANISM. If an adjustment of the
Exercise Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause the total number of shares of Common Stock the Holder is entitled to purchase pursuant to this Warrant, multiplied by the adjusted Exercise Price per share, to equal the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

                           6.2 CAPITAL ADJUSTMENTS. If, at any time while this
Warrant remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of Common Stock, the Exercise Price, Adjusted Exercise Price and any other amounts calculated as contemplated hereby shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such reverse split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and
(iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any exercise for which the Company issues shares after the record date of such dividend, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

                           6.3 MERGER, CONSOLIDATION, ETC. If, for as long as
this Warrant remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that this Warrant may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.

                           6.3 ADJUSTMENT FOR SPIN OFF. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                  (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                  (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average closing bid price of the Common Stock for the five (5) Trading Days immediately following the fifth Trading Day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five
         (5) Trading Days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

                  7. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

                           7.1 TRANSFER. This Warrant has not been registered
under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the

Warrant or the Warrant Shares. Except for transfers to officers, employees and Affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                           7.2 REGISTRATION RIGHTS. (a) The Holder shall have
registration rights with respect to the Warrant Shares as set forth in the Securities Purchase Agreement and the Registration Rights Agreement. The Holder's rights under this Section 7.2 shall expire at such time as the Holder can sell all of the Warrant Shares held by such Holder under Rule 144 without volume or other restrictions or limit.

              8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                      (i)  if to the Company, to:

                                    Advanced Technology Industries, Inc..
                                    211 Madison Avenue, #28B
                                    New York, New York 10016
                                    Attn:  Allan Klepfisz
                                    Telephone No.:  (212) 532-2736
                                    Telecopier No.:  (212) 532-2904

                                    With a copy to:

                                    Anthony J. Norris , Esq.
                                    Ropes & Gray LLP
                                    45 Rockefeller Plaza
                                    New York, NY 10111
                                    Tel: 212-841-0659
                                    Fax: 212-841-5725

                       (ii) if to the Holder, to:

                                   100 East Cook Avenue, #201
                                   Libertyville, Illinois 60048
                                    with a copy to:

                                    Krieger & Prager LLP
                                    39 Broadway
                                    Suite 1440
                                    New York, NY
                                    Attn: Samuel M. Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Telecopier No.  (212) 363-2999


Any party may give notice in accordance with this Section to the other parties designate to another address or person for receipt of notices hereunder.

                 9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the Holder and the Company. This Warrant contains the full understanding of the Holder and the Company with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                 10. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and, by its acceptance of this Warrant, the Holder each consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant.

                 11. JURY TRIAL WAIVER. The Company and, by its acceptance of this Warrant, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

                 12. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the 13th day of March, 2006.


                                           ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                           By:__________________________________
                                           Title:   President

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ________________, ____, to purchase shares of the Common Stock of ADVANCED TECHNOLOGY INDUSTRIES, INC., and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

_    CASH: $                        =  (Exercise Price x Exercise Shares)
            --------------------

           Payment is being made by:
                   _        enclosed check
                   _        wire transfer
                   _        other
                                  ---------------------------------------
_    CASHLESS EXERCISE

         Net number of Warrant Shares to be issued to Holder:         _________*

         * based on:  CURRENT MARKET VALUE - (EXERCISE PRICE X EXERCISE SHARES)
                      ---------------------------------------------------------
                                       Market Price of Common Stock
         where:
         Market Price of Common Stock ["MP"]         =     $_______________
         Current Market Value [MP x Exercise Shares] =     $_______________


        It is the intention of the Holder to comply with the provisions of
Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder.

        To the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

        Please deliver the stock certificate to:



Dated: _________________________________________

[Name of Holder]


By:_____________________________________________

EXHIBIT 4.4

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 13, 2006 (this "Agreement"), is made by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation, with headquarters located at 211 Madison Avenue, #28B, New York, New York 10016 (the "Company"), and the entity (other than the Company) named on the signature page hereto (the "Investor").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of even date, between the Investor and the Company (the "Securities Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Investor the Debentures; and

                  WHEREAS, the Debentures are convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall include shares of Common Stock of the Company issuable in lieu of accrued interest through the Maturity Date (as that term is defined in the Debentures)) upon the terms and subject to the conditions contained in the Debentures; and

                  WHEREAS, upon and subject to the terms of the Securities Purchase Agreement, the Company has agreed to issue the Warrants to the Investor in connection with the issuance of the Debentures, and the Warrants may be exercised for the purchase of shares of Common Stock (the "Warrant Shares") upon the terms and conditions of the Warrants; and

                  WHEREAS, to induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Registrable Securities (as defined below);

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:


                  (a) "Effective Date" means the date the SEC declares a Registration Statement covering Registrable Securities and otherwise meeting the conditions contemplated hereby to be effective.

                  (b) "Held Shares Value" means, for shares of Common Stock acquired by the Investor upon a conversion of a Debenture within the thirty (30) days preceding the Restricted Sale Date, but not yet sold by the Investor, the principal amount of the Debentures converted into such Conversion Shares; provided, however, that if the Investor effected more than one such conversion during such thirty (30) day period and sold less than all of such shares, the sold shares shall be deemed to be derived first from the conversions in the sequence of such conversions (that is, for example, until the number of shares from the first of such conversions have been sold, all shares shall be deemed to be from the first conversion; thereafter, from the second conversion until all such shares are sold).

                  (c) "Investor" means the Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures, Warrants or Registrable Securities.

                  (d) "Payment Shares" means shares of Common Stock issued by the Company as provided in Section 2(b) below.

                  (e) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by a determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time; in each case where such determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  (f) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (g) "Registrable Securities" means, collectively, the Conversion Shares, the Warrant Shares and the Payment Shares.

                  (h) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-2 or other appropriate form which shall include only the Registrable Securities and the such other securities as may be permitted by
Section 5(b) hereof.

                  (i) "Required Effective Date" means the relevant Initial Required Effective Date or Increased Required Effective Date (as those terms are defined below).

                  (j) "Required Filing Date" means May 21, 2006.

                  (k) "Restricted Sale Date" means the first date, other than a date during a Permitted Suspension Period (as defined below), on which the Investor is restricted from making sales of Registrable Securities covered by any previously effective Registration Statement.

                  2. REGISTRATION.

                  (a) MANDATORY REGISTRATION.

                  (i) The Company shall prepare and file with the SEC, as soon as practicable either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Investor to sell the Registrable Securities, but in no event less than the number of shares equal to one hundred fifty percent (150%) of the aggregate of (x) the number of shares into which the Debentures and all interest thereon through the Maturity Date would be convertible at the time of filing of such Registration Statement (assuming for such purposes that all Debentures had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance, eligibility, accrual of interest or conversion had in fact occurred as of such date) and (y) the number of Warrant Shares which would be issuable on exercise of the Warrants (assuming for such purposes that all Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date). Unless otherwise specifically agreed to in writing in advance by the Investor, the Registration Statement shall state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures or exercise of the Warrants to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the "Initial Required Effective Date") which is no later than the earlier of (Y) five (5) days after oral or written notice by the SEC that it may be declared effective or (Z) July 21, 2006.

                  (ii) If at any time (an "Increased Registered Shares Date") after a Registration Statement has been filed with the SEC, the number of shares of Common Stock represented by the Registrable Shares, issued or to be issued as contemplated by the Transaction Agreements, exceeds the aggregate number of shares of Common Stock then registered or sought to be registered in a Registration Statement which has not yet been declared effective, the Company shall either

         (X) amend the relevant Registration Statement filed by the Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to register, in the aggregate, at least the number of shares (the "Increased Shares Amount") equal to (A) the number of shares theretofore issued on conversion of the Debentures (including any interest paid on conversion by the issuance of Conversion Shares) , plus (B) the number of shares theretofore issued on exercise of the Warrants, plus (C) the sum of:

                  (I) the number of shares into which the unconverted Debentures and all interest thereon through the Maturity Date would be convertible at the date of such filing (assuming for such purposes that all such Debentures had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance eligibility, accrual of interest, or conversion had in fact occurred as of such date), and

                  (II) the number of Warrant Shares which would be issuable on exercise of the unexercised Warrants (assuming for such purposes that all such Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date), or

         (Y) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement (an "Additional Registration Statement") to register the number of shares equal to the excess of the Increased Shares Amount over the aggregate number of shares of Common Stock already registered.

The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (each, an "Increased Required Effective Date") which is no later than (q) with respect to a Registration Statement under clause (X) of this subparagraph (ii), the Initial Required Effective Date and (r) with respect to an Additional Registration Statement, the earlier of (I) five (5) days after notice by the SEC that it may be declared effective or (II) thirty (30) days after the Increased Registered Shares Date.

                  (b) PAYMENTS BY THE COMPANY.

                  (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date, the Company will make payment to the Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

                  (ii) If the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if there is a Restricted Sale Date, then the Company will make payments to the Investor in such amounts and at such times as shall be determined pursuant to this
Section 2(b).

                  (iii) The amount (the "Periodic Amount") to be paid by the Company to the Investor shall be determined as of each Computation Date (as defined below) and such amount shall be equal to the Periodic Amount Percentage (as defined below) of the Purchase Price for all Debentures held by the Investor for the period from the date following the relevant Required Filing Date or the Required Effective Date or a Restricted Sale Date, as the case may be, to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The "Periodic Amount Percentage" means (A) one percent (1%) of the Purchase Price of all Debentures for the first two Computation Dates after the relevant Required Filing Date; and (B) two percent (2%) of the Purchase Price of all Debentures to any Computation Date thereafter. Anything in the preceding provisions of this paragraph (iii) to the contrary notwithstanding, after the relevant Effective Date the Purchase Price shall be deemed to refer to the sum of (X) the principal amount of all Debentures not yet converted and (Y) the Held Shares Value. By way of illustration and not in limitation of the foregoing, if the Registration Statement is filed on or before the Required Filing Date, but is not declared effective by August 27, 2006, the Periodic Amount will aggregate two percent (2%).

                  (iv) Each Periodic Amount will be payable by the Company, except as provided in the other provisions of subparagraph (v), in cash or other immediately available funds to the Investor (1) on the day after the Required Filing Date, the Required Effective Date or a Restricted Sale Date, as the case may be, and (2) on the earlier of (A) each thirtieth day thereafter, (B) the third business day after the date the Registration Statement is filed or is declared effective, or (C) the third business day after the Registration Statement has its restrictions removed after the relevant Effective Date, in each case without requiring demand therefor by the Investor.

                  (v) Notwithstanding the provisions of the immediately preceding subparagraph (iv),

         (i) at the option of the Company, exercisable in its discretion on the date the Periodic Amount is due; provided, however, that the Company may exercise this discretion if, but only if the Registration Statement covering the Payment Shares is then effective; or

         (ii) at the option of the Investor, exercisable in its sole and absolute discretion by written notice to the Company at any time before the Periodic Amount is paid,

all or a portion of the Periodic Amount shall be paid by the issuance of additional shares of Common Stock to such Investor ("Payment Shares") in an amount equal to the Periodic Amount being paid thereby divided by the then applicable Conversion Price; provided, further that the Delivery Date for the Payment Shares shall be three (3) business days after the date the Periodic Amount is due (if the election is made by the Company) or after the Investor gives the notice contemplated by clause (ii) of this subparagraph.

                  (vi) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not filed by the Required Filing Date or the Registration Statement has not been declared effective by a Required Effective Date, including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended or the shares of the Company's stock are not listed on the Principal Trading Market, may be difficult to ascertain. The parties agree that the amounts payable pursuant to the foregoing provisions of this Section 2(b) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

                  (vii) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the filing or effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor or its counsel.

                  (viii) "Computation Date" means (A) the date which is the earlier of (1) thirty (30) days after the Required Filing Date, any relevant Required Effective Date or a Restricted Sale Date, as the case may be, or (2) the date after the Required Filing Date, such Required Effective Date or Restricted Sale Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or has its restrictions removed or the shares of the Company's stock are listed on the Principal Trading Market (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (B) each date which is the earlier of (1) thirty (30) days after the previous Computation Date or (2) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or has its restrictions removed or the shares of the Company's stock are listed on the Principal Trading Market (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

                  (ix) Notwithstanding anything herein to the contrary the remedy set forth in this Section 2(b) shall be the sole remedy for the Investor if the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date or if the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if there is a Restricted Sale Date.

         (c) PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4 and S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the Investor of its intention so to do. Upon the written request of the Investor, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the Investor.

                  3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

                  (a) Prepare promptly, and file with the SEC by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times, other than during Permitted Suspension Periods, during the period (the "Registration Period") continuing until the earlier of (i) the date when the Investor may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (ii) the date the Investor no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period (except during Permitted Suspension Periods), and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

                  (c) Permit a single firm of counsel designated by the Investor (which, until further notice, shall be deemed to be Krieger & Prager LLP, Attn:
Samuel Krieger, Esq., which firm has requested to receive such notification; each, an "Investor's Counsel") to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects, unless the Company reasonably determines that such document is required by law to be so filed;

                  (d) Notify the Investor and the Investor's Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three (3) business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investor); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investor's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investor shall have the opportunity to comment thereon;

                  (e) Furnish to the Investor and to Investor's Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

                  (f) As promptly as practicable after becoming aware thereof, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 4(c), use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

                  (g) [intentionally omitted ]

                  (h) Comply with Regulation FD or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, not disclose to the Investor any non-public material information regarding the Company;

                  (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market and the quotation of the Registrable Securities on the Principal Trading Market;

                  (j) Provide a transfer agent ("Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the initial Effective Date;

                  (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investor may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and opinion of such counsel, which shall include, without limitation, directions to the Transfer Agent to issue certificates of Registrable Securities (including certificates for Registrable Securities to be issued after the Effective Date and replacement certificates for Registrable Securities previously issued) without legends or other restrictions, subject to compliance with applicable law, including, without limitation, prospectus delivery requirements; and

                  (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

                  4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

                  (a) The Investor, by the Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

                  (b) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(iii) or 3(f), above, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(iii) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

                  (c) Notwithstanding anything in this Agreement to the contrary, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investor in writing that the effectiveness of the Registration Statement is suspended for any reason, whether due to a Potential Material Event or otherwise, the Investor shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of such notice until the Investor receives written notice from the Company that such the effectiveness of the Registration Statement has been restored, whether because the Potential Material Event has been disclosed to the public or it no longer constitutes a Potential Material Event or otherwise; provided, however, that the Company may not so suspend the right to such holder of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension other than during a Permitted Suspension Period) . The term "Permitted Suspension Period" means up to two such suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than ten (10) business days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period)

                  5. EXPENSES OF REGISTRATION. (a) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

                  (b) Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company shall be entitled to include all the shares required to be registered hereunder under any registration rights agreement entered into after the date of this Agreement, that is not inconsistent with the rights granted to the Holders in this Agreement or that otherwise conflicts with the provisions hereof on a single registration statement under the Securities Act.

                  6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the directors, if any, of the Investor, the officers, if any, of the Investor, and each Lender Control Person (each, an "Lender Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively referred to as "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investor, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Lender Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (II) be available to the extent such Claim is based on a failure of any Lender Indemnified Party to deliver or cause to be delivered the prospectus made available by the Company or the amendment or supplement thereto made available by the Company; (III) be available to the extent such Claim is based on the delivery of a prospectus by any Lender Indemnified Party after receiving notice from the Company under Section 3(d)(iii) or 3(f) or Section 4(c) hereof (other than a notice regarding the effectiveness of the Registration Statement or any amendment or supplement thereto), or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Investor will indemnify the Company and its officers, directors and agents and each Company Control Person (each, an "Company Indemnified Party", and together with each Lender Indemnified Party, each an "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Investor, expressly for use in connection with the preparation of the Registration Statement or the amendment or supplement thereto, subject to such limitations and conditions as are applicable to the indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

                  (b) Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party provided such counsel is of the opinion that all defenses available to the Indemnified Party can be maintained without prejudicing the rights of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from the Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8. REPORTS UNDER SECURITIES ACT AND EXCHANGE ACT. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration ("Rule 144"), for a period of two years after the date hereof, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration; and

                  (d) at the request of the Investor, give its Transfer Agent instructions to the effect that, upon the Transfer Agent's receipt from such Holder of

         (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Investor's holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registrable Securities which the Investor proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

         (ii) an opinion of counsel acceptable to the Company for which purpose it is agreed that Investor's Counsel shall be deemed acceptable if not given by Ropes and Gray that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Investor, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Investor). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

                  9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investor to any transferee of the Registrable Securities (or all or any portion of any unconverted Debentures) only if the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, (b) the securities with respect to which such registration rights are being transferred or assigned and (c) written evidence of the transferee's assumption of the Investor's obligations under this Agreement.

                  10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investor and the Company.

                  11. MISCELLANEOUS.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, if to the Company or to the Investor, to their respective address contemplated by the Securities Purchase Agreement, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  (e) The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or any of the other Transaction Agreements.

                  (f) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (g) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (h) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (i) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (k) Neither party shall be liable for consequential damages as a result of any delay under this Agreement.

                  (l) This Agreement (including to the extent relevant the provisions of other Transaction Agreements) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    COMPANY:

                                    ADVANCED TECHNOLOGY  INDUSTRIES, INC.


                                    By:________________________________________
                                    Name: _____________________________________
                                    Title:_____________________________________


                                    INVESTOR:

                                    NITE CAPITAL LP


                                    By:________________________________________
                                    Name: _____________________________________
                                    Title:_____________________________________

EXHIBIT 4.5

                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation, with headquarters located at 211 Madison Avenue, #28B, New York, New York 10016 (the "Company"), and the entity (other than the Company) named on a signature page hereto (as used herein, such signatory is referred to as the "Lender").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales under Regulation D as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, the Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement (and acceptance of this Agreement by the Company, the repayment of which will be represented by 9% Convertible Debentures of the Company (the "Convertible Debentures"), which Convertible Debentures will be convertible into shares of Common Stock of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures) together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a.       PURCHASE.

                  (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned hereby agrees to loan to the Company, from time to time as set forth herein, the aggregate amount of One Million Two Hundred Thousand ($1,200,000) Dollars (the "Aggregate Purchase Price") of which $350,000 (the "Initial Purchase Price") shall be loaned to the Company on the Initial Closing Date (as defined below). The obligation to repay the loan from the Lender shall be evidenced by the Company's issuance of one or more Convertible Debentures to the Lender in such principal amount (the "Debentures"). Each Debenture (i) shall provide for a conversion price (the "Conversion Price"), which price may be adjusted from time to as provided in the

Debenture or in the other Transaction Agreements, (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as ANNEX I and
(iii) shall have such number of Warrants attached as provided in Section 4(f) below. The loan to be made by the Lender and the issuance of the Debentures and Warrants to the Lender are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and Warrants.

                  (ii) The applicable Purchase Price to be paid by the Lender shall be equal to the face amount of the Debentures being purchased on the relevant Closing Date (as defined below) and shall be payable in United States Dollars.

                  b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  (ii) "Certificates" means the Debentures and the Warrants, each duly executed by the Company and issued on the relevant Closing Date (as defined below) in the name of the Lender.

                  (iii) "Closing Date" means each of the Initial Closing Date, the Second Closing Date and the Third Closing Date, as the case may be.

                  (iv) "Closing Price" means the closing bid price during regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service.

                  (v) "Company Control Person" means each current director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  (vi) "Company Securities" means shares of Common Stock or securities convertible into and/or rights exercisable for the issuance of shares of Common Stock.

                  (vii) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures (including, if relevant, accrued interest on the Debentures so converted).

                  (viii) "Disclosure Letter" means a letter dated the date hereof from the Company to the Lender arranged in sections corresponding to the identified Sections of this Agreement; provided that any matter set forth in any section of the Disclosure Letter shall, unless the context otherwise requires, be deemed set forth for all purposes of the Disclosure Letter.

                  (ix) "Effective Date" means the effective date of the Registration Statement.

                  (x) "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

                  (xi) "Escrow Funds" means the applicable Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

                  (xii) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

                  (xiii) "Fixed Conversion Price" shall have the meaning ascribed to it in the Debenture.

                  (xiv) "Holder" means the Person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

                  (xv) "Last Audited Date" means December 31, 2004.

                  (xvi) "Lender Control Person" means each current director, executive officer, promoter, and such other Persons as may be deemed in control of the Lender pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  (xvii) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby.

                  (xviii) "New Transaction" means the sale by the Company of Securities consummated after the date hereof; provided that a New Transaction shall not include (1) the issuance of Company Securities upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, (2) the sale of the Securities to the Lender, (3) the issuance of Company Securities to employees or consultants of the Company or its subsidiaries or (4) the sale of Company Securities set forth on Schedule 1 hereto.

                  (xix) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  (xx) "Principal Trading Market" means the OTC Electronic Bulletin Board.

                  (xxi) "Purchase Price" means each of the Initial Purchase Price, the Second Purchase Price and the Third Purchase Price, as the case may be.

                  (xxii) "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

                  (xxiii) "Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Annex IV.

                  (xxiv) "Registration Statement" means a registration statement of the Company under the 1933 Act covering Registrable Securities.

                  (xxv) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holders of more than 50% of the outstanding Debentures at such time and reasonably acceptable to the Company.

                  (xxvi) "Securities" means the Debentures, the Warrants, and the Shares.

                  (xxvii) "Security Agreement" means the Security Agreement attached hereto as Annex VIII.

                  (xxviii) "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

                  (xxvix) "State of Incorporation" means Delaware.

                  (xxx) "Trading Day" means any day during which the Principal Trading Market shall be open for business.

                  (xxxi) "Transaction Agreements" means the Securities Purchase Agreement, the Debentures, the Joint Escrow Instructions, the Security Agreement, the Registration Rights Agreement, and the Warrants and includes all ancillary documents referred to in those agreements.

                  (xxxii) "Variable Conversion Rate" shall have the meaning ascribed to it in the Debenture. (xxxiii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                  c.       FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

         (i) The Lender shall pay the Lender's applicable Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the relevant Closing Date.

                  (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Lender to the Escrow Agent of the applicable Purchase Price, the Company shall deliver the Certificates, each duly executed on behalf of the Company and issued in the name of the Lender, to the Escrow Agent.

                  (iii) By signing this Agreement, the Lender and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

         d. ADDITIONAL PURCHASE. The Company shall send (i) a notice to the Lender of the anticipated filing date of the Registration Statement (the "Filing Date") at least five days prior to such anticipated Filing Date (the "Filing Date Notice) and (ii) a notice to the Lender of the anticipated Effective Date at least five days prior to such anticipated Effective Date (the "Effective Date Notice", and together with the Filing Date Notice, the "Additional Closing Date Notices"). Following the receipt of the Filing Date Notice, subject to the conditions set forth in Sections 6, 7 and 8, the Lender shall be obligated to loan to the Company $250,000 (the "Second Purchase Price") on the same terms and conditions as set forth in the Transaction Agreements (including having such number of Warrants attached as provided in Section 4(f) below); provided that the closing for such loan must occur at least three days prior to such anticipated Filing Date (such third business day, the "Second Closing Date"). Following the receipt of the Effective Date Notice, subject to the conditions set forth in Sections 6, 7 and 8, the Lender shall be obligated to loan to the Company $600,000 (the "Third Purchase Price") on the same terms and conditions as set forth in the Transaction Agreements (including having such number of Warrants attached as provided in Section 4(f) below); provided that the closing for such loan must occur at least three days prior to such anticipated Effective Date (such third business day, the "Third Closing Date" and, together with the Second Closing Date, the "Additional Closing Dates"). The Company and the Lender shall each use reasonable efforts to cause the closing of such loans to occur on or prior to the applicable Additional Closing Date.

                  2. LENDER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting the Lender's right to sell the Shares pursuant to a Registration Statement or otherwise to sell any of the Securities in compliance with the 1933 Act, the Lender is purchasing the Securities and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the loss of the entire Aggregate Purchase Price.

                  c. All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  d. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

                  e. The Lender and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities and the offer of the Shares which have been requested by the Lender, including those set forth on ANNEX V hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX VII hereto (the documents listed on such Annex VII, to the extent available on EDGAR or otherwise provided to the Lender as indicated on said Annex VII, collectively, the "Company's SEC Documents").

                  f. The Lender understands that its investment in the Securities involves a high degree of risk.

                  g. The Lender hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of their respective officers, directors and employees or any of their respective attorneys or agents, except as specifically set forth herein.

                  h. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  i. This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  j. The Lender has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Lender shall indemnify and hold harmless each of the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Lender as of the date hereof and as of each Closing Date that, except as otherwise provided in the Disclosure Letter hereto or in the Company's SEC Documents:

                  a. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares. No party other than the Lender has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

                  c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 800,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 288,209,971 shares were outstanding as of March 23, 2006, and (ii) 1,000,000 shares of Preferred Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and, except to the extent, if any, provided by the law of the State of Incorporation, will not subject the Holder thereof to personal liability by reason of being such Holder.

                  d. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Debentures and the Warrants, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except for such authorizations, approvals and consents that have been obtained.

                  g. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading

                  h. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as disclosed in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against a third party, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions and other facts known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Lender that would reasonably be expected to have or result in a Material Adverse Effect.

                  j. ABSENCE OF LITIGATION. Except as disclosed in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company's SEC Documents, there are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

                  k. ABSENCE OF EVENTS OF DEFAULT. Except as disclosed in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  l. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. To the knowledge of the Company, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

                  (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

                  (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                           (i)      acting, as an investment advisor,
                                    underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                           (ii)     engaging in any type of business practice;
                                    or

                           (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

                  (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

                  (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

                  m. PRIOR ISSUES. [Intentionally Omitted]

                  n. NO UNDISCLOSED LIABILITIES OR EVENTS. To the knowledge of the Company, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except as disclosed in the Company's SEC Documents, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (X) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (Y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  o. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time within the past six months made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  p. DILUTION. The number of Shares issuable upon conversion of the Debentures may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Debentures) relating to the conversion of the Debentures, and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  r. TRADING IN SECURITIES. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Agreements (but limited in each instance to the extent so specified), the Lender retains the right (but are not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time, but only, in each case, in any manner whatsoever permitted by applicable federal and state securities laws.

                  s. FEES TO BROKERS, FINDERS AND OTHERS. Except for payment of fees to Persons previously disclosed to the Lender, an Application Fee of 1% of the principal amount of each Debenture payable to the Lender and a Closing Fee of 4% of the principal amount of each Debenture payable to the Lender, payment of which, in each case, is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Lender relating to this Agreement or the transactions contemplated hereby. The Lender shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of the Lender, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. The Lender acknowledges and agrees that, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, the certificates and other instruments representing any of the Securities (including the Shares) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. FILINGS. The Company undertakes and agrees to make all necessary filings required to be made by the Company in connection with the sale of the Debentures and Warrants to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Lender promptly after such filing.

                  d. REPORTING STATUS. So long as the Lender beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act in a time frame that permits it to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National

Association of Securities Dealers, Inc., as the case may be, at least through the date which is thirty (30) days after the later of the date on which all of the Debentures have been converted or all of the Warrants have been exercised or have expired.

                  e. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Securities) for general corporate purposes.

                  f. WARRANTS. The Company agrees to issue to the Lender on the
(i) Initial Closing Date transferable divisible warrants (the "Warrants") for the purchase of 5,000,000 Shares, (ii) Second Closing Date Warrants for the purchase of 3,571,428 Shares and (iii) Third Closing Date Warrants for the purchase of 8,571,428 Shares, in each case at an exercise price of $.07 per Share. The Warrants will expire on the second annual anniversary of the Effective Date. The Warrant shall be in the form annexed hereto as ANNEX VI.

                  g. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares at least equal to the sum of (x) three hundred percent (300%) of the number of shares of Common Stock issuable as may be required to satisfy the conversion rights of the Holders of all outstanding Convertible Debentures (including interest thereon), plus (y) the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether such Convertible Debentures or Warrants were originally issued to the Holder, the Lender or to any other Holder). For the purposes of such calculations, the Company should assume that all such Debentures were then convertible and all Warrants were then exercisable without regard to any restrictions which might limit the Lender's right to convert any of the Convertible Debentures or exercise any of the Warrants held by any Holder.

                  h. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless the inclusion of such statement is required, in the opinion of legal counsel for such party, in order for such party to comply with its disclosure obligations under applicable law. In furtherance of the foregoing, the Company will provide to the Lender drafts of the applicable text of any filing intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) business days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects , unless the inclusion of such statement is required, in the opinion of legal counsel for such party, in order for such party to comply with its disclosure obligations under applicable law. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing, the Company intends to file within one business day following the Initial Closing Date a Current Report on Form 8-K describing the transactions contemplated by the Transaction Documents.

                  i. ADDITIONAL COVENANTS OF THE COMPANY. So long as the Debentures shall be outstanding, the Company shall:

                  (i) Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of any other Person (except for 75% or greater owned subsidiaries) for the purpose of paying or discharging the obligations of such Person unless such guarantees relate to the business of the Company, are incurred in the ordinary course of its business and do not exceed in the aggregate $50,000;

                  (ii) Not declare or pay any cash dividends or authorize or make any other distribution on any class of equity securities of the Company;

                  (iii) Not consolidate with or merge with or into any entity or sell, lease, transfer, exchange or otherwise dispose of any material part of its properties and assets except in the ordinary course of business; provided, however, that the Company may engage in any of the foregoing transactions with a parent or subsidiary of the Company so long as such parent or subsidiary assumes the obligations of the Company hereunder; and

                  (iv) Not enter into any agreement or understanding which may, directly or indirectly, cause or effect a change in "control" as defined in Rule 405 under the 1933 Act of 1933, without the prior written consent of the Lender.

                  j. CERTAIN AGREEMENTS.

                  (i) (A) The term "Lower Price Transaction" means a New Transaction consummated during the period (the "New Transaction Period") from the Initial Closing Date and continuing through and including the Final Lock-up Date (as defined below), where (x) either the lowest fixed purchase price of any shares of Common Stock contemplated in the New Transaction or the lowest fixed conversion price of any securities of the Company convertible or exchangeable into Common Stock which would be applicable under the terms of the New Transaction is, or by its terms is, below the Fixed Conversion Price or
         (y) if such purchase price or conversion price is determined by multiplying a market price of the Common Stock by a percentage, such percentage is below the Variable Conversion Rate (the "Lower Percentage").

                        (b) The term "Final Lock-up Date" means the date which is the number of days after the Effective Date equal to the sum of (X) ninety (90) days, plus (Y) the number of days, if any, during which sale of Registrable Securities was suspended after the Effective Date.

                  (ii) The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then;

                  (A) if such transaction is of the type contemplated by Section 4(j)(i)(A)(x), then the Fixed Conversion Price on any principal amount of the Debentures which has not been converted as of the relevant date shall be adjusted to an amount (the "Adjusted Conversion Price") equal to the lower of (1) the lowest fixed purchase price of any shares of the Common Stock contemplated in the Lower Price Transaction or (2) the lowest fixed conversion price of any securities of the Company convertible or exchangeable into Common Stock which would be applicable under the terms of the Lower Price Transaction;

                  (B) if such transaction is of the type contemplated by Section 4(j)(ii)(A)(y), then the Variable Conversion Rate on any principal amount of the Debentures which has not been converted as of the relevant date shall be adjusted to an amount equal to the Lower Percentage; and

                  (C) the exercise price on all unexercised Warrants (unless the Adjusted Exercise Price (as defined in the Warrants) is then in effect) shall be adjusted to equal the lowest of (1) the then existing applicable exercise price of such Warrant, and (2) the Adjusted Conversion Price.

                  (iii) For purposes of this Section 4(j), the conversion price for which each share of Common Stock shall be deemed to be issued upon issuance or sale of any securities convertible, exercisable or exchangeable into Common Stock shall be determined by dividing (x) the total consideration, if any, received by the Company as consideration for such securities plus the minimum aggregate of additional consideration, if any, ever payable to the Company upon the conversion, exercise or exchange of such securities by (y) the maximum number of shares of Common Stock ever issuable (except pursuant to anti-dilution provisions associated with such securities on account of events that are unknown on such date) upon conversion, exercise or exchange of such securities.

                  k. AUTHORIZED SHARE INCREASE. So long as the Lender holds any of the Debentures, if at any time the number of authorized shares of Common Stock set forth in the certificate of incorporation of the Company is less than the greater (the "Authorized Minimum") of (i) the sum of, without duplication,
(a) the number of outstanding shares of Common Stock, (b) with respect to outstanding securities of the Company exercisable or convertible into shares of Common Stock only at a fixed exercise or conversion price, the number of shares of Common Stock issuable upon the exercise or conversion of such securities at such fixed price on the date of issuance of such securities and (c) with respect to outstanding securities of the Company exercisable or convertible into shares of Common Stock where such exercise or conversion price may be based on the market price (or percentage thereof) of the Common Stock, 300% of the number of shares issuable upon the exercise or conversion of such securities at (x) if such securities are also exercisable or convertible at a fixed exercise or conversion price, such fixed price on the date of issuance of such securities or
(y) if such securities are not also exercisable or convertible at a fixed exercise or conversion price, such market price or percentage thereof at the close of business on the date of issuance of such securities and (ii) the sum of, without duplication, (a) the number of outstanding shares of Common Stock and (b) with respect to outstanding securities of the Company exercisable or convertible into shares of Common Stock, the number of shares of Common Stock issuable upon the exercise or conversion of such securities at such time, then the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") as soon as practicable thereafter for the purpose (the "Authorization Proposal") of authorizing a number of shares of Common Stock such that the number of authorized shares of Common Stock is greater than the Authorized Minimum. The Board of Directors of the Company shall recommend approval of the Authorization Proposal and shall include such recommendation in the proxy statement relating to the Authorization Proposal. If the stockholders of the Company approve the Authorization Proposal at the Stockholders Meeting, then the Company shall promptly following the Stockholders Meeting take all necessary actions to file an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect the Authorization Proposal. Notwithstanding the foregoing, if at any time prior to the Company filing such amendment the Lender ceases to hold any Debentures or the number of authorized shares of Common Stock set forth in the certificate of incorporation of the Company is greater than the Authorized Minimum, then the Company shall not be required to hold the Stockholders Meeting or file such amendment if such actions have not been taken prior to such time.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  (a) The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Lender or its nominee and in such denominations to be specified by the Lender in connection with each conversion of the Debentures. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Lender's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Lender.

                  (b) Subject to the provisions of this Agreement, the Company will permit the Lender to exercise its right to convert the Debentures in the manner contemplated by the Debentures and to exercise the Warrants in the manner contemplated by the Warrants.

                  C. (i) The Company understands that a delay in the issuance of the Shares beyond the Delivery Date (as defined in the Debenture) could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" refers to the number of Trading Days which is beyond four (4) Trading Days after the Delivery Date): (9)(91)

                                               Late Payment For Each $10,000
         No. Business Days Late         of Principal or Interest Being Converted
         ----------------------         ----------------------------------------

                    1                                  $100
                    2                                  $200
                    3                                  $300
                    4                                  $400
                    5                                  $500
                    6                                  $600
                    7                                  $700
                    8                                  $800
                    9                                  $900
                    10                                 $1,000
                    >10                                $1,000 + $200 for each
                                                       Business Day Late beyond
                                                       10 days

_________________
(1) Example: Notice of Conversion is delivered on Monday, April 10, 2006. The Delivery Date would be Thursday April 13 (the third Trading Day after such delivery). If the certificate is delivered by Wednesday, April 19 (4 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on April 20, that is 1 "Business Day Late" in the table below; if delivered on April 25, that is 4 "Business Days Late" in the table.

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Lender's exclusive remedy (other than the following provisions of this Section 5(c), the provisions of the immediately following Section 5(d) of this Agreement and Section 12(c) of the Debenture) for such delay. Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder (as defined below) notwithstanding such revocation. Anything in the foregoing provisions of this paragraph (c) to the contrary notwithstanding, the total amount payable by the Company under this paragraph (c) shall be reduced by an amount equal to fifty percent (50%) of any Buy-In Adjustment Amount (as defined below) actually paid by the Company to the Holder (but not by more than the total amount due without regard to the provisions of this sentence).

                  (d) If, by the relevant Delivery Date the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the Holder of the Debentures being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  (e) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  (f) The holder of any Debentures shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  (g) The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of Conversion or exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. On the Initial Closing Date, the Company will provide the Lender with a copy of the authorization so given to the transfer agent.

                  6. CLOSING DATE.

                  a. The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  b.(i) Each Additional Closing Date shall occur on the date contemplated by Section 1(d).

                  (ii) It shall be a condition to the giving of an Additional Closing Date Notice that (1) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects and there shall have been no Material Adverse Effect from the Initial Closing Date through and including the date the Company gives the relevant Additional Closing Date Notice to the Lender (and the Company's issuance of the Additional Closing Date Notice shall constitute the Company's making each such representation and warranty as of such date), (2) the Filing Date shall have occurred on or prior to May 15, 2006 and (c) the Effective Date shall have occurred on or prior to 90 days following the Filing Date .

                  (iii) The Company shall execute the relevant Debentures and the relevant Warrants and deliver them to the Escrow Agent at least one Trading Day prior to the Additional Closing Date. The date of issuance of such Debentures and Warrants shall be left blank and the Company will authorize the Escrow Agent, upon their release to the Lender, to fill in such date on the signature date of each such Debenture and Warrant.

                  (iv) Except as provided in this Section 6 or in Sections 7 and 8 hereof, the closings on the Second Closing Date and the Third Closing Date shall be conducted upon the same terms and conditions as those applicable to the Initial Closing Date.

                  c. The Company hereby covenants and agrees that the Company will issue each Additional Closing Date Notice to the Lender and the Escrow Agent on a timely basis.

                  d. Each closing of the purchase and issuance of Debentures and Warrants shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Lender.

                  e. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the relevant Escrow Funds to the Company and to release the other relevant Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Lender understands that the Company's obligation to sell the Debentures and the Warrants to the Lender pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Lender;

                  b. Delivery by the Lender to the Escrow Agent of good funds as payment in full of an amount equal to the applicable Purchase Price for the Securities in accordance with this Agreement;

                  c. The accuracy on such Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date; and

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  8. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Lender's obligation to purchase the Debentures and the Warrants on the relevant Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

                  b. Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

                  c. On the Initial Closing Date, the Lender shall have received a Secretary's Certificate and Officer's Certificate from the Company, dated the Closing Date in form, scope and substance reasonably satisfactory to the Lender, substantially to the effect set forth in ANNEX III attached hereto;

                  d. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

                  f. From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Debentures.


                  9. INDEMNIFICATION.

                  A. (i) The Company agrees to indemnify and hold harmless the Lender and its officers, directors, employees, and agents, and each Lender Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Lender, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Lender Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from the Lender's failure to perform any covenant or agreement contained in this Agreement or the Lender's or its officers, directors, employees, agents or Lender Control Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  (ii) If (x) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements (other than the Registration Rights Agreement), or if the Lender is impleaded in any such action, proceeding or investigation by any Person, or (y) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements (other than the Registration Rights Agreement), or if the Lender is impleaded in any such action, proceeding or investigation by any Person, then in any such case, other than by reason of the Lender's actions (other than the Lender's execution of the Transaction Agreements to which it is a signatory, the payment of the applicable Purchase Price, and/or the exercise of any of the Lender's rights under any one or more of the Transaction Agreements), the Company hereby agrees to indemnify, defend and hold harmless the Lender from and against and in respect of all Damages resulting from, imposed upon or incurred by the Lender, directly or indirectly, and reimburse the Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) for a single firm of counsel incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Lender Control Persons (if any), as the case may be, of the Lender and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender, any such Affiliate and any such Person. The Company also agrees that neither the Lender nor any such Affiliate, partner, director, agent, employee or Lender Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, other than by reason of the Lender's actions (other than the Lender's execution of the Transaction Agreements to which it is a signatory, the payment of the applicable Purchase Price, and/or the exercise of the Lender's rights under any one or more of the Transaction Agreements).

                  b. All claims for indemnification by any Indemnified Party (as defined below) under this Section 9 shall be asserted and resolved as follows:

                  (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section 9 (an "Indemnified Party") might seek indemnity under Section 9(a) is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section 9 against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an

Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section 9 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

         (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9(b), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9(a)). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9(a) with respect to such Third Party Claim.

         (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9(b), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph (z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9(a) or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty
         (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  (ii) In the event any Indemnified Party should have a claim under Section 9(a) against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9(a) specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Indemnity Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                  10. JURY TRIAL WAIVER. The Company and the Lender hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  11. GOVERNING LAW: MISCELLANEOUS.

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under any of the Transaction Agreements.

                  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

Company:                   Advanced Technology Industries, Inc.
                           211 Madison Avenue, #28B
                           New York, New York 10016
                           Attn: Allan Klepfisz
                           Telephone No.:  (212) 532-2736
                           Telecopier No.:  (212) 532-2904
                           with a copy to:
                           Anthony J. Norris , Esq.

                           Ropes & Gray LLP
                           45 Rockefeller Plaza
                           New York, NY 10111
                           Tel: 212-841-0659
                           Fax: 212-841-5725


Lender:                    At the address set forth below.


                           Chicago Venture Partners, L.P.
                           303 East Wacker Drive
                           Suite 311
                           Chicago Illinois 60606
                           Telephone No.: (312) 565-1569
                              Telecopier No.: (312) 819-9701



                           with a copy to:

                           Krieger & Prager LLP
                           39 Broadway
                           Suite 1440
                           New York, NY
                           Attn: Samuel M. Krieger, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999

Escrow Agent:              Krieger & Prager LLP
                           39 Broadway
                           Suite 1440
                           New York, NY
                           Attn: Samuel M. Krieger, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999


                  13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the applicable Purchase Price for a period of two years after the last Closing Date, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Lender) as of the date set forth below.


                              SIGNATURE FOR LENDER


                  IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 24th day of March, 2006.


                                CHICAGO VENTURE PARTNERS, L.P.

                                BY: CHICAGO VENTURE MANAGEMENT, L.L.C., A
                                    DELAWARE LIMITED LIABILITY COMPANY, ITS SOLE
                                    GENERAL PARTNER

                                    BY:  CVM, INC., AN ILLINOIS CORPORATION,
                                          MANAGER


                                    By:_________________________________________

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

ADVANCED TECHNOLOGY INDUSTRIES, INC.

By:_________________________________

Title:______________________________


Date: March 24, 2006

         ANNEX I           FORM OF DEBENTURE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         SECRETARY'S CERTIFICATE

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI-         FORM OF WARRANT

         ANNEX VII         COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR

         ANNEX VIII        SECURITY AGREEMENT

EXHIBIT 4.6

         NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT, OR AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No.03-06-____                                                        US $350,000
                                                                        --------

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                   9% CONVERTIBLE DEBENTURE DUE MARCH 24, 2007


        THIS DEBENTURE is one of a duly authorized issue of Debentures of ADVANCED TECHNOLOGY INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 9% Convertible Debentures Due March 24, 2007.

         FOR VALUE RECEIVED, the Company promises to pay to CHICAGO VENTURE PARTNERS, L.P, the registered holder hereof (the "Holder"), the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS (US $350,000) on March 24, 2007 (the "Maturity Date") and to pay interest, on a simple non-compound basis, on the principal sum outstanding from time to time in arrears upon the earlier of conversion, redemption or the Maturity Date, as provided herein ("Interest Payment Date") at the rate of 9% per annum. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of Section 4 below, the principal of, and interest on, this Debenture are payable at the option of the Holder, in shares of Common Stock of the Company, $.0001 par value ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time.

         This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

         This Debenture is subject to the following additional provisions:

         1. The Debentures are issuable in denominations of Fifty Thousand Dollars (US$50,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

         2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         4. (a) Subject to Section 4(b), from and after the date hereof, the Holder of this Debenture is entitled, at its option, to convert at any time the principal amount of this Debenture, provided that the principal amount is at least US $10,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars (US $10,000), then the whole amount thereof) and accrued interest, into shares of Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lesser of (i) seven cents ($.07) as such price may be adjusted as provided herein (the "Fixed Conversion Price") or (ii) 75% of the Market Price on the Conversion Date (as defined below), as such price may be adjusted as provided herein (the "Variable Conversion Rate"). For purposes of this Section 4, the Market Price shall be the average of the lowest five (5) days closing bid prices (not necessarily consecutive) of the Common Stock for the thirty (30) Trading Days immediately preceding the Conversion Date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price shall be the closing prices on the exchange on such dates, as reported in the Wall Street Journal.

                  (b) In the event that the Conversion Price shall be less than $.07 as such price may be adjusted as provided herein (the "Redemption Trigger"), the Holder may convert the principal amount of this Debenture only if the Holder emails a notice to the Company, ATT: amk@ltdnetwork.com, advising the Company of its intention to convert all or a specified amount of the principal amount of this Debenture ("Stated Amount") within the fourteen (14) day period (the "Redemption Period") after delivery of such notice ("Notice Date"); provided that the Holder shall not be entitled to submit a Notice of Conversion (as defined below) until after the Reply Date (as defined below). Not later than the end of the next business day following the Notice Date (the "Reply Date"), the Company shall notify the Holder by email ([ ]) whether it elects to redeem the Stated Amount in cash in lieu of permitting the Holder to so convert ("Reply Notice"). In the event the Company does not timely deliver a Reply Notice, or delivers a Reply Notice but elects not to redeem the Stated Amount, it shall not be permitted to redeem the Stated Amount during the Redemption Period. In the event the Company elects to redeem the Stated Amount, then thereafter with respect to each Notice of Conversion delivered during the Redemption Period, the Company shall pay an amount in immediately available funds (each a "Redemption Amount") equal to (a) 150% of principal amount of this Debenture that is subject to conversion in such applicable Notice of Conversion, plus (b) accrued and unpaid interest with respect to such principal amount up to the Redemption Date, and shall be paid to the Holder by the close of the third (3rd) business day following the date on which the Holder faxes or otherwise delivers such Notice of Conversion to the Company (any such date of redemption, the "Redemption Date") in accordance with Section 5; provided that the aggregate of all such principal amounts under all such Notices of Conversion delivered during the Redemption Period shall not exceed the Stated Amount. In the event the payment of the Redemption Amount is not timely made on the Redemption Date, any right of redemption contained in this Section 4(b) shall thereafter permanently terminate with respect to this Debenture, and the Company shall, with respect to any conversions submitted during the Redemption Period, cause to be issued to the Holder 105% of the number of shares of Common Stock otherwise required to be delivered to the Holder in accordance with Section 4(a) with respect to conversions of the lesser of (x) the Stated Amount and (y) and the principal amount of this Debenture requested to be converted as set forth in any Notices of Conversion. If the Holder does not deliver a Notice of Conversion during the Redemption Period it must comply with the provisions of this Section 4(b) with respect to any intended conversions following the Redemption Period. Nothing contained in this Section 4(b) shall be deemed to obligate the Holder to submit a Notice of Conversion during the Redemption Period. Furthermore, the Holder may elect to forgo the redemption right set forth herein, and submit a Notice of Conversion with a Conversion Price above the Redemption Trigger .

                  (c) Conversion shall be effectuated by faxing a Notice of Conversion to the Company as provided in this Section 4(c). The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. The number of shares of Common Stock to be issued in payment of any interest shall be determined by dividing the dollar amount of the interest to be so paid by the Conversion Price on the relevant Interest Payment Date. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on such specified date, provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debentures being converted no later than five (5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 212-532-2904; Attn: Allan Klepfisz. Certificates representing Common Stock upon conversion ("Conversion Certificates") will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after the Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 4(c) on the Conversion Date.

         5. The principal of and interest on this Debenture shall be due and payable on the Maturity Date, at the option of the Holder, in cash or in Common Stock. If principal and interest is to be paid in Common Stock as contemplated hereby, the number of shares of Common Stock to be issued in payment of such principal and interest shall be determined by dividing the dollar amount of the principal and interest to be so paid by the Conversion Price on the Maturity Date. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America within three (3) business days of the Interest Payment Date by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

         6. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, and Section 4(b) shall not apply to such conversion.

         7. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

         8. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of

Common Stock, the Fixed Conversion Price, the Redemption Trigger and any other amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

         9. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

         10. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. The Company and, by acceptance of this Debenture, the Holder consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

         11. The Company and, by acceptance of this Debenture, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

         12. The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Debenture or any Redemption Amount due hereunder or any other amount due under a Transaction Agreement and, in any such instance, the same shall continue for a period of five (5) business days; or

                  b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

                  c. In addition to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement, and any such failure shall continue uncured for thirty (30) days; or

                  d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                  e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement (other than
                           Section 5 thereof) and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

                  f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                  h. Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  j. The Company shall have the Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days; or

                  k. Failure by the Company to pay when due any principal of or interest on any other amount payable in respect of one or more items of indebtedness for borrowed money in an aggregate principal amount of $200,000, in each case beyond the grace period, if any, provided therefore (other than any such default in existence prior to the date hereof that has been disclosed to the initial Holder of this Debenture).

If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         13. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

         14. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence.. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 14 as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

         15. Payment of this Debenture is secured pursuant to the terms of the Security Agreement, dated July 19, 2005 (the "Security Agreement"), executed by the Company, as debtor, in favor of the Collateral Agent therein, for the benefit of the lenders thereto (including the Holder pursuant to a joinder thereto). The terms of the Security Agreement are incorporated herein by reference.

         16. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: March 24, 2006

                                   ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                   By: ______________________________________

                                       Allan Klepfisz
                                       (Print Name)

                                    EXHIBIT A


                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



         The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into shares of Common Stock of ADVANCED TECHNOLOGY INDUSTRIES, INC. (the "Company") according to the conditions hereof, as of the date written below.



Date of Conversion* _________________________________________

Accrued Interest      $__________________________

Applicable Conversion Price  ___________________________________________________


Signature ______________________________________________________________________
                                    [Name]

Address: _______________________________________________________________________

         _______________________________________________________________________

EXHIBIT 4.7

                                     WARRANT

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. ISSUANCE; CERTAIN DEFINITIONS. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation (the "Company"), CHICAGO VENTURE PARTNERS, L.P., or registered assigns (the "Holder") is hereby granted the right to purchase at any time during the period (the "Exercise Period") from the date hereof until 5:00 P.M., New York City time, on the second anniversary of the Effective Date (the "Expiration Date"), 5,000,000 fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.07 per share, as such price may be adjusted as provided herein.

         This Warrant is being issued pursuant to the terms of the Securities Purchase Agreement, dated of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

                  2. EXERCISE OF WARRANTS.

                           2.1      GENERAL.

                           (a) This Warrant is exercisable in whole or in part
at any time during the Exercise Period. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph and by delivering to the Company this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased (the date all such deliveries are completed, the "Exercise Date"); provided that the Holder will only be able to exercise this Warrant if such exercise is exempt from the registration requirements of the Act, as defined below, (and the Company has received such information as the Company may reasonable request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act). The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant shall expire and be of no force or effect from and after the Expiration Date.

                           (b) The Holder shall be deemed to be the holder of
the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

                           (c) The Holder shall pay the Exercise Price in cash;
provided that in the event that the Registration Statement is not effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), then the Holder may pay the Exercise Price with respect to the shares of Common Stock set forth in the Notice of Exercise delivered in connection with such Exercise Date, pursuant to a cashless exercise by surrendering this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                              X = Y (A-B)/A
         where:
                              X = the number of Warrant Shares to be issued to the Holder.

                              Y = the number of Warrant Shares with
                              respect to which this Warrant is being
                              exercised.

                              A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                              B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date. If the Registration Statement has been declared effective on or before the one year anniversary of the date hereof, and is effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), the Holder shall not have a right of cashless exercise, but shall pay the Exercise Price in cash as set forth in subsection 9(a) above.

                           (d) If the Average Price is equal to or greater than
$0.50 during any period of twenty (20) consecutive Trading Day and the Closing Price is equal to or greater than $0.50 for a least ten (10) Trading Days during such period, then on the fifteenth (15th) Trading Day following the end of such period, and delivery of written notice thereof from Company to Holder, the Exercise Price shall be adjusted to $0.25 (the "Adjusted Exercise Price"), as such price may be adjusted as provided herein. For purposes of this Section 2.1(d), (i) Average Price shall be the average closing bid prices of the Common Stock during the applicable period, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Average Price shall be such closing prices on such exchange or NASDAQ, as reported in the Wall Street Journal and (ii) Closing Bid Price shall be the closing bid price of the Common Stock on the applicable date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Closing Bid Price shall be such closing price on such exchange or NASDAQ, as reported in the Wall Street Journal.

                           2.2 LIMITATION ON EXERCISE. Notwithstanding the
provisions of this Warrant, the Securities Purchase Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock, or (iii) at the Holder's option, on at least sixty-five (65) days' advance written notice from the Holder) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of the Debentures or other convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

                  3. RESERVATION OF SHARES. The Company hereby agrees that from the date hereof to the Expiration Date there shall be reserved for issuance upon exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6. PROTECTION AGAINST DILUTION AND OTHER ADJUSTMENTS.

                           6.1 ADJUSTMENT MECHANISM. If an adjustment of the
Exercise Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause the total number of shares of Common Stock the Holder is entitled to purchase pursuant to this Warrant, multiplied by the adjusted Exercise Price per share, to equal the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

                           6.2 CAPITAL ADJUSTMENTS. If, at any time while this
Warrant remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of Common Stock, the Exercise Price, Adjusted Exercise Price and any other amounts calculated as contemplated hereby shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such reverse split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and
(iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any exercise for which the Company issues shares after the record date of such dividend, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

                           6.3 MERGER, CONSOLIDATION, ETC. If, for as long as
this Warrant remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that this Warrant may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.

                           6.3 ADJUSTMENT FOR SPIN OFF. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                  (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                  (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average closing bid price of the Common Stock for the five (5) Trading Days immediately following the fifth Trading Day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five
         (5) Trading Days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

                  7. TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

                           7.1 TRANSFER. This Warrant has not been registered
under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the

Warrant or the Warrant Shares. Except for transfers to officers, employees and Affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                           7.2 REGISTRATION RIGHTS. (a) The Holder shall have
registration rights with respect to the Warrant Shares as set forth in the Securities Purchase Agreement and the Registration Rights Agreement. The Holder's rights under this Section 7.2 shall expire at such time as the Holder can sell all of the Warrant Shares held by such Holder under Rule 144 without volume or other restrictions or limit.

              8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                      (i) if to the Company, to:

                                    Advanced Technology Industries, Inc..
                                    211 Madison Avenue, #28B
                                    New York, New York 10016
                                    Attn:  Allan Klepfisz
                                    Telephone No.:  (212) 532-2736
                                    Telecopier No.:  (212) 532-2904

                                  With a  copy to:

                                    Anthony J. Norris , Esq.
                                    Ropes & Gray LLP
                                    45 Rockefeller Plaza
                                    New York, NY 10111
                                    Tel: 212-841-0659
                                    Fax: 212-841-5725

                          (ii) if to the Holder, to:

                                    Chicago Venture Partners, L.P.
                                    303 East Wacker Drive
                                    Suite 311
                                    Chicago Illinois 60606
                                    Telephone No.: (312) 565-1569
                                    Telecopier No.: (312) 819-9701
                                    with a copy to:

                                    Krieger & Prager LLP
                                    39 Broadway
                                    Suite 1440
                                    New York, NY
                                    Attn: Samuel M. Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Telecopier No.  (212) 363-2999


Any party may give notice in accordance with this Section to the other parties designate to another address or person for receipt of notices hereunder.

                 9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the Holder and the Company. This Warrant contains the full understanding of the Holder and the Company with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                 10. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and, by its acceptance of this Warrant, the Holder each consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant.

                 11. JURY TRIAL WAIVER. The Company and, by its acceptance of this Warrant, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

                 12. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the 24th day of March, 2006.


                                           ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                           By: _________________________________
                                           Title:   President

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ________________, ____, to purchase shares of the Common Stock of ADVANCED TECHNOLOGY INDUSTRIES, INC., and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

_    CASH: $                        =  (Exercise Price x Exercise Shares)
            --------------------

           Payment is being made by:
                   _        enclosed check
                   _        wire transfer
                   _        other
                                  ---------------------------------------
_    CASHLESS EXERCISE

         Net number of Warrant Shares to be issued to Holder:         _________*

         * based on:  CURRENT MARKET VALUE - (EXERCISE PRICE X EXERCISE SHARES)
                      ---------------------------------------------------------
                                       Market Price of Common Stock
         where:
         Market Price of Common Stock ["MP"]         =     $_______________
         Current Market Value [MP x Exercise Shares] =     $_______________


        It is the intention of the Holder to comply with the provisions of
Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder.

        To the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

        Please deliver the stock certificate to:



Dated: _________________________________________

[Name of Holder]


By:_____________________________________________

EXHIBIT 4.8

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 24, 2006 (this "Agreement"), is made by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation, with headquarters located at 211 Madison Avenue, #28B, New York, New York 10016 (the "Company"), and the entity (other than the Company) named on the signature page hereto (the "Investor").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of even date, between the Investor and the Company (the "Securities Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Investor the Debentures; and

                  WHEREAS, the Debentures are convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall include shares of Common Stock of the Company issuable in lieu of accrued interest through the Maturity Date (as that term is defined in the Debentures)) upon the terms and subject to the conditions contained in the Debentures; and

                  WHEREAS, upon and subject to the terms of the Securities Purchase Agreement, the Company has agreed to issue the Warrants to the Investor in connection with the issuance of the Debentures, and the Warrants may be exercised for the purchase of shares of Common Stock (the "Warrant Shares") upon the terms and conditions of the Warrants; and

                  WHEREAS, to induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Registrable Securities (as defined below);

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

                  1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:


                  (a) "Effective Date" means the date the SEC declares a Registration Statement covering Registrable Securities and otherwise meeting the conditions contemplated hereby to be effective.

                  (b) "Held Shares Value" means, for shares of Common Stock acquired by the Investor upon a conversion of a Debenture within the thirty (30) days preceding the Restricted Sale Date, but not yet sold by the Investor, the principal amount of the Debentures converted into such Conversion Shares; provided, however, that if the Investor effected more than one such conversion during such thirty (30) day period and sold less than all of such shares, the sold shares shall be deemed to be derived first from the conversions in the sequence of such conversions (that is, for example, until the number of shares from the first of such conversions have been sold, all shares shall be deemed to be from the first conversion; thereafter, from the second conversion until all such shares are sold).

                  (c) "Investor" means the Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures, Warrants or Registrable Securities.

                  (d) "Payment Shares" means shares of Common Stock issued by the Company as provided in Section 2(b) below.

                  (e) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by a determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time; in each case where such determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  (f) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                  (g) "Registrable Securities" means, collectively, the Conversion Shares, the Warrant Shares and the Payment Shares.

                  (h) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-2 or other appropriate form which shall include only the Registrable Securities and the such other securities as may be permitted by
Section 5(b) hereof.

                  (i) "Required Effective Date" means the relevant Initial Required Effective Date or Increased Required Effective Date (as those terms are defined below).

                  (j) "Required Filing Date" means May 15, 2006.

                  (k) "Restricted Sale Date" means the first date, other than a date during a Permitted Suspension Period (as defined below), on which the Investor is restricted from making sales of Registrable Securities covered by any previously effective Registration Statement.

                  2. REGISTRATION.

                  (a) MANDATORY REGISTRATION.

                  (i) The Company shall prepare and file with the SEC, not later than the Required Filing Date, either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Investor to sell the Registrable Securities, but in no event less than the number of shares equal to the sum of (x) two hundred and ten percent (210%) of the aggregate of the number of shares into which the Debentures and all interest thereon through the Maturity Date would be convertible at the time of filing of such Registration Statement and any pre-effective amendment thereto (assuming for such purposes that all Debentures had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance, eligibility, accrual of interest or conversion had in fact occurred as of such date) and (y) one hundred and ten percent (110%) of the aggregate of the number of Warrant Shares which would be issuable on exercise of the Warrants (assuming for such purposes that all Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date). Unless otherwise specifically agreed to in writing in advance by the Investor, the Registration Statement shall state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures or exercise of the Warrants to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the "Initial Required Effective Date") which is no later than the earlier of (Y) five (5) days after oral or written notice by the SEC that it may be declared effective or (Z) July 21, 2006.

                  (ii) If at any time (an "Increased Registered Shares Date") after a Registration Statement has been filed with the SEC, the Investor determines that the number of shares of Common Stock represented by the Registrable Shares, issued or to be issued as contemplated by the Transaction Agreements, exceeds the aggregate number of shares of Common Stock then registered or sought to be registered in a Registration Statement which has not yet been declared effective, the Company shall, upon the written request of the Investor, either

         (X) amend the relevant Registration Statement filed by the Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to register, in the aggregate, at least the number of shares (the "Increased Shares Amount") equal to (A) the number of shares theretofore issued on conversion of the Debentures (including any interest paid on conversion by the issuance of Conversion Shares) , plus (B) the number of shares theretofore issued on exercise of the Warrants, plus (C) the sum of:

                  (I) the number of shares into which the unconverted Debentures and all interest thereon through the Maturity Date would be convertible at the date of such filing (assuming for such purposes that all such Debentures had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance eligibility, accrual of interest, or conversion had in fact occurred as of such date), and

                  (II) the number of Warrant Shares which would be issuable on exercise of the unexercised Warrants (assuming for such purposes that all such Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date), or

         (Y) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement (an "Additional Registration Statement") to register the number of shares equal to the excess of the Increased Shares Amount over the aggregate number of shares of Common Stock already registered.

The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (each, an "Increased Required Effective Date") which is no later than (q) with respect to a Registration Statement under clause (X) of this subparagraph (ii), the Initial Required Effective Date and (r) with respect to an Additional Registration Statement, the earlier of (I) five (5) days after notice by the SEC that it may be declared effective or (II) thirty (30) days after the Increased Registered Shares Date.

                  (b) PAYMENTS BY THE COMPANY.

                  (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date, the Company will make payment to the Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

                  (ii) If the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if there is a Restricted Sale Date, then the Company will make payments to the Investor in such amounts and at such times as shall be determined pursuant to this
Section 2(b).

                  (iii) The amount (the "Periodic Amount") to be paid by the Company to the Investor shall be determined as of each Computation Date (as defined below) and such amount shall be equal to the Periodic Amount Percentage (as defined below) of the Purchase Price for all Debentures held by the Investor for the period from the date following the relevant Required Filing Date or the Required Effective Date or a Restricted Sale Date, as the case may be, to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The "Periodic Amount Percentage" means (A) one percent (1%) of the Purchase Price of all Debentures for the first two Computation Dates after the relevant Required Filing Date; and (B) two percent (2%) of the Purchase Price of all Debentures to any Computation Date thereafter. Anything in the preceding provisions of this paragraph (iii) to the contrary notwithstanding, after the relevant Effective Date the Purchase Price shall be deemed to refer to the sum of (X) the principal amount of all Debentures not yet converted and (Y) the Held Shares Value. By way of illustration and not in limitation of the foregoing, if the Registration Statement is filed on or before the Required Filing Date, but is not declared effective by August 27, 2006, the Periodic Amount will aggregate two percent (2%).

                  (iv) Each Periodic Amount will be payable by the Company, except as provided in the other provisions of subparagraph (v), in cash or other immediately available funds to the Investor (1) on the day after the Required Filing Date, the Required Effective Date or a Restricted Sale Date, as the case may be, and (2) on the earlier of (A) each thirtieth day thereafter, (B) the third business day after the date the Registration Statement is filed or is declared effective, or (C) the third business day after the Registration Statement has its restrictions removed after the relevant Effective Date, in each case without requiring demand therefor by the Investor.

                           (v) Notwithstanding the provisions of the immediately
preceding subparagraph (iv),

         (i) at the option of the Company, exercisable in its discretion on the date the Periodic Amount is due; provided, however, that the Company may exercise this discretion if, but only if the Registration Statement covering the Payment Shares is then effective; or

         (ii) at the option of the Investor, exercisable in its sole and absolute discretion by written notice to the Company at any time before the Periodic Amount is paid,

all or a portion of the Periodic Amount shall be paid by the issuance of additional shares of Common Stock to such Investor ("Payment Shares") in an amount equal to the Periodic Amount being paid thereby divided by the then applicable Conversion Price; provided, further that the Delivery Date for the Payment Shares shall be three (3) business days after the date the Periodic Amount is due (if the election is made by the Company) or after the Investor gives the notice contemplated by clause (ii) of this subparagraph.

                  (vi) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not filed by the Required Filing Date or the Registration Statement has not been declared effective by a Required Effective Date, including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended or the shares of the Company's stock are not listed on the Principal Trading Market, may be difficult to ascertain. The parties agree that the amounts payable pursuant to the foregoing provisions of this Section 2(b) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

                  (vii) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the filing or effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor or its counsel.

                  (viii) "Computation Date" means (A) the date which is the earlier of (1) thirty (30) days after the Required Filing Date, any relevant Required Effective Date or a Restricted Sale Date, as the case may be, or (2) the date after the Required Filing Date, such Required Effective Date or Restricted Sale Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or has its restrictions removed or the shares of the Company's stock are listed on the Principal Trading Market (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (B) each date which is the earlier of (1) thirty (30) days after the previous Computation Date or (2) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or has its restrictions removed or the shares of the Company's stock are listed on the Principal Trading Market (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

                  (ix) Notwithstanding anything herein to the contrary the remedy set forth in this Section 2(b) shall be the sole remedy for the Investor if the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date or if the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if there is a Restricted Sale Date.

         (c) PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4 and S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the Investor of its intention so to do. Upon the written request of the Investor, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the Investor.

                  3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

                  (a) Prepare promptly, and file with the SEC by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times, other than during Permitted Suspension Periods, during the period (the "Registration Period") continuing until the earlier of (i) the date when the Investor may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (ii) the date the Investor no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period (except during Permitted Suspension Periods), and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

                  (c) Permit a single firm of counsel designated by the Investor (which, until further notice, shall be deemed to be Krieger & Prager LLP, Attn:
Samuel Krieger, Esq., which firm has requested to receive such notification; each, an "Investor's Counsel") to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects, unless the Company reasonably determines that such document is required by law to be so filed;

                  (d) Notify the Investor and the Investor's Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three (3) business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed;
(B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investor); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investor's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investor shall have the opportunity to comment thereon;

                  (e) Furnish to the Investor and to Investor's Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

                  (f) As promptly as practicable after becoming aware thereof, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 4(c), use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

                  (g) [intentionally omitted ]

                  (h) Comply with Regulation FD or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, not disclose to the Investor any non-public material information regarding the Company;

                  (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market and the quotation of the Registrable Securities on the Principal Trading Market;

                  (j) Provide a transfer agent ("Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the initial Effective Date;

                  (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investor may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and opinion of such counsel, which shall include, without limitation, directions to the Transfer Agent to issue certificates of Registrable Securities (including certificates for Registrable Securities to be issued after the Effective Date and replacement certificates for Registrable Securities previously issued) without legends or other restrictions, subject to compliance with applicable law, including, without limitation, prospectus delivery requirements; and

                  (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

                  4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

                  (a) The Investor, by the Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

                  (b) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(iii) or 3(f), above, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(iii) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

         (c) Notwithstanding anything in this Agreement to the contrary, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investor in writing that the effectiveness of the Registration Statement is suspended for any reason, whether due to a Potential Material Event or otherwise, the Investor shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of such notice until the Investor receives written notice from the Company that such the effectiveness of the Registration Statement has been restored, whether because the Potential Material Event has been disclosed to the public or it no longer constitutes a Potential Material Event or otherwise; provided, however, that the Company may not so suspend the right to such holder of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension other than during a Permitted Suspension Period) . The term "Permitted Suspension Period" means up to two such suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than ten (10) business days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period)

              5. EXPENSES OF REGISTRATION. (a) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

                  (b) Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company shall be entitled to include all the shares required to be registered hereunder under any registration rights agreement entered into after the date of this Agreement, that is not inconsistent with the rights granted to the Holders in this Agreement or that otherwise conflicts with the provisions hereof on a single registration statement under the Securities Act.

                  6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the directors, if any, of the Investor, the officers, if any, of the Investor, and each Lender Control Person (each, an "Lender Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively referred to as "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investor, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Lender Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (II) be available to the extent such Claim is based on a failure of any Lender Indemnified Party to deliver or cause to be delivered the prospectus made available by the Company or the amendment or supplement thereto made available by the Company; (III) be available to the extent such Claim is based on the delivery of a prospectus by any Lender Indemnified Party after receiving notice from the Company under Section 3(d)(iii) or 3(f) or Section 4(c) hereof (other than a notice regarding the effectiveness of the Registration Statement or any amendment or supplement thereto), or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Investor will indemnify the Company and its officers, directors and agents and each Company Control Person (each, an "Company Indemnified Party", and together with each Lender Indemnified Party, each an "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Investor, expressly for use in connection with the preparation of the Registration Statement or the amendment or supplement thereto, subject to such limitations and conditions as are applicable to the indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

                  (b) Promptly after receipt by an Indemnified Party under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party provided such counsel is of the opinion that all defenses available to the Indemnified Party can be maintained without prejudicing the rights of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                  7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from the Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  8. REPORTS UNDER SECURITIES ACT AND EXCHANGE ACT. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration ("Rule 144"), for a period of two years after the date hereof, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration; and

                  (d) at the request of the Investor, give its Transfer Agent instructions to the effect that, upon the Transfer Agent's receipt from such Holder of

         (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Investor's holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registrable Securities which the Investor proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

         (ii) an opinion of counsel acceptable to the Company for which purpose it is agreed that Investor's Counsel shall be deemed acceptable if not given by Ropes and Gray that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Investor, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Investor). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

                  9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investor to any transferee of the Registrable Securities (or all or any portion of any unconverted Debentures) only if the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, (b) the securities with respect to which such registration rights are being transferred or assigned and (c) written evidence of the transferee's assumption of the Investor's obligations under this Agreement.

                  10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investor and the Company.

                  11. MISCELLANEOUS.

                  (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, if to the Company or to the Investor, to their respective address contemplated by the Securities Purchase Agreement, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                  (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  (e) The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or any of the other Transaction Agreements.

                  (f) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (g) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (h) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (i) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (k) Neither party shall be liable for consequential damages as a result of any delay under this Agreement.

                  (l) This Agreement (including to the extent relevant the provisions of other Transaction Agreements) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                COMPANY:

                                ADVANCED TECHNOLOGY  INDUSTRIES, INC.


                                By:_________________________________________
                                Name:_______________________________________
                                Title: _____________________________________


                                CHICAGO VENTURE PARTNERS, L.P.

                                BY: CHICAGO VENTURE MANAGEMENT, L.L.C., A
                                    DELAWARE LIMITED LIABILITY COMPANY, ITS SOLE
                                    GENERAL PARTNER

                                    BY:  CVM, INC., AN ILLINOIS CORPORATION,
                                          MANAGER


                                    By:_________________________________________

ANNEX C


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2006

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                     0-23761                 13-4000208
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

                          211 Madison Avenue, Apt. #28B
                               New York, NY 10016
           (Address of principal executive offices including zip code)

                                 (212) 532-2736
              (Registrant's telephone number, including area code)

ITEM 1.01  Entry into a Material Definitive Agreement;
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant; and
ITEM 3.02 Unregistered Sales of Equity Securities.

     Pursuant to a Securities Purchase Agreement dated as of March 30, 2006 between Advanced Technology Industries, Inc. (the "Company") and Double U Master Fund, L.P. ("Double U"), the Company sold on April 3, 2006 an aggregate of $200,000 principal amount of its 9% Convertible Debentures (the "Debentures") and warrants (the "Warrants") to purchase 2,857,142 shares of common stock of the Company ("Common Stock"). The Company received net proceeds in such sale of $190,000, after the payment of offering related fees and expenses. Pursuant to a Securities Purchase Agreement dated as of March 30, 2006 between the Company and CMS Capital ("CMS"), the Company sold on April 3, 2006 an aggregate of $150,000 principal amount of its Debentures and Warrants to purchase 2,142,856 shares of Common Stock. The Company received net proceeds in such sale of $142,500, after the payment of offering related fees and expenses. Pursuant to a Securities Purchase Agreement dated as of March 30, 2006 between the Company and Brio Capital L.P. ("Brio Capital"), the Company sold on April 3, 2006 an aggregate of $125,000 principal amount of its Debentures and Warrants to purchase 1,785,714 shares of Common Stock. The Company received net proceeds in such sale of $118,750, after the payment of offering related fees and expenses. Pursuant to a Securities Purchase Agreement dated as of March 30, 2006 between the Company and Treshnish Investment, Inc. ("Treshnish"), the Company sold on April 3, 2006 an aggregate of $100,000 principal amount of its Debentures and Warrants to purchase 1,428,571 shares of Common Stock. The Company received net proceeds in such sale of $95,000, after the payment of offering related fees and expenses. The Debentures and Warrants were issued in a private placement pursuant to
Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act"). Each of Double U, CMS, Brio Capital and Treshnish represented to the Company that it was an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and made other customary representations in connection with issuances pursuant to such Section 4(2).

     The Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on April 3, 2007. The Debentures are convertible, at the holder's option, into shares of Common Stock at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs) and 75% of the average of the 5 lowest closing bid prices of the Common Stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs), in lieu of effecting such conversion, the Company may elect to redeem the amount of the Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of the Common Stock from trading on the Over the Counter Bulletin Board. The Debentures, together with certain debentures previously issued by the Company, are secured by a security interest in all of the assets of the Company.

     Each Warrant is exercisable until the second anniversary of the effective date of the registration statement described below. The Warrants are exercisable at $0.07 per share, such exercise price subject to adjustment for subsequent lower price issuances by the Company and other customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs. If the average of the closing bid prices of the Common Stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of the Common Stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from the Company that such average price and closing bid prices have occurred, the exercise price for such Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of Common Stock and spin-offs). Holders of Warrants are entitled to effect a cashless exercise of the Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Warrants.

     The Company has agreed pursuant to a Registration Rights Agreement dated as of March 30, 2006 between the Company and Double U, a Registration Rights Agreement dated as of March 30, 2006 between the Company and CMS, a Registration Rights Agreement dated as of March 30, 2006 between the Company and Brio Capital and a Registration Rights Agreement dated as of March 30, 2006 between the Company and Treshnish, to file a registration statement to register the shares of Common Stock issuable upon the conversion of the Debentures and the exercise of the Warrants.

     The foregoing descriptions of such Securities Purchase Agreements, the Debentures, the Warrants and such Registration Rights Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, forms of which are filed hereto as Exhibits 4.1 through 4.4, respectively, and are incorporated herein by reference.

ITEM 8.01 Other Events

     In connection with the acquisition of LTDnetwork, Inc. ("LTDN"), the Company issued warrants (the "LTDN Warrants") to the former stockholders of LTDN as part of the consideration for such acquisition. The LTDN Warrants, as amended, provided that the exercise period for 25% of the LTDN Warrants would expire on the14th day following the effective date of the registration statement relating to the securities issuable upon exercise of the LTDN Warrants (such registration statement became effective on January 26, 2006), 25% of the LTDN Warrants would expire on the 44th day following the effective date of such registration statement, 25% of the LTDN Warrants would expire on the 74th day following the effective date of such registration statement and 25% of the LTDN Warrants would expire on the 104th day following the effective date of such registration statement The Board of Directors of the Company has determined to extend the exercise period such that 100% of the LTDN Warrants will expire on June 18, 2006.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1 Form of Securities Purchase Agreement dated as of March 30, 2006 between Advanced Technology Industries, Inc. and each of Double U Master Fund, L.P., CMS Capital, Brio Capital, L.P. and Treshnish Investment, Inc., respectively.

4.2 Form of 9% Convertible Debenture issued to each of Double U Master Fund, L.P., CMS Capital, Brio Capital, L.P. and Treshnish Investment, Inc., respectively.

4.3 Form of Warrant issued to each of Double U Master Fund, L.P., CMS Capital, Brio Capital, L.P. and Treshnish Investment, Inc., respectively.

4.4 Registration Rights Agreement dated as of March 30, 2006 between Advanced Technology Industries, Inc. and each of Double U Master Fund, L.P., CMS Capital, Brio Capital, L.P. and Treshnish Investment, Inc., respectively.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Advanced Technology Industries, Inc.,
Dated: April 10, 2006
                                         /s/ Allan Klepfisz
                                         ------------------
                                         Allan Klepfisz
                                         Chief Executive Officer

                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT


          THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation, with headquarters located at 211 Madison Avenue, #28B, New York, New York 10016 (the "Company"), and the entity (other than the Company) named on a signature page hereto (as used herein, such signatory is referred to as the "Lender").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales under Regulation D as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

          WHEREAS, the Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement (and acceptance of this Agreement by the Company, the repayment of which will be represented by 9% Convertible Debentures of the Company (the "Convertible Debentures"), which Convertible Debentures will be convertible into shares of Common Stock of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Debentures) together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

          A. PURCHASE.

          (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned hereby agrees to loan to the Company, the principal sum of [ ] ($[ ]) Dollars (the "Purchase Price"). The obligation to repay the loan from the Lender shall be evidenced by the Company's issuance of one or more Convertible Debentures to the Lender in such principal amount (the "Debentures"). Each Debenture (i) shall provide for a conversion price (the "Conversion Price"), which price may be adjusted from time to as provided in the Debenture or in the other Transaction Agreements, (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as ANNEX I and (iii) shall have such number of Warrants attached as provided in Section 4(f) below. The loan to be made by the Lender and the issuance of the Debentures and Warrants to the Lender are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures and Warrants.

          (ii) The Purchase Price to be paid by the Lender shall be equal to the face amount of the Debentures being purchased on the Closing Date (as defined below) and shall be payable in United States Dollars.

          B. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

          (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

          (ii) "Certificates" means the Debentures and the Warrants, each duly executed by the Company and issued on the Closing Date (as defined below) in the name of the Lender.

          (iii) "Closing Date" means April 3, 2006.

          (iv) "Closing Price" means the closing bid price during regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service.

          (v) "Company Control Person" means each current director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

          (vi) "Company Securities" means shares of Common Stock or securities convertible into and/or rights exercisable for the issuance of shares of Common Stock.

          (vii) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures (including, if relevant, accrued interest on the Debentures so converted).

          (viii) "Disclosure Letter" means a letter dated the date hereof from the Company to the Lender arranged in sections corresponding to the identified Sections of this Agreement; provided that any matter set forth in any section of the Disclosure Letter shall, unless the context otherwise requires, be deemed set forth for all purposes of the Disclosure Letter.

          (ix) "Effective Date" means the effective date of the Registration Statement.

          (x) "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions").

          (xi) "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

          (xii) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

          (xiii) "Fixed Conversion Price" shall have the meaning ascribed to it in the Debenture.

          (xiv) "Holder" means the Person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

          (xv) "Last Audited Date" means December 31, 2004.

          (xvi) "Lender Control Person" means each current director, executive officer, promoter, and such other Persons as may be deemed in control of the Lender pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

          (xvii) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to
(w) adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements or the transactions contemplated thereby.

          (xviii) "New Transaction" means the sale by the Company of Securities consummated after the date hereof; provided that a New Transaction shall not include (1) the issuance of Company Securities upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof,
(2) the sale of the Securities to the Lender, (3) the issuance of Company Securities to employees or consultants of the Company or its subsidiaries or (4) the sale of Company Securities set forth on Schedule 1 hereto.

          (xix) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

          (xx) "Principal Trading Market" means the OTC Electronic Bulletin
Board.

          (xxi) "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

          (xxii) "Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Annex IV.

          (xxiii) "Registration Statement" means a registration statement of the Company under the 1933 Act covering Registrable Securities.

          (xxiv) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holders of more than 50% of the outstanding Debentures at such time and reasonably acceptable to the Company.

          (xxv) "Securities" means the Debentures, the Warrants, and the Shares.

          (xxvi) "Security Agreement" means the Security Agreement attached hereto as Annex VIII.

          (xxvii) "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

          (xxvii) "State of Incorporation" means Delaware.

          (xxix) "Trading Day" means any day during which the Principal Trading Market shall be open for business.

          (xxx) "Transaction Agreements" means the Securities Purchase Agreement, the Debentures, the Joint Escrow Instructions, the Security Agreement, the Registration Rights Agreement, and the Warrants and includes all ancillary documents referred to in those agreements.

          (xxxi) "Variable Conversion Rate" shall have the meaning ascribed to it in the Debenture.

          (xxxii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

          C. FORM OF PAYMENT; DELIVERY OF CERTIFICATES.

     (i) The Lender shall pay the Lender's Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Closing Date.

          (ii) No later than the Closing Date, but in any event promptly following payment by the Lender to the Escrow Agent of the Purchase Price, the Company shall deliver the Certificates, each duly executed on behalf of the Company and issued in the name of the Lender, to the Escrow Agent.

          (iii) By signing this Agreement, the Lender and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.


          2. LENDER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

          The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

          A. Without limiting the Lender's right to sell the Shares pursuant to a Registration Statement or otherwise to sell any of the Securities in compliance with the 1933 Act, the Lender is purchasing the Securities and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

          B. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the loss of the entire Purchase Price.

          C. All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

          D. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

          E. The Lender and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities and the offer of the Shares which have been requested by the Lender, including those set forth on ANNEX V hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on ANNEX VII hereto (the documents listed on such Annex VII, to the extent available on EDGAR or otherwise provided to the Lender as indicated on said Annex VII, collectively, the "Company's SEC Documents").

          F. The Lender understands that its investment in the Securities involves a high degree of risk.

          G. The Lender hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of their respective officers, directors and employees or any of their respective attorneys or agents, except as specifically set forth herein.

          H. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

          I. This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

          J. The Lender has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Lender shall indemnify and hold harmless each of the Company, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

          3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Lender as of the date hereof and as of the Closing Date that, except as otherwise provided in the Disclosure Letter hereto or in the Company's SEC
Documents:

          A. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares. No party other than the Lender has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

          B. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

          C. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 800,000,000 shares of Common Stock, $0.0001 par value per share, of which approximately 288,209,971 shares were outstanding as of March 23, 2006, and (ii) 1,000,000 shares of Preferred Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and, except to the extent, if any, provided by the law of the State of Incorporation, will not subject the Holder thereof to personal liability by reason of being such Holder.

          D. TRANSACTION AGREEMENTS AND STOCK. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

          E. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Debentures and the Warrants, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

          F. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except for such authorizations, approvals and consents that have been obtained.

          G. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

          H. ABSENCE OF CERTAIN CHANGES. Since the Last Audited Date, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as disclosed in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against a third party, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

          I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions and other facts known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Lender that would reasonably be expected to have or result in a Material Adverse Effect.

          J. ABSENCE OF LITIGATION. Except as disclosed in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The

Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Company's SEC Documents, there are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

          K. ABSENCE OF EVENTS OF DEFAULT. Except as disclosed in the Company's SEC Documents, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

          L. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. To the knowledge of the Company, none of the following has occurred during the past five (5) years with respect to a Company Control Person:

          (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

          (2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

               (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) engaging in any type of business practice; or

               (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

          (5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

          M. PRIOR ISSUES. [Intentionally Omitted]

          N. NO UNDISCLOSED LIABILITIES OR EVENTS. To the knowledge of the Company, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except as disclosed in the Company's SEC Documents, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (X) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (Y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

          O. NO INTEGRATED OFFERING. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time within the past six months made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

          P. DILUTION. The number of Shares issuable upon conversion of the Debentures may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Debentures) relating to the conversion of the Debentures, and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

          R. TRADING IN SECURITIES. The Company specifically acknowledges that, except to the extent specifically provided herein or in any of the other Transaction Agreements (but limited in each instance to the extent so specified), the Lender retains the right (but are not otherwise obligated) to buy, sell, engage in hedging transactions or otherwise trade in the securities of the Company, including, but not necessarily limited to, the Securities, at any time before, contemporaneous with or after the execution of this Agreement or from time to time, but only, in each case, in any manner whatsoever permitted by applicable federal and state securities laws.

          S. FEES TO BROKERS, FINDERS AND OTHERS. Except for payment of fees to Persons previously disclosed to the Lender, and a fee of 5% of the principal amount of Debentures to [ ], payment of which is the sole responsibility of the Company pursuant to the terms of the Escrow Agreement, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Lender relating to this Agreement or the transactions contemplated hereby. The Lender shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of the Lender, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

          T. RECENT TRANSACTIONS. On March 24, 2006, the Company entered into financing transaction which is expected to aggregate $1,200,000 upon substantially similar terms and conditions as the Transaction Agreements, of which $350,000 has been funded to date.

          4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          A. TRANSFER RESTRICTIONS. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

          B. RESTRICTIVE LEGEND. The Lender acknowledges and agrees that, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, the certificates and other instruments representing any of the Securities (including the Shares) shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          C. FILINGS. The Company undertakes and agrees to make all necessary filings required to be made by the Company in connection with the sale of the Debentures and Warrants to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Lender promptly after such filing.

          D. REPORTING STATUS. So long as the Lender beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act in a time frame that permits it to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, at least through the date which is thirty (30) days after the later of the date on which all of the Debentures have been converted or all of the Warrants have been exercised or have expired.

          E. USE OF PROCEEDS. The Company will use the proceeds received hereunder (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Securities) for general corporate purposes.

          F. WARRANTS. The Company agrees to issue to the Lender on the Closing Date transferable divisible warrants (the "Warrants") for the purchase of 1,428,571 Shares for each principal amount of $100,000, at an exercise price of $.07 per Share. The Warrants will expire on the second annual anniversary of the Effective Date. The Warrant shall be in the form annexed hereto as ANNEX VI.

          G. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares at least equal to the sum of (x) three hundred percent (300%) of the number of shares of Common Stock issuable as may be required to satisfy the conversion rights of the Holders of all outstanding Convertible Debentures (including interest thereon), plus (y) the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether such Convertible Debentures or Warrants were originally issued to the Holder, the Lender or to any other Holder). For the purposes of such calculations, the Company should assume that all such Debentures were then convertible and all Warrants were then exercisable without regard to any restrictions which might limit the Lender's right to convert any of the Convertible Debentures or exercise any of the Warrants held by any Holder.

          H. PUBLICITY, FILINGS, RELEASES, ETC. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless the inclusion of such statement is required, in the opinion of legal counsel for such party, in order for such party to comply with its disclosure obligations under applicable law. In furtherance of the foregoing, the Company will provide to the Lender drafts of the applicable text of any filing intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two (2) business days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects , unless the inclusion of such statement is required, in the opinion of legal counsel for such party, in order for such party to comply with its disclosure obligations under applicable law. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC (but any descriptive text accompanying or part of such filing shall be subject to the other provisions of this paragraph). Notwithstanding, but subject to, the foregoing, the Company intends to file within one business day following the Closing Date a Current Report on Form 8-K describing the transactions contemplated by the Transaction Documents.

          i. ADDITIONAL COVENANTS OF THE COMPANY. So long as the Debentures shall be outstanding, the Company shall:

          (i) Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of any other Person (except for 75% or greater owned subsidiaries) for the purpose of paying or discharging the obligations of such Person unless such guarantees relate to the business of the Company, are incurred in the ordinary course of its business and do not exceed in the aggregate $50,000;

          (ii) Not declare or pay any cash dividends or authorize or make any other distribution on any class of equity securities of the Company;

          (iii) Not consolidate with or merge with or into any entity or sell, lease, transfer, exchange or otherwise dispose of any material part of its properties and assets except in the ordinary course of business; provided, however, that the Company may engage in any of the foregoing transactions with a parent or subsidiary of the Company so long as such parent or subsidiary assumes the obligations of the Company hereunder; and

          (iv) Not enter into any agreement or understanding which may, directly or indirectly, cause or effect a change in "control" as defined in Rule 405 under the 1933 Act of 1933, without the prior written consent of the Lender.

          J. CERTAIN AGREEMENTS.

          (i) (A) The term "Lower Price Transaction" means a New Transaction consummated during the period (the "New Transaction Period") from the Closing Date and continuing through and including the Final Lock-up Date (as defined below), where (x) either the lowest fixed purchase price of any shares of Common Stock contemplated in the New Transaction or the lowest fixed conversion price of any securities of the Company convertible or exchangeable into Common Stock which would be applicable under the terms of the New Transaction is, or by its terms is, below the Fixed Conversion Price or (y) if such purchase price or conversion price is determined by multiplying a market price of the Common Stock by a percentage, such percentage is below the Variable Conversion Rate (the "Lower Percentage").

          (B) The term "Final Lock-up Date" means the date which is the number of days after the Effective Date equal to the sum of (X) ninety (90) days, plus (Y) the number of days, if any, during which sale of Registrable Securities was suspended after the Effective Date.

          (ii) The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then;

          (A) if such transaction is of the type contemplated by Section 4(j)(i)(A)(x), then the Fixed Conversion Price on any principal amount of the Debentures which has not been converted as of the relevant date shall be adjusted to an amount (the "Adjusted Conversion Price") equal to the lower of (1) the lowest fixed purchase price of any shares of the Common Stock contemplated in the Lower Price Transaction or (2) the lowest fixed conversion price of any securities of the Company convertible or exchangeable into Common Stock which would be applicable under the terms of the Lower Price Transaction;

          (B) if such transaction is of the type contemplated by Section 4(j)(ii)(A)(y), then the Variable Conversion Rate on any principal amount of the Debentures which has not been converted as of the relevant date shall be adjusted to an amount equal to the Lower Percentage; and

          (C) the exercise price on all unexercised Warrants (unless the Adjusted Exercise Price (as defined in the Warrants) is then in effect) shall be adjusted to equal the lowest of (1) the then existing applicable exercise price of such Warrant, and (2) the Adjusted Conversion Price.

          (iii) For purposes of this Section 4(j), the conversion price for which each share of Common Stock shall be deemed to be issued upon issuance or sale of any securities convertible, exercisable or exchangeable into Common Stock shall be determined by dividing (x) the total consideration, if any, received by the Company as consideration for such securities plus the minimum aggregate of additional consideration, if any, ever payable to the Company upon the conversion, exercise or exchange of such securities by (y) the maximum number of shares of Common Stock ever issuable (except pursuant to anti-dilution provisions associated with such securities on account of events that are unknown on such date) upon conversion, exercise or exchange of such securities.

          K. AUTHORIZED SHARE INCREASE. So long as the Lender holds any of the Debentures, if at any time the number of authorized shares of Common Stock set forth in the certificate of incorporation of the Company is less than the greater (the "Authorized Minimum") of (i) the sum of, without duplication, (a) the number of outstanding shares of Common Stock, (b) with respect to outstanding securities of the Company exercisable or convertible into shares of Common Stock only at a fixed exercise or conversion price, the number of shares of Common Stock issuable upon the exercise or conversion of such securities at such fixed price on the date of issuance of such securities and (c) with respect to outstanding securities of the Company exercisable or convertible into shares of Common Stock where such exercise or conversion price may be based on the market price (or percentage thereof) of the Common Stock, 300% of the number of shares issuable upon the exercise or conversion of such securities at (x) if such securities are also exercisable or convertible at a fixed exercise or conversion price, such fixed price on the date of issuance of such securities or
(y) if such securities are not also exercisable or convertible at a fixed exercise or conversion price, such market price or percentage thereof at the close of business on the date of issuance of such securities and (ii) the sum of, without duplication, (a) the number of outstanding shares of Common Stock and (b) with respect to outstanding securities of the Company exercisable or convertible into shares of Common Stock, the number of shares of Common Stock issuable upon the exercise or conversion of such securities at such time, then the Company shall duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") as soon as practicable thereafter for the purpose (the "Authorization Proposal") of authorizing a number of shares of Common Stock such that the number of authorized shares of Common Stock is greater than the Authorized Minimum. The Board of Directors of the Company shall recommend approval of the Authorization Proposal and shall include such recommendation in the proxy statement relating to the Authorization Proposal. If the stockholders of the Company approve the Authorization Proposal at the Stockholders Meeting, then the Company shall promptly following the Stockholders Meeting take all necessary actions to file an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to effect the Authorization Proposal. Notwithstanding the foregoing, if at any time prior to the Company filing such amendment the Lender ceases to hold any Debentures or the number of authorized shares of Common Stock set forth in the certificate of incorporation of the Company is greater than the Authorized Minimum, then the Company shall not be required to hold the Stockholders Meeting or file such amendment if such actions have not been taken prior to such time.

          5. TRANSFER AGENT INSTRUCTIONS.

          (a) The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Lender or its nominee and in such denominations to be specified by the Lender in connection with each conversion of the Debentures. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Lender's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Lender.

          (b) Subject to the provisions of this Agreement, the Company will permit the Lender to exercise its right to convert the Debentures in the manner contemplated by the Debentures and to exercise the Warrants in the manner contemplated by the Warrants.

          C. (i) The Company understands that a delay in the issuance of the Shares beyond the Delivery Date (as defined in the Debenture) could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" refers to the number of Trading Days which is beyond four (4) Trading Days after the Delivery Date): (1)

          No. Business Days Late         Late Payment For Each $10,000
          ----------------------         -----------------------------
                                   of Principal or Interest Being Converted
                                   ----------------------------------------

                  1                              $100
                  2                              $200
                  3                              $300
                  4                              $400
                  5                              $500
                  6                              $600
                  7                              $700
                  8                              $800
                  9                              $900
                  10                             $1,000
                  >10                            $1,000 + $200 for each Business
                                                 Day Late beyond 10 days


------------
(1) Example: Notice of Conversion is delivered on Monday, April 10, 2006. The Delivery Date would be Thursday April 13 (the third Trading Day after such delivery). If the certificate is delivered by Wednesday, April 19 (4 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on April 20, that is 1 "Business Day Late" in the table below; if delivered on April 25, that is 4 "Business Days Late" in the table.

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Lender's exclusive remedy (other than the following provisions of this Section 5(c), the provisions of the immediately following Section 5(d) of this Agreement and Section 12(c) of the Debenture) for such delay. Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that an amount equal to any payments contemplated by this Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder (as defined below) notwithstanding such revocation. Anything in the foregoing provisions of this paragraph (c) to the contrary notwithstanding, the total amount payable by the Company under this paragraph (c) shall be reduced by an amount equal to fifty percent (50%) of any Buy-In Adjustment Amount (as defined below) actually paid by the Company to the Holder (but not by more than the total amount due without regard to the provisions of this sentence).

          (d) If, by the relevant Delivery Date the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the Holder of the Debentures being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

          (e) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

          (f) The holder of any Debentures shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

          (g) The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of Conversion or exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. On the Closing Date, the Company will provide the Lender with a copy of the authorization so given to the transfer agent.

          6. CLOSING DATE.

          a. The closing of the purchase and issuance of Debentures and Warrants shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Lender.

          b. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to release the other Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

          7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The Lender understands that the Company's obligation to sell the Debentures and the Warrants to the Lender pursuant to this Agreement on the Closing Date is conditioned upon:

          a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Lender;

          b. Delivery by the Lender to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Securities in accordance with this Agreement;

          c. The accuracy on the Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date; and

          d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

          8. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

          The Company understands that the Lender's obligation to purchase the Debentures and the Warrants on the Closing Date is conditioned upon:

          a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

          b. Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

          c. On the Closing Date, the Lender shall have received a Secretary's Certificate and Officer's Certificate from the Company, dated the Closing Date in form, scope and substance reasonably satisfactory to the Lender, substantially to the effect set forth in ANNEX III attached hereto;

          d. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

          e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

          f. From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Debentures.

          9. INDEMNIFICATION.

          A. (i) The Company agrees to indemnify and hold harmless the Lender and its officers, directors, employees, and agents, and each Lender Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Lender, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Lender Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from the Lender's failure to perform any covenant or agreement contained in this Agreement or the Lender's or its officers, directors, employees, agents or Lender Control Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

          (ii) If (x) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements (other than the Registration Rights Agreement), or if the Lender is impleaded in any such action, proceeding or investigation by any Person, or (y) the Lender becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements (other than the Registration Rights Agreement), or if the Lender is impleaded in any such action, proceeding or investigation by any Person, then in any such case, other than by reason of the Lender's actions (other than the Lender's execution of the Transaction Agreements to which it is a signatory, the payment of the Purchase Price, and/or the exercise of any of the Lender's rights under any one or more of the Transaction Agreements), the Company hereby agrees to indemnify, defend and hold harmless the Lender from and against and in respect of all Damages resulting from, imposed upon or incurred by the Lender, directly or indirectly, and reimburse the Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) for a single firm of counsel incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Lender Control Persons (if any), as the case may be, of the Lender and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender, any such Affiliate and any such Person. The Company also agrees that neither the Lender nor any such Affiliate, partner, director, agent, employee or Lender Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, other than by reason of the Lender's actions (other than the Lender's execution of the Transaction Agreements to which it is a signatory, the payment of the Purchase Price, and/or the exercise of the Lender's rights under any one or more of the Transaction Agreements).

          B. All claims for indemnification by any Indemnified Party (as defined below) under this Section 9 shall be asserted and resolved as follows:

          (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section 9 (an "Indemnified Party") might seek indemnity under Section 9(a) is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section 9 against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this
Section 9 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

          (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9(b), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9(a)). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under
          Section 9(a) with respect to such Third Party Claim.

          (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9(b), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph (z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

          (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9(a) or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying

          Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

          (ii) In the event any Indemnified Party should have a claim under
Section 9(a) against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9(a) specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Indemnity Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

          The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

          10. JURY TRIAL WAIVER. The Company and the Lender hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

          11. GOVERNING LAW: MISCELLANEOUS.

          This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under any of the Transaction Agreements.

          Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

          This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

          The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

          This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

          (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

Company:          Advanced Technology Industries, Inc.
                  211 Madison Avenue, #28B
                  New York, New York 10016
                  Attn: Allan Klepfisz
                  Telephone No.:  (212) 532-2736
                  Telecopier No.:  (212) 532-2904

Lender:           At the address set forth below.

                         with a copy to:

                         Krieger & Prager LLP
                         39 Broadway
                         Suite 1440
                         New York, NY
                         Attn: Samuel M. Krieger, Esq.
                         Telephone No.: (212) 363-2900
                         Telecopier No.  (212) 363-2999



       Escrow Agent:     Krieger & Prager LLP
                         39 Broadway
                         Suite 1440
                         New York, NY
                         Attn: Samuel M. Krieger, Esq.
                         Telephone No.: (212) 363-2900
                         Telecopier No.  (212) 363-2999

          13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price for a period of two years after the Closing Date, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, this Agreement has been duly executed by the Lender) as of the date set forth below.


                              SIGNATURE FOR LENDER


          IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 30th day of March, 2006.

                                  [INVESTOR]


                                  By:_____________________________
                                       ITS


PRINCIPAL AMOUNT OF DEBENTURES            $__________________

NUMBER OF WARRANTS SHARES                 ___________________

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

ADVANCED TECHNOLOGY INDUSTRIES, INC.

By:________________________

Title:______________________

Date: March 30, 2006

         ANNEX I           FORM OF DEBENTURE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         SECRETARY'S CERTIFICATE

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI-         FORM OF WARRANT

         ANNEX VII         COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR

         ANNEX VIII        SECURITY AGREEMENT

                                                                     EXHIBIT 4.2


          NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE ACT, OR AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No.03-06-____                                                          US $[  ]

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                   9% CONVERTIBLE DEBENTURE DUE APRIL 3, 2007


     THIS DEBENTURE is one of a duly authorized issue of Debentures of ADVANCED TECHNOLOGY INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 9% Convertible Debentures Due April 3, 2007.

     FOR VALUE RECEIVED, the Company promises to pay to [ ], the registered holder hereof (the "Holder"), the principal sum of [ ] (US $[ ]) on April 3, 2007 (the "Maturity Date") and to pay interest, on a simple non-compound basis, on the principal sum outstanding from time to time in arrears upon the earlier of conversion, redemption or the Maturity Date, as provided herein ("Interest Payment Date") at the rate of 9% per annum. Accrual of interest shall commence on the first business day to occur after the date hereof until payment in full of the principal sum has been made or duly provided for. Subject to the provisions of Section 4 below, the principal of, and interest on, this Debenture are payable at the option of the Holder, in shares of Common Stock of the Company, $.0001 par value ("Common Stock"), or in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time.

     This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

     This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of Fifty Thousand Dollars (US$50,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation including opinions that the issuance of the Debenture in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. (a) Subject to Section 4(b), from and after the date hereof, the Holder of this Debenture is entitled, at its option, to convert at any time the principal amount of this Debenture, provided that the principal amount is at least US $10,000 (unless if at the time of such election to convert the aggregate principal amount of all Debentures registered to the Holder is less than Ten Thousand Dollars (US $10,000), then the whole amount thereof) and accrued interest, into shares of Common Stock at a conversion price (the "Conversion Price") for each share of Common Stock equal to the lesser of (i) seven cents ($.07) as such price may be adjusted as provided herein (the "Fixed Conversion Price") or (ii) 75% of the Market Price on the Conversion Date (as defined below), as such price may be adjusted as provided herein (the "Variable Conversion Rate"). For purposes of this Section 4, the Market Price shall be the average of the lowest five (5) days closing bid prices (not necessarily consecutive) of the Common Stock for the thirty (30) Trading Days immediately preceding the Conversion Date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price shall be the closing prices on the exchange on such dates, as reported in the Wall Street Journal.

          (b) In the event that the Conversion Price shall be less than $.07 as such price may be adjusted as provided herein (the "Redemption Trigger"), the Holder may convert the principal amount of this Debenture only if the Holder emails a notice to the Company, ATT: amk@ltdnetwork.com, advising the Company of its intention to convert all or a specified amount of the principal amount of this Debenture ("Stated Amount") within the fourteen (14) day period (the "Redemption Period") after delivery of such notice ("Notice Date"); provided that the Holder shall not be entitled to submit a Notice of Conversion (as defined below) until after the Reply Date (as defined below). Not later than the end of the next business day following the Notice Date (the "Reply Date"), the Company shall notify the Holder by email ([ ]) whether it elects to redeem the Stated Amount in cash in lieu of permitting the Holder to so convert ("Reply Notice"). In the event the Company does not timely deliver a Reply Notice, or delivers a Reply Notice but elects not to redeem the Stated Amount, it shall not be permitted to redeem the Stated Amount during the Redemption Period. In the event the Company elects to redeem the Stated Amount, then thereafter with respect to each Notice of Conversion delivered during the Redemption Period, the Company shall pay an amount in immediately available funds (each a "Redemption Amount") equal to (a) 150% of principal amount of this Debenture that is subject to conversion in such applicable Notice of Conversion, plus (b) accrued and unpaid interest with respect to such principal amount up to the Redemption Date, and shall be paid to the Holder by the close of the third (3rd) business day following the date on which the Holder faxes or otherwise delivers such Notice of Conversion to the Company (any such date of redemption, the "Redemption Date") in accordance with Section 5; provided that the aggregate of all such principal amounts under all such Notices of Conversion delivered during the Redemption Period shall not exceed the Stated Amount. In the event the payment of the Redemption Amount is not timely made on the Redemption Date, any right of redemption contained in this Section 4(b) shall thereafter permanently terminate with respect to this Debenture, and the Company shall, with respect to any conversions submitted during the Redemption Period, cause to be issued to the Holder 105% of the number of shares of Common Stock otherwise required to be delivered to the Holder in accordance with Section 4(a) with respect to conversions of the lesser of (x) the Stated Amount and (y) and the principal amount of this Debenture requested to be converted as set forth in any Notices of Conversion. If the Holder does not deliver a Notice of Conversion during the Redemption Period it must comply with the provisions of this Section 4(b) with respect to any intended conversions following the Redemption Period. Nothing contained in this Section 4(b) shall be deemed to obligate the Holder to submit a Notice of Conversion during the Redemption Period. Furthermore, the Holder may elect to forgo the redemption right set forth herein, and submit a Notice of Conversion with a Conversion Price above the Redemption Trigger .

          (c) Conversion shall be effectuated by faxing a Notice of Conversion to the Company as provided in this Section 4(c). The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. The number of shares of Common Stock to be issued in payment of any interest shall be determined by dividing the dollar amount of the interest to be so paid by the Conversion Price on the relevant Interest Payment Date. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of

Conversion") to the Company so that it is received by the Company on such specified date, provided that, if such conversion would convert the entire remaining principal of this Debenture, the Holder shall deliver to the Company the original Debentures being converted no later than five (5) business days thereafter. Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 212-532-2904; Attn: Allan Klepfisz. Certificates representing Common Stock upon conversion ("Conversion Certificates") will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder's address for notices as contemplated by the Securities Purchase Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after the Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 4(c) on the Conversion Date.

     5. The principal of and interest on this Debenture shall be due and payable on the Maturity Date, at the option of the Holder, in cash or in Common Stock. If principal and interest is to be paid in Common Stock as contemplated hereby, the number of shares of Common Stock to be issued in payment of such principal and interest shall be determined by dividing the dollar amount of the principal and interest to be so paid by the Conversion Price on the Maturity Date. All payments contemplated hereby to be made "in cash" shall be made in immediately available good funds of United States of America within three (3) business days of the Interest Payment Date by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

     6. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, and Section 4(b) shall not apply to such conversion.

     7. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the "Spin Off") in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's Debentures outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Debentures") been converted as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

     8. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of Common Stock, the Fixed Conversion Price, the Redemption Trigger and any other amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Fixed Conversion Price, the Redemption Trigger and any market price from a date prior to such split which was used in the calculation of the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

     9. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

     10. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. The Company and, by acceptance of this Debenture, the Holder consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

     11. The Company and, by acceptance of this Debenture, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

     12. The following shall constitute an "Event of Default":

          a. The Company shall default in the payment of principal or interest on this Debenture or any Redemption Amount due hereunder or any other amount due under a Transaction Agreement and, in any such instance, the same shall continue for a period of five (5) business days; or

          b. Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

          c. In addition to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, the Securities Purchase Agreement or the Registration Rights Agreement, and any such failure shall continue uncured for thirty (30) days; or

          d. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture in this series and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          e. The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement (other than Section 5 thereof) and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

          f. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          g. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          h. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
               (60) days thereafter; or

          h. Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          i. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          j. The Company shall have the Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days; or

          k. Failure by the Company to pay when due any principal of or interest on any other amount payable in respect of one or more items of indebtedness for borrowed money in an aggregate principal amount of $200,000, in each case beyond the grace period, if any, provided therefore (other than any such default in existence prior to the date hereof that has been disclosed to the initial Holder of this Debenture).

If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     13. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

     14. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence.. The Holder, by its acceptance of this Debenture, further agrees that if the Holder transfers or assigns any of the Debentures to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 14 as if such transferee or assignee were the original Holder hereof. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

     15. Payment of this Debenture is secured pursuant to the terms of the Security Agreement, dated July 19, 2005 (the "Security Agreement"), executed by the Company, as debtor, in favor of the Collateral Agent therein, for the benefit of the lenders thereto (including the Holder pursuant to a joinder thereto). The terms of the Security Agreement are incorporated herein by reference.

     16. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then IPSO FACTO the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: April 3, 2006

                                       ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                       By: _________________________________

                                              Allan Klepfisz
                                              ------------------------------
                                             (Print Name)

                                    EXHIBIT A


                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)



     The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Debenture No. ___ into shares of Common Stock of ADVANCED TECHNOLOGY INDUSTRIES, INC. (the "Company") according to the conditions hereof, as of the date written below.



Date of Conversion* _________________________________________

Accrued Interest  $__________________________

Applicable Conversion Price ___________________________________________________


Signature _____________________________________________________________________
                                    [Name]

Address: ______________________________________________________________________
         ______________________________________________________________________

                                                                     EXHIBIT 4.3


                                     WARRANT

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                          COMMON STOCK PURCHASE WARRANT

     1. Issuance; Certain Definitions. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation (the "Company"), [ ] or registered assigns (the "Holder") is hereby granted the right to purchase at any time during the period (the "Exercise Period") from the date hereof until 5:00 P.M., New York City time, on the second anniversary of the Effective Date (the "Expiration Date"), [ ] fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), at an exercise price per share (the "Exercise Price") of $0.07 per share, as such price may be adjusted as provided herein.

     This Warrant is being issued pursuant to the terms of the Securities Purchase Agreement, dated of even date (the "Securities Purchase Agreement"), to which the Company and the Holder (or the Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.


     2. Exercise of Warrants.

          2.1 General.

          (a) This Warrant is exercisable in whole or in part at any time during the Exercise Period. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph and by delivering to the Company this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased (the date all such deliveries are completed, the "Exercise

Date"); provided that the Holder will only be able to exercise this Warrant if such exercise is exempt from the registration requirements of the Act, as defined below, (and the Company has received such information as the Company may reasonable request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act). The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant shall expire and be of no force or effect from and after the Expiration Date.

          (b) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

          (c) The Holder shall pay the Exercise Price in cash; provided that in the event that the Registration Statement is not effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), then the Holder may pay the Exercise Price with respect to the shares of Common Stock set forth in the Notice of Exercise delivered in connection with such Exercise Date, pursuant to a cashless exercise by surrendering this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                    X = Y (A-B)/A
    where:
                    X = the number of Warrant Shares to be issued to the Holder.

                    Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                    A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                    B = the Exercise Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date. If the Registration Statement has been declared effective on or before the one year anniversary of the date hereof, and is effective on any Exercise Date subsequent to the one year anniversary of the date hereof (other than during a Permitted Suspension Period), the Holder shall not have a right of cashless exercise, but shall pay the Exercise Price in cash as set forth in subsection 9(a) above.

          (d) If the Average Price is equal to or greater than $0.50 during any period of twenty (20) consecutive Trading Day and the Closing Price is equal to or greater than $0.50 for a least ten (10) Trading Days during such period, then on the fifteenth (15th) Trading Day following the end of such period, and delivery of written notice thereof from Company to Holder, the Exercise Price shall be adjusted to $0.25 (the "Adjusted Exercise Price"), as such price may be adjusted as provided herein. For purposes of this Section 2.1(d), (i) Average Price shall be the average closing bid prices of the Common Stock during the applicable period, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Average Price shall be such closing prices on such exchange or NASDAQ, as reported in the Wall Street Journal and (ii) Closing Bid Price shall be the closing bid price of the Common Stock on the applicable date, as reported by the Reporting Service, or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Closing Bid Price shall be such closing price on such exchange or NASDAQ, as reported in the Wall Street Journal.

          2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Securities Purchase Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock, or (iii) at the Holder's option, on at least sixty-five (65) days' advance written notice from the Holder) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of the Debentures or other convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an Affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

     3. Reservation of Shares. The Company hereby agrees that from the date hereof to the Expiration Date there shall be reserved for issuance upon exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6. Protection Against Dilution and Other Adjustments.

          6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause the total number of shares of Common Stock the Holder is entitled to purchase pursuant to this Warrant, multiplied by the adjusted Exercise Price per share, to equal the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

          6.2 Capital Adjustments. If, at any time while this Warrant remains outstanding, the Company effectuates a stock split or reverse stock split of the Common Stock or issues a dividend on the Common Stock consisting of shares of Common Stock, the Exercise Price, Adjusted Exercise Price and any other amounts calculated as contemplated hereby shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of the Common Stock, thereafter, with respect to any exercise for which the Company issues shares after the record date of such reverse split, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any exercise for which the Company issues shares after the record date of such dividend, the Exercise Price, Adjusted Exercise Price and any market price from a date prior to such split which was used in the calculation of the Average Price or Closing Bid Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

          6.3 Merger, Consolidation, Etc. If, for as long as this Warrant remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that this Warrant may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Warrant might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable.

          6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

          (a) the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the Trading Day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

          (b) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average closing bid price of the Common Stock for the five (5) Trading Days immediately following the fifth Trading Day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five (5) Trading Days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

     7. Transfer to Comply with the Securities Act; Registration Rights.

          7.1 Transfer. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Except for transfers to officers, employees and Affiliates of the Holder, neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

          7.2 Registration Rights. (a) The Holder shall have registration rights with respect to the Warrant Shares as set forth in the Securities Purchase Agreement and the Registration Rights Agreement. The Holder's rights under this
Section 7.2 shall expire at such time as the Holder can sell all of the Warrant Shares held by such Holder under Rule 144 without volume or other restrictions or limit.

     8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

           (i) if to the Company, to:

                   Advanced Technology Industries, Inc..
                   211 Madison Avenue, #28B
                   New York, New York 10016
                   Attn:  Allan Klepfisz
                   Tel:  (212) 532-2736
                   Fax: (212) 532-2904

           (ii) if to the Holder, to:

                   Brio Capital L.P.
                   10 E. 40th Street, 22nd Floor
                   New York, NY 10016
                   Tel: (646) 725-1245
                   Fax: (646) 390-2158

                   with a copy to:

                   Krieger & Prager LLP
                   39 Broadway
                   Suite 1440
                   New York, NY
                   Attn: Samuel M. Krieger, Esq.
                   Tel: (212) 363-2900
                   Fax: (212) 363-2999

Any party may give notice in accordance with this Section to the other parties designate to another address or person for receipt of notices hereunder.

     9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the Holder and the Company. This Warrant contains the full understanding of the Holder and the Company with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

     10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. The Company and, by its acceptance of this Warrant, the Holder each consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant.

     11. Jury Trial Waiver. The Company and, by its acceptance of this Warrant, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

     12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the 3rd day of April, 2006.


                                    ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                    By:________________________________________
                                    Title: President

                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of __________________, ____, to purchase ________ shares of the Common Stock of ADVANCED TECHNOLOGY INDUSTRIES, INC., and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

_    CASH: $_____________________________  =  (Exercise Price x Exercise Shares)

           Payment is being made by:
                    _   enclosed check
                    _   wire transfer
                    _   other
_    CASHLESS EXERCISE

           Net number of Warrant Shares to be issued to Holder : _________*

           * based on: Current Market Value - (Exercise Price x Exercise Shares)
                       ---------------------------------------------------------
                                         Market Price of Common Stock
           where:
           Market Price of Common Stock ["MP"]         =        $_______________
           Current Market Value [MP x Exercise Shares] =        $_______________


     It is the intention of the Holder to comply with the provisions of Section
2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder.

     To the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

     Please deliver the stock certificate to:



Dated:

[Name of Holder]


By:____________________________

                                                                     EXHIBIT 4.4


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 30, 2006 (this "Agreement"), is made by and among ADVANCED TECHNOLOGY INDUSTRIES, INC., a Delaware corporation, with headquarters located at 211 Madison Avenue, #28B, New York, New York 10016 (the "Company"), and the entity (other than the Company) named on the signature page hereto (the "Investor").

                              W I T N E S S E T H:

     WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement, dated as of even date, between the Investor and the Company (the "Securities Purchase Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement), the Company has agreed to issue and sell to the Investor the Debentures; and

     WHEREAS, the Debentures are convertible into shares of Common Stock (the "Conversion Shares"; which term, for purposes of this Agreement, shall include shares of Common Stock of the Company issuable in lieu of accrued interest through the Maturity Date (as that term is defined in the Debentures)) upon the terms and subject to the conditions contained in the Debentures; and

     WHEREAS, upon and subject to the terms of the Securities Purchase Agreement, the Company has agreed to issue the Warrants to the Investor in connection with the issuance of the Debentures, and the Warrants may be exercised for the purchase of shares of Common Stock (the "Warrant Shares") upon the terms and conditions of the Warrants; and

     WHEREAS, to induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), with respect to the Registrable Securities (as defined below);

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Effective Date" means the date the SEC declares a Registration Statement covering Registrable Securities and otherwise meeting the conditions contemplated hereby to be effective.

     (b) "Held Shares Value" means, for shares of Common Stock acquired by the Investor upon a conversion of a Debenture within the thirty (30) days preceding the Restricted Sale Date, but not yet sold by the Investor, the principal amount of the Debentures converted into such Conversion Shares; provided, however, that if the Investor effected more than one such conversion during such thirty (30) day period and sold less than all of such shares, the sold shares shall be deemed to be derived first from the conversions in the sequence of such conversions (that is, for example, until the number of shares from the first of such conversions have been sold, all shares shall be deemed to be from the first conversion; thereafter, from the second conversion until all such shares are sold).

     (c) "Investor" means the Investor and any permitted transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof and who holds Debentures, Warrants or Registrable Securities.

     (d) "Payment Shares" means shares of Common Stock issued by the Company as provided in Section 2(b) below.

     (e) "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by a determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time; in each case where such determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

     (f) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

     (g) "Registrable Securities" means, collectively, the Conversion Shares, the Warrant Shares and the Payment Shares.

     (h) "Registration Statement" means a registration statement of the Company under the Securities Act covering Registrable Securities on Form S-3, if the Company is then eligible to file using such form, and if not eligible, on Form S-2 or other appropriate form which shall include only the Registrable Securities and the such other securities as may be permitted by Section 5(b) hereof.

     (i) "Required Effective Date" means the relevant Initial Required Effective Date or Increased Required Effective Date (as those terms are defined below).

     (j) "Required Filing Date" means May 15, 2006.

     (k) "Restricted Sale Date" means the first date, other than a date during a Permitted Suspension Period (as defined below), on which the Investor is restricted from making sales of Registrable Securities covered by any previously effective Registration Statement.

     2. REGISTRATION.

     (A) MANDATORY REGISTRATION.

     (i) The Company shall prepare and file with the SEC, not later than the Required Filing Date, either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Investor a sufficient number of shares of Common Stock for the Investor to sell the Registrable Securities, but in no event less than the number of shares equal to the sum of (x) two hundred and ten percent (210%) of the aggregate of the number of shares into which the Debentures and all interest thereon through the Maturity Date would be convertible at the time of filing of such Registration Statement and any pre-effective amendment thereto (assuming for such purposes that all Debentures had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance, eligibility, accrual of interest or conversion had in fact occurred as of such date) and (y) one hundred and ten percent (110%) of the aggregate of the number of Warrant Shares which would be issuable on exercise of the Warrants (assuming for such purposes that all Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date). Unless otherwise specifically agreed to in writing in advance by the Investor, the Registration Statement shall state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Debentures or exercise of the Warrants to prevent dilution resulting from stock splits, or stock dividends. The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the "Initial Required Effective Date") which is no later than the earlier of (Y) five (5) days after oral or written notice by the SEC that it may be declared effective or (Z) July 21, 2006.

     (ii) If at any time (an "Increased Registered Shares Date") after a Registration Statement has been filed with the SEC, the Investor determines that the number of shares of Common Stock represented by the Registrable Shares, issued or to be issued as contemplated by the Transaction Agreements, exceeds the aggregate number of shares of Common Stock then registered or sought to be registered in a Registration Statement which has not yet been declared effective, the Company shall, upon the written request of the Investor, either

     (X) amend the relevant Registration Statement filed by the Company pursuant to the preceding provisions of this Section 2, if such Registration Statement has not been declared effective by the SEC at that time, to register, in the aggregate, at least the number of shares (the "Increased Shares Amount") equal to (A) the number of shares theretofore issued on conversion of the Debentures (including any interest paid on conversion by the issuance of Conversion Shares) , plus (B) the number of shares theretofore issued on exercise of the Warrants, plus (C) the sum of:

          (I) the number of shares into which the unconverted Debentures and all interest thereon through the Maturity Date would be convertible at the date of such filing (assuming for such purposes that all such Debentures had been issued, had been eligible to be converted, and had been converted, into Conversion Shares in accordance with their terms, whether or not such issuance eligibility, accrual of interest, or conversion had in fact occurred as of such date), and

          (II) the number of Warrant Shares which would be issuable on exercise of the unexercised Warrants (assuming for such purposes that all such Warrants had been issued, had been eligible for exercise and had been exercised for Warrant Shares in accordance with their terms, whether or not such issuance, eligibility or exercise had in fact occurred as of such date), or

     (Y) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement (an "Additional Registration Statement") to register the number of shares equal to the excess of the Increased Shares Amount over the aggregate number of shares of Common Stock already registered.

The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (each, an "Increased Required Effective Date") which is no later than (q) with respect to a Registration Statement under clause (X) of this subparagraph (ii), the Initial Required Effective Date and (r) with respect to an Additional Registration Statement, the earlier of (I) five (5) days after notice by the SEC that it may be declared effective or (II) thirty (30) days after the Increased Registered Shares Date.

     (B) PAYMENTS BY THE COMPANY.

     (i) If the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date, the Company will make payment to the Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

     (ii) If the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if there is a Restricted Sale Date, then the Company will make payments to the Investor in such amounts and at such times as shall be determined pursuant to this Section 2(b).

     (iii) The amount (the "Periodic Amount") to be paid by the Company to the Investor shall be determined as of each Computation Date (as defined below) and such amount shall be equal to the Periodic Amount Percentage (as defined below) of the Purchase Price for all Debentures held by the Investor for the period from the date following the relevant Required Filing Date or the Required Effective Date or a Restricted Sale Date, as the case may be, to the first relevant Computation Date, and thereafter to each subsequent Computation Date. The "Periodic Amount Percentage" means (A) one percent (1%) of the Purchase Price of all Debentures for the first two Computation Dates after the relevant Required Filing Date; and (B) two percent (2%) of the Purchase Price of all Debentures to any Computation Date thereafter. Anything in the preceding provisions of this paragraph (iii) to the contrary notwithstanding, after the relevant Effective Date the Purchase Price shall be deemed to refer to the sum of (X) the principal amount of all Debentures not yet converted and (Y) the Held Shares Value. By way of illustration and not in limitation of the foregoing, if the Registration Statement is filed on or before the Required Filing Date, but is not declared effective by August 27, 2006, the Periodic Amount will aggregate two percent (2%).

     (iv) Each Periodic Amount will be payable by the Company, except as provided in the other provisions of subparagraph (v), in cash or other immediately available funds to the Investor (1) on the day after the Required Filing Date, the Required Effective Date or a Restricted Sale Date, as the case may be, and (2) on the earlier of (A) each thirtieth day thereafter, (B) the third business day after the date the Registration Statement is filed or is declared effective, or (C) the third business day after the Registration Statement has its restrictions removed after the relevant Effective Date, in each case without requiring demand therefor by the Investor.

     (v) Notwithstanding the provisions of the immediately preceding subparagraph (iv),

     (i) at the option of the Company, exercisable in its discretion on the date the Periodic Amount is due; provided, however, that the Company may exercise this discretion if, but only if the Registration Statement covering the Payment Shares is then effective; or

     (ii) at the option of the Investor, exercisable in its sole and absolute discretion by written notice to the Company at any time before the Periodic Amount is paid,

all or a portion of the Periodic Amount shall be paid by the issuance of additional shares of Common Stock to such Investor ("Payment Shares") in an amount equal to the Periodic Amount being paid thereby divided by the then applicable Conversion Price; provided, further that the Delivery Date for the Payment Shares shall be three (3) business days after the date the Periodic Amount is due (if the election is made by the Company) or after the Investor gives the notice contemplated by clause (ii) of this subparagraph.

     (vi) The parties acknowledge that the damages which may be incurred by the Investor if the Registration Statement is not filed by the Required Filing Date or the Registration Statement has not been declared effective by a Required Effective Date, including if the right to sell Registrable Securities under a previously effective Registration Statement is suspended or the shares of the Company's stock are not listed on the Principal Trading Market, may be difficult to ascertain. The parties agree that the amounts payable pursuant to the foregoing provisions of this Section 2(b) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.

     (vii) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the filing or effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor or its counsel.

     (viii) "Computation Date" means (A) the date which is the earlier of (1) thirty (30) days after the Required Filing Date, any relevant Required Effective Date or a Restricted Sale Date, as the case may be, or (2) the date after the Required Filing Date, such Required Effective Date or Restricted Sale Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or has its restrictions removed or the shares of the Company's stock are listed on the Principal Trading Market (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be, and (B) each date which is the earlier of (1) thirty (30) days after the previous Computation Date or (2) the date after the previous Computation Date on which the Registration Statement is filed (with respect to payments due as contemplated by Section 2(b) hereof) or is declared effective or has its restrictions removed or the shares of the Company's stock are listed on the Principal Trading Market (with respect to payments due as contemplated by Section 2(b)(ii) hereof), as the case may be.

     (ix) Notwithstanding anything herein to the contrary the remedy set forth in this Section 2(b) shall be the sole remedy for the Investor if the Registration Statement covering the Registrable Securities is not filed in proper form with the SEC by the Required Filing Date or if the Registration Statement covering the Registrable Securities is not effective by the relevant Required Effective Date or if there is a Restricted Sale Date.

     (C) PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4 and S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the Investor of its intention so to do. Upon the written request of the Investor, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the Investor.

     3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

     (a) Prepare promptly, and file with the SEC by the Required Filing Date, a Registration Statement with respect to not less than the number of Registrable Securities provided in Section 2(a) above, and thereafter use its reasonable best efforts to cause such Registration Statement relating to Registrable Securities to become effective by the Required Effective Date and keep the Registration Statement effective at all times, other than during Permitted Suspension Periods, during the period (the "Registration Period") continuing until the earlier of (i) the date when the Investor may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (ii) the date the Investor no longer own any of the Registrable Securities, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

     (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period (except during Permitted Suspension Periods), and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

     (c) Permit a single firm of counsel designated by the Investor (which, until further notice, shall be deemed to be Krieger & Prager LLP, Attn: Samuel Krieger, Esq., which firm has requested to receive such notification; each, an "Investor's Counsel") to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects, unless the Company reasonably determines that such document is required by law to be so filed;

     (d) Notify the Investor and the Investor's Counsel and any managing underwriters immediately (and, in the case of (i)(A) below, not less than three
(3) business days prior to such filing) and (if requested by any such person) confirm such notice in writing no later than one (1) business day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) whenever the SEC notifies the Company whether there will be a "review" of such Registration Statement; (C) whenever the Company receives (or a representative of the Company receives on its behalf) any oral or written comments from the SEC in respect of a Registration Statement (copies or, in the case of oral comments, summaries of such comments shall be promptly furnished by the Company to the Investor); and (D) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) if at any time any of the representations or warranties of the Company contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (vi) of the occurrence of any event that to the best knowledge of the Company makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, the Company shall furnish the Investor's Counsel with copies of all intended written responses to the comments contemplated in clause (C) of this Section 3(d) not later than one (1) business day in advance of the filing of such responses with the SEC so that the Investor shall have the opportunity to comment thereon;

     (e) Furnish to the Investor and to Investor's Counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

     (f) As promptly as practicable after becoming aware thereof, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 4(c), use its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

     (g) [intentionally omitted ]

     (h) Comply with Regulation FD or any similar rule or regulation regarding the dissemination of information regarding the Company, and in furtherance of the foregoing, and not in limitation thereof, not disclose to the Investor any non-public material information regarding the Company;

     (i) Use its reasonable efforts to secure and maintain the designation of all the Registrable Securities covered by the Registration Statement on the Principal Trading Market and the quotation of the Registrable Securities on the Principal Trading Market;

     (j) Provide a transfer agent ("Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the initial Effective Date;

     (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts as the case may be, as the Investor may reasonably request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the Transfer Agent for the Registrable Securities (with copies to the Investor) an appropriate instruction and opinion of such counsel, which shall include, without limitation, directions to the Transfer Agent to issue certificates of Registrable Securities (including certificates for Registrable Securities to be issued after the Effective Date and replacement certificates for Registrable Securities previously issued) without legends or other restrictions, subject to compliance with applicable law, including, without limitation, prospectus delivery requirements; and

     (l) Take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

     4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

     (a) The Investor, by the Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

     (b) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(iii) or 3(f), above, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(iii) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

     (c) Notwithstanding anything in this Agreement to the contrary, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investor in writing that the effectiveness of the Registration Statement is suspended for any reason, whether due to a Potential Material Event or otherwise, the Investor shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of such notice until the Investor receives written notice from the Company that such the effectiveness of the Registration Statement has been restored, whether because the Potential Material Event has been disclosed to the public or it no longer constitutes a Potential Material Event or otherwise; provided, however, that the Company may not so suspend the right to such holder of Registrable Securities during the periods the Registration Statement is required to be in effect other than during a Permitted Suspension Period (and the applicable provisions of Section 2(b) shall apply with respect to any such suspension other than during a Permitted Suspension Period) . The term "Permitted Suspension Period" means up to two such suspension periods during any consecutive 12-month period, each of which suspension period shall not either (i) be for more than ten (10) business days or (ii) begin less than ten (10) business days after the last day of the preceding suspension (whether or not such last day was during or after a Permitted Suspension Period)

     5. EXPENSES OF REGISTRATION. (a) All reasonable expenses (other than underwriting discounts and commissions of the Investor) incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

     (b) Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company nor any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company shall be entitled to include all the shares required to be registered hereunder under any registration rights agreement entered into after the date of this Agreement, that is not inconsistent with the rights granted to the Holders in this Agreement or that otherwise conflicts with the provisions hereof on a single registration statement under the Securities Act.

     6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the directors, if any, of the Investor, the officers, if any, of the Investor, and each Lender Control Person (each, an "Lender Indemnified Party"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively referred to as "Violations"). Subject to clause (b) of this Section 6, the Company shall reimburse the Investor, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (I) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Lender Indemnified Party expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (II) be available to the extent such Claim is based on a failure of any Lender Indemnified Party to deliver or cause to be delivered the prospectus made available by the Company or the amendment or supplement thereto made available by the Company; (III) be available to the extent such Claim is based on the delivery of a prospectus by any Lender Indemnified Party after receiving notice from the Company under Section 3(d)(iii) or 3(f) or Section 4(c) hereof (other than a notice regarding the effectiveness of the Registration Statement or any amendment or supplement thereto), or (IV) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Investor will indemnify the Company and its officers, directors and agents and each Company Control Person (each, an "Company Indemnified Party", and together with each Lender Indemnified Party, each an "Indemnified Party") against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Investor, expressly for use in connection with the preparation of the Registration Statement or the amendment or supplement thereto, subject to such limitations and conditions as are applicable to the indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

     (b) Promptly after receipt by an Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Party. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section 6 for any legal or other reasonable out-of-pocket expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and reasonable out-of-pocket expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party provided such counsel is of the opinion that all defenses available to the Indemnified Party can be maintained without prejudicing the rights of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation; and (c) except where the seller has committed fraud (other than a fraud by reason of the information included or omitted from the Registration Statement as to which the Company has not given notice as contemplated under Section 3 hereof) or intentional misconduct, contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. REPORTS UNDER SECURITIES ACT AND EXCHANGE ACT. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration ("Rule 144"), for a period of two years after the date hereof, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC's EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration; and

     (d) at the request of the Investor, give its Transfer Agent instructions to the effect that, upon the Transfer Agent's receipt from such Holder of

     (i) a certificate (a "Rule 144 Certificate") certifying (A) that the Investor's holding period (as determined in accordance with the provisions of Rule 144) for the shares of Registrable Securities which the Investor proposes to sell (the "Securities Being Sold") is not less than (1) year and (B) as to such other matters as may be appropriate in accordance with Rule 144 under the Securities Act, and

     (ii) an opinion of counsel acceptable to the Company for which purpose it is agreed that Investor's Counsel shall be deemed acceptable if not given by Ropes and Gray that, based on the Rule 144 Certificate, Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective Registration Statement, the Transfer Agent is to effect the transfer of the Securities Being Sold and issue to the buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent's books and records (except to the extent any such legend or restriction results from facts other than the identity of the Investor, as the seller or transferor thereof, or the status, including any relevant legends or restrictions, of the shares of the Securities Being Sold while held by the Investor). If the Transfer Agent reasonably requires any additional documentation at the time of the transfer, the Company shall deliver or cause to be delivered all such reasonable additional documentation as may be necessary to effectuate the issuance of an unlegended certificate.

     9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investor to any transferee of the Registrable Securities (or all or any portion of any unconverted Debentures) only if the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, (b) the securities with respect to which such registration rights are being transferred or assigned and (c) written evidence of the transferee's assumption of the Investor's obligations under this Agreement.

     10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investor and the Company.

     11. MISCELLANEOUS.

     (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Notices required or permitted to be given hereunder shall be given in the manner contemplated by the Securities Purchase Agreement, if to the Company or to the Investor, to their respective address contemplated by the Securities Purchase Agreement, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

     (e) The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or any of the other Transaction Agreements.

     (f) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     (g) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (h) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (i) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

     (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     (k) Neither party shall be liable for consequential damages as a result of any delay under this Agreement.

     (l) This Agreement (including to the extent relevant the provisions of other Transaction Agreements) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    COMPANY:

                                    ADVANCED TECHNOLOGY  INDUSTRIES, INC.


                                    By:_________________________________
                                    Name:
                                    Title:


                                    INVESTOR:

                                           By:__________________________